EXHIBIT 99.1

PROSPECTUS

for

the public offering

of

11,880,000 registered common shares

– each having a nominal value of 0.001 USD and full profit entitlement from 01/01/2013 –

of the

Success Holding Group International Inc.

Indiana, USA

International Securities Identification Number (ISIN): US86458Q1085

OTC BB Ticker: 58Q108

Symbol: SHGT

April ___, 2015

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Table of Contents

I. Summary	6
Section A – Introduction and Warnings	6
Section B – The Issuer	7
Section C – Securities	11
Section D – Risks	13
Section E – Offer	16

II. Risks	18
1. Market- and Industry-Related Risks	18
2. Company-Specific Risks	26
3. Risks Related to The Offer	28
4. Risks on The Basis of The Shareholder Structure	31

III. General Information	32
1. Responsibility for The Contents of the Prospectus	32
2. Forward-Looking Statements	32
3. Third Party Information	33
4. Note on Giving Financial Details and Numerical Data	33
5. Access to Documents	33

IV. Offer	34
1. Subject of the Offer	34
2. Withdrawal of the Offer	34
3. Existing Stock Market Quotations, Inclusion	34
4. Price Range, Offering Period, Placement Price, Number of Shares Allocated and Changes of Offer Conditions	34
5. Stabilization Measures, Market Protection Agreements, Sale Restrictions (Lock-up), Transferability of Shares	35
6. Selling Shareholders, Delivery and Billing	35
7. Interests of People Involved in the Offer	35
8. Schedule for the Offer	36
9. Rights Associated with the Shares and Procedure for the Exercise of these Rights	36
a. Dividend Rights	36
b. Voting Rights	37
c. Share of the Proceeds on Liquidation	37
d. Subscription rights, Preferential Rights, Exchange Policies, Amortization Provision	37
10. Form and Securitization of Shares	37
11. Takeover Bids and Squeeze-out Regulations	38
12. ISIN / Ticker	38
13.Transfer Office, DWAC-eligibility	38
14. Dilution	39
15. Information on the Consent of the Company for the Use of the Prospectus by Financial Intermediaries	39

V. Reasons for the Offer, Costs of the Offer and Use of Proceeds	40
1. Costs of the Offer	40
2. Reasosn for the Offer	40
3. Use of Proceeds	40

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VI. Company Information	41
1. Company, Registered Office, Business Address and Commercial Registry Data	41
2. Legal Form and Authoritative Legal System	41
3. Duration and Fiscal Year	41
4. Incorporation and Company History	41
5. Company By-laws and Articles of Incorporation	43
a. Business Purpose	43
b. Rights, Privileges and Restrictions Relating to Classes of Shares	43
c. Amendment of the Rights of Shareholders	43
d. Change in the Control of the Company	44
e. Threshold Values of Shareholders to be Disclosed	44
f. By-laws Regulations Relating to Capital Increases	44
6. Description of the SHGT Group	44
a. Celebrity Enterprise Co., Ltd.	45
b. Success Entertainment Group Inc.	45
c. Success Drink Group Inc.	45
d. Launch TV Network Company Inc.	45
e. StatClash Inc.	46
7. Statutory Auditor	46

VII. Operations	47
1. Principal Business Operation Area	47
2. Products and Customers	47
a. Online Movies	47
b. Video Cloud Services	49
c. Seminars	49
d. Beverage Market	50
3. Research and Development, Dependency of Property Rights and Contracts	50
4. Trend Information	50
a. Recent Business Developments	50
b. Business Prospects	51
5. Market	52
6. Exceptional Influences	52
7. Corporate Strategy	52
8. Marketing and Sales	53
9. Legal Disputes	54
10. Tangible Assets	54
11. Environmentally Relevant Question with Regard to Tangible Assets	54
12. Investments	54
a. The Most Important Investments of the Past	54
b. The Most Important Current Investments	55
c. The Most Important Future Investments	56
13. Significant Contracts	57
a. Agreement between SHGT and Mr. Mark Corrao	57
b. Production and Distribution Agreement between SEG and Shengda Movie Production	57
c. Takeover and Share Exchange Agreement with Freedom Energy	57
d. Agreement between Success Entertainment Group Inc. and Shengda Movie Production	57
e. Stock option Agreement Dated November 30, 2014	58

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f. The Stock Transfer Agreement with Success Holding Group Corp. USA and the Takeover Agreement between Success Holding Group Corp. USA and StatClash Inc.	58
g. Agreement between Success Entertainment Group Inc. (SEG) and Gridow Inc.	58
h. Employment Contract with Brian Kistler	58
i. Promissory Note Loan Agreement between Launch TV Network Company, Inc. and New Opportunity Business Solutions, Inc.	59
j. Agreement between Celebrity Enterprise Co. and Ltd. Flu Idea Studios	59
k. Acquisition of Ordinary Shares of Success Drink Group Inc.	59
l. Promissory Note Loan Agreement between Success Holding Group Corp. USA and Celebrity Enterprise Co. Ltd..	59
m. Promissory Note Loan Agreement between Success Holding Group Corp. USA and Success Entertainment Group Inc.	59
n. Share Transfer Agreements	60
o. Loan Agreement between SHGT and Success Holding Group Corp. USA	60
p. Promissory Note Loan Agreement between Success Holding Group Corp. United States and Celebrity Enterprise Co. Ltd.	60
q. Share Transfer Agreement Dated August 15, 2014	60
r. Waiver of June 14, 2014	60
s. Promissory Note Loan Agreement between Launch TV Network Company, Inc. and Freedom Energy Holdings, Inc.	61
t. Agreement between Success Entertainment Group Inc. and Global Asia Star Media Co.	61
u. Share Purchase Agreement Dated April 23, 2014	61
14. Employees	61
a. Personnel Employed	61
b. Employee Stock Option Programs	61

VIII. Selected Financial Information	62

IX. Information on the Business and Financial Situation	65
1 Financial Situation	66
a. Overview of the Company Financial Situation	66
b. Important Changes in the Financial Situation or the Trade Position of the Group	67
2 Operating Results	67
3 Equity Capitalization	69
a. Development of the Company Equity Capital	69
b. Explanation of the Sources and Amounts of the Company Capital Flows	70
c. Limitations Regarding Recourse to the Equity Resources	71

X. Capitalization and Indebtedness	72
1. Capitalization	72
2. Indebtedness	72
3. Liquidity and Net Financial Liabilities	73

XI. Declaration in Respect of Working Capital	73

XII. Business Plan	74
1. Business Concept	74
2. Products and Services	74
a. Training Seminars	74
b. Online Videos	75
c. Beverage Market	76

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3. Significant Success Factors	76
a. Strategic Focus	76
b. Resources	76
c. Customer Relationships	76
4. Competition Analysis	77
a. Motivational Speaking	77
b. Online Videos	77
c. Healthy Beverage Sector	77
5. Operational Strategy	77
a. Key Competitive Abilities	77
b. Marketing Strategies	78
6. Strategic Goals	78

XIII. Information about the Company’s Capital	79
1. Share Capital (Registered Capital and Shares)	79
2. Development of the Registered Capital	79
3. Own Shares	80
4. Convertible, Exchangeable Securities or Securities with Warranties	80
5. Approved Capital	80
6. Contingent Capital	80
7. Capital Options of SHGT	80

XIV. Related Party Transactions	81
Agreement between SHGT and Mr. Mark Corrao	81

XV. Shareholder Structure	82
1. Overview of the Shareholder Structure	82
2. Voting Rights of the Shareholders	82
3. Controlling Relationships	82
4. Future Modification of the Control Ratio	83

XVI. Bodies of the Company	84
1. Board of Directors	84
a. General Information about the Board of Directors	84
b. Members of the Board of Directors	85
2. Management Structure	88
3. Officers	88
b. President	88
c. Chief Executive Officer	88
d. Treasurer / Chief Financial Officer	89
e. Secretary	89
4. Conflicts of Interest	89
5. Remunerations and Other Benefits	92
a. Remunerations	92
b. Other Benefits	92
6. Further Information regarding Board Members	93
a. Shareholding	93
b. Activities over the past 5 Years	93
c. Family Ties	93
d. Convictions, Bankruptcies, Public Accusations, Sanctions	94
e. Share Options in the Company	94
f. Dienstleistungsverträge, die Leistungen bei deren Beendigung vorsehen	94
7. Meeting of the stockholders	94
8. Corporate Governance	95
9. Audit Committee	96
10. Declaration on the Remuneration Committee	96

XVII. Taxation	97

1. Taxation in the Federal Republic of Germany	97
a. Taxation of Dividend Income	97
b. Taxation of Capital Gains for Shareholders Based Abroad	102
c. Inheritance and Gift Tax	103
d. Other Taxes	103
2. Taxation in the US	103
a. Taxation of Capital Gains	103
b. Dividend Taxation	103

XVII. Glossary	104

XVIII. Audit Certificates	107
1. Audit certificate regarding the annual financial statement for the short financial year from 07/05/2012 to 02/28/2013	107
2. Audit certificate regarding the annual financial statement for the fiscal year from 03/01/2013 to 02/28/2014	108
3. Audit certificate regarding the annual financial statement for the fiscal year from 3/1/2014 to 12/31/2014	109

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I. Summary

This summary deals with individual disclosure requirements, which are referred to as "Elements". Those Elements are numbered consecutively and divided into Sections A to E (A.1 to E.7). This summary includes all Elements which are required in summaries for securities and issuers of this type. As some Elements need not be mentioned, there may be gaps in the numbering. It may occur that, although an Element is required for securities and issuers of this type, no relevant information concerning that Element can be given. In those cases, a brief description of the Element is given together with the remark "not applicable".

Section A – Introduction and Warnings

A.1	Warnings

This summary should be understood as an introduction to this Prospectus.

Investors should base every decision to invest in shares of the Company on the examination of the entire Prospectus.

In case claims are asserted in court on the basis of information contained in this Prospectus, the investor appearing as plaintiff may, under the national legislation of the member state of the European Economic Area concerned, be obliged to bear the costs of the translation of the Prospectus before the commencement of the lawsuit.

Under Art. 5.2b, Item 4, of the German Prospectus Act (WpPG), the Success Holding Group International Inc. (hereinafter referred to as "SHGT" or "Company"), as the party commissioning the Prospectus, assumes responsibility for this summary and its translations, if any. It may be held liable for the contents of this summary and its translations, if any, but only in case this summary is misleading, incorrect or contradictory if read together with the other parts of this Prospectus or in does not convey all the necessary key information if read together with the other parts of this Prospectus.

A.2	Consent to the use of this Prospectus for the later resale or final placement of the shares by financial intermediaries	This Element is not applicable because no consent to the use of this Prospectus by financial intermediaries has been given.

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Section B – The Issuer

B.1	Legal and commercial name	The legal name of the Company is Success Holding Group International Inc. The Company uses the commercial business name "SHGT" in particular. Other commercial names are not used.

B.2	Place of business and legal form of the issuer, law applicable to the issuer, country of foundation

The Company has its place of business in Fort Wayne, Indiana, USA. The Company is registered with the Nevada Secretary of State’s Office under the entity number E0356162012-5. The Company was established in the US state of Nevada.

The Company is a corporation under the law of the US state of Nevada. The legislation applicable to it is that of the US state of Nevada.

B.3	Type of the issuer's current operations and main activities, main markets

SHGT and its two subsidiaries, Celebrity Enterprise Co., Ltd. (hereinafter referred to as "CEC") and die Success Entertainment Group Inc. (hereinafter referred to as "SEG"), are currently active in two main business segments: the holding of training seminars, mainly in China, and investments in the production of Internet short films in China. The company purpose of CEC consists in the organization of training seminars and in investments for the production of Internet short films. SEG also makes investments in the production of Internet short films. In addition, the 100% subsidiary of SHGT is currently developing a special drink called "888 Success Drink".

In addition to the establishment and development of the current business segments and products, SHGT intends to continue to find private and public enterprises in Asia and the USA which are potential candidates for mergers and takeovers. SHGT plans to focus its endeavors to acquire and expand on enterprises that are active in the following fields: integration of trade chains and brand names, Internet of Things (IoT), alternative energy technology, Internet and logistics. Currently, China is the most important market in which the Group is active.

B.4a	Important recent trends influencing the issuer and the markets in which it is active

SHGT's subsidiary "Success Drink Group Inc." is going to market the newly developed health drink "888 Success Drink" in the Chinese market. SHGT believes that China's market for drinks might become one of the world's biggest markets for drinks, particularly high-quality health drinks. SHGT intends to market the health drink "888 Success Drink" through five big end consumer trade chains in China and to sell it at about 20,000 to 30,000 supermarket branches in 2015.

The goal of SHGT's subsidiary "Success Entertainment Group Inc." for the business year 2015 is to reach 150,000,000 active members/viewers of its own video channel platform.

SHGT intends to invest in thirty Internet short films in 2015.

SHGT expects the Chairman of the Board of Directors, Mr Andrew Chen, to hold about sixty seminars in the calendar year.

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B.5	Description of the Group and the issuer's position within that Group

SHGT is part of a group of companies and has the function of the parent company within that group. SHGT has three 100% subsidiaries, Success Entertainment Group Inc. (hereinafter referred to as "SEG"), Celebrity Enterprise Co., Ltd. (hereinafter referred to as "CEC") and Success Drink Group Inc.

In addition, SHGT holds a 55% interest in the Lauch TV Network Company Inc. and a 31% interest in StatClash Inc.

B.6	Direct or indirect shareholders of the issuer	On the date of this Prospectus, the currently issued 37,195,000 common shares are, according to the information available to the Company, held as shown in the following overview.

Shareholder	Shares	%
Success Holding Group Corp. USA	25,593,750	63.43%
Brian Kistler, who holds the shares indirectly through the following company:
Freedom Energy Holdings Inc.	500,000	1.34%
Widely held stock (other shareholders, each holding less than 5%)	13,101,250	35.22%
Total number of shares	37,195,000	100%

Different voting rights	This Element is not applicable because the main shareholders of the Company do not have different voting rights.

Direct or indirect participation in the issuer's control

The main shareholder of SHGT is the Success Holding Group Corp. USA. On the date of this Prospectus, the Success Holding Group Corp. USA holds a 63.43% interest in the Company's capital stock. Thus, the Success Holding holds a majority of the voting rights and can therefore influence the decisions of the Company's shareholders' meeting significantly.

The holders of common shares do not have any cumulative voting rights. Thus, in a vote concerning the election of the directors, holders of the majority of common shares can decide on all of the directors. A simple majority is sufficient for adopting a decision on the liquidation, a merger or an amendment of the articles, and thus for causing certain fundamental changes under company law.

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B.7

Selected major historical financial information of the issuer, presented for each business year of the period covered by the historical financial information; considerable changes of the financial situation or the operating result in or after the covered periods

All amounts given in USD	Short business year from 07/05/2012 till 02/28/2013 (audited) 8 months Individual end-of-year figures	Business year from 03/01/2013 till 02/28/2014 (audited) 12 months Individual end-of-year figures	Short business year from 03/01/2014 till 12/31/2014 (audited) 10 months consolidated
Sales revenue	-	-	17,715,500.00
Cost of sales	-	-	12,230,000.00
Gross result	-	-
Operating expenses	1,624.00	30,979.00	2,087,563.00
Net profit (net loss) resulting from operations	(1,624.00)	(30,979.00)	3,397,937
Other income	-	-	11,690.00
Losses of associated enterprises	-	-	29,165.00
Net profit (net loss) before taxes	(1,624.00)	(30,979.00)	3,380,461.00
Net profit (net loss)	(1,624.00)	(30,979.00)	3,380,461.00
Result per share	(0.00)*	(0.00)*	0.09

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B.7.

All amounts given in USD	Short business year from 07/05/2012 till 02/28/2013 (audited) 8 months Individual end-of-year figures	Business year from 03/01/2013 till 02/28/2014 (audited) 12 months Individual end-of-year figures	Short business year from 03/01/2014 till 12/31/2014 (audited) 10 months consolidated
Cash and cash equivalents	23,576.00	1,597.00	2,178,671.00
Advance payments	-	-	865,624.00
Receivables	-	-	440,000.00
Total short-term assets	23,576.00	1,597.00	3,484,295.00
Net costs of films	-	-	1,529,816.00
Company value	-	-	2,051,527.00
Total assets	23,576.00	1,597.00	7,065,638.00
Total short-term liabilities	-	9,000.00	254,930.00
Total liabilities	-	9,000.00	254.930.00
Total equity (deficit)	23,576.00	(7,403.00)	6,810,708.00
Total equity (deficit) and liabilities	23,576.00	1,597.00	7,065,638.00

B.8	Selected major pro forma financial information	This Element is not applicable because no facts requiring pro forma information exist in connection with the Company.

B.9	Profit forecasts and estimates	This Element is not applicable because no profit forecasts and estimates exist.

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B.10	Type of restrictions (if any) of the audit certificates

The audit certificate of the audit firm RONALD R. CHADWICK, P.C., for the short business year from 07/05/2012 till 02/28/2013, which was issued without restriction, contains the following additional note:

"The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has suffered a loss from operations and has limited working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.“

The audit certificate of the audit firm Cutler & Co., LLC, for the short business year from 03/01/2013 till 02/28/2014, which was issued without restriction, contains the following additional note:

"The financial statements as of February 28, 2013 and for the period from July 5, 2012 (Inception) to February, 2013 were audited by another auditor who expressed an unqualified opinion on April 25, 2013. Our opinion, in so far as it relates to the period from July 5, 2012 (Inception) through February 28, 2013 is based solely on the report of the other auditor. (...)

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has suffered losses from operations since Inception (July 5, 2012) and currently does not have sufficient available funding to fully implement its business plan. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.“

B.11	Statement on the business capital

This Element is not applicable because the Company is of the opinion that its business capital for its current needs, and the Group's business capital for its current needs, will be sufficient at least in the twelve months following the date of this Prospectus.

Section C – Securities

C.1	Type and category of the securities that are offered and/or are to be approved

The items offered in the present offering are 11,880,000 issued common shares of Success Holding Group International Inc., each having a nominal value of 0.001 USD and full entitlement to dividend from 01/01/2013.

International Securities Identification Number (ISIN): US86458Q1085

OTC BB Ticker: 58Q108 Symbol:

SHGT

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C.2	Currency	US dollars (USD)

C.3	Number of shares issued, and nominal value	By the date of this Prospectus, the Company has issued a total of 37.195.000 registered shares, each having a nominal value of 0.001 USD.

C.4	Rights connected to the securities

The shares are connected to an entitlement to dividend from January 1st, 2013. The shares will be connected to a portion of the proceeds of any liquidation. Each share is connected to an entitlement to one vote at the shareholders' meeting. A cumulative voting right does not exist. A subscription or conversion right does not exist.

C.5	Restrictions on the free transferability of the shares	This Element is not applicable because the 11,880,000 shares of SHGT which are offered in the present offering are not subject to any restrictions to their free transferability.

C.6	Admission to trading in a regulated market; naming of the regulated markets

On 01/12/2015, the Company has applied for an admission of the shares to trading at the Canadian National Stock Exchange (CNSX or CSE).

On the date of this Prospectus, the shares of SHGT are traded on the OTC Bulletin Board (OTC BB), which is an over-the-counter (OTC) platform based in the USA for trading OTC securities.

C.7	Dividend policy

The offered shares are connected to a full entitlement to dividend from 01/01/2013. The decisions on the use of balance sheet profits and the distribution of dividends are made by the Board of Directors. In the past business years, no decisions to distribute dividends were made. Currently, the Company's intention is to leave any distributable balance sheet profits within the Company in order to finance the Company's future growth. Therefore, the Company has no plans to distribute dividends in the foreseeable future.

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Section D – Risks

D.1	Central risks that are typical of the issuer or its industry	•	The future growth of SHGT will depend on the acceptance of the Internet as an effective platform for watching films and the increased prevalence of the Internet among China's population;

		•	Should SHGT not manage to increase the brand awareness of the enterprise, this may have considerable negative effects on the operating results and growth prospects of SHGT;

•

SHGT will generate a considerable part of its turnover by providing Internet videos in China; however, the Chinese Internet video services are still in a stage of development and are connected with many uncertainties;

•

Every financial or economic crisis or the perceived risk of such a crisis, including a significant decrease in consumers' confidence, may have a considerable negative effect on SHGT's financial and profit situation and business prospects;

•

Any problems occurring to China's Internet infrastructure or with third-party providers of data center hosting facilities may lead to interference with the performance of SHGT's services and to negative effects on SHGT's business;

		•	SHGT's competitive position and earning capacity may be worsened by the fact that SHGT does not manage to develop and offer new products and services;

•

If SHGT does not manage to protect its brand, trademarks, software, copyrights, business secrets or other rights to its intellectual property, this may have negative effects on SHGT's business development;

•

Copyright infringements and claims made against SHGT due to the infringement of intellectual property rights may have a negative effect on SHGT's financial and profit situation and business development;

		•	SHGT's operations may be affected negatively by the fact that SHGT does not manage to deal with its present or future growth successfully;

		•	Takeovers, strategic alliances and participations may lead to integration problems, to obstructions to SHGT's operations or to reduced operating results;

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•	SHGT does not have any business liability, business interruption or legal costs insurance, and each business interruption or lawsuit may result in considerable costs or resource consumption;

•

If the government of the People's Republic of China should find that the agreements concerning the structure of SHGT's operating business in China are not in line with the restrictions on investments in Internet content services that apply in the People's Republic of China, or if the regulations or the interpretation of the existing regulations should change in the future, sanctions may be imposed on SHGT or SHGT may be forced to give up those business operations;

•	SHGT may be exposed to unexpected tax liabilities which may have a considerable negative effect on SHGT's assets and its financial and profit situation;

•

Disadvantageous changes of the policies or business policies of the Chinese government may result in considerable negative effects on the general economic growth in China, which, in turn, may lead to a smaller demand for SHGT's Internet videos and may therefore have a considerable negative effect on SHGT's operations and its financial and profit situation;

•	The Chinese state foreign exchange control system may have a considerable negative effect on the value of the capital investments made in shares of SHGT;

•

Exchange rate fluctuations of the renminbi may affect SHGT's business results, cash flow, assets and financial and profit situation considerably and have a considerable negative effect on the value of the dividends on SHGT's common shares in US dollars;

•

The implementation of the provisions of the law on contracts of employment that is applicable in the People's Republic of China may lead to a considerable increase in SHGT's operating costs and have a negative effect on SHGT's business, financial and profit situation.

•	The business success of SHGT depends on qualified personnel and persons in key positions;

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		•	The officers and directors of SHGT may be in conflicts of interest;

		•	The law of the US state of Nevada and the articles of SHGT may protect SHGT's officers and directors against certain types of lawsuits;

		•	SHGT has identified a major weakness of its internal control of invoicing;

		•	SHGT has not paid any dividends by the date of this Prospectus and does not intend to do so in the foreseeable future.

D.3	Central risks that are typical of the securities	•	In the case of an insolvency of SHGT, this would lead to a complete loss of the capital deployed by the investors;

		•	The price of the share may be exposed to the usual fluctuations of share prices;

		•	Effects which are disadvantageous for the shareholders may result from possible future corporate action;

		•	The low publicity requirements at the Open Market lead to a reduced protection of the investors;

		•	Should SHGT's application for the admission of its shares to trading at the Canadian National Stock Exchange be rejected, this might make the sale and trading of SHGT shares more difficult;

		•	The market price of SHGT's shares can be expected to be very volatile and subject to strong fluctuations;

		•	The price of the shares might be influenced by analysts' evaluations and other opinions expressed in Internet forums, stock market newsletters or other media;

		•	SHGT's majority shareholder is able to exert a decisive influence on SHGT matters without the other shareholders' consent;

		•	There is a risk of share prices falling in the case of future sales of shares by major shareholders.

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Section E – Offer

E.1	Total net proceeds, estimated total costs of the issue/offering, including the estimated costs that investors will be invoiced by the issuer or vendor.	The total costs of the Company's offering are expected to amount approx. 80,000.00 USD. The Company will not receive any sales proceeds from the offering.

E.2a	Reasons for the offering, purpose of the proceeds, estimated net proceeds

The Company intends to use this Prospectus for a public offering. It is intended to perform targeted public-relations and investor relations activities in order to convince investors of the possibility to invest in shares of SHGT. The Company intends to promote investments into shares of SHGT at investor's fairs and specialized fairs.

E.3	Description of the Conditions of the Offering

The items offered in the present offering are a total of 11,880,000 issued registered common shares of Success Holding Group International Inc., each having a nominal value of 0.001 USD.

On the date of this Prospectus, the shares of SHGT are traded on the OTC Bulletin Board (OTC BB). On 01/12/2015 the Company has applied for an admission of the shares to trading at the Canadian National Stock Exchange (CNSX, also called Canadian Securities Exchange, CSE). It is intended that in case the shares of SHGT are listed at the Canadian National Stock Exchange, the shares will be included in the trading at the Frankfurt Stock Exchange as a second listing (Open Market, Quotation Board).

As long as the offered shares of the Company are not listed at the Frankfurt Stock Exchange (Quotation Board), the price range of the offered shares will be determined according to the trading price of the SHGT shares which is stored at the electronic trading facility of the OTC Bulletin Board (OTC BB).

The period for the offering will be twelve months from the approval of this Prospectus.

The shares can be purchased in quantities starting at 1 share. A limitation of the maximum quantity of offers of purchase is not planned. An agio will not be payable.

Changes to the conditions of the offering are not planned.

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E.4	Interests that are important for the issue/offering, including conflicts of interests

The Company has an interest in the offering. The purpose of the public offering is to inform interested investors of the possibility to purchase shares of the Company. The Company expects its stock market value to increase in the long run as a result. Mr Brian Kistler, member of the Board of Directors, has an interest in the offering as an indirect shareholder because in the case of a positive development of the Company, the value of his interest in the Company's capital would increase. Therefore, the Company and its shareholders have an interest in the offering.

Personal interests of members of the Company's bodies might clash with interests of the shareholders. For example, the members of the Company's Board of Directors might be interested in keeping the capital within the Company, and thus in distributing smaller dividends, whereas a shareholder might be interested in the distributed dividends being as high as possible.

Furthermore, Mr Steve Chen and Mr Chris Hong, members of the Company's Board of Directors, are also members of the Board of Directors of the majority shareholder (Success Holding Group Corp. USA) and, in those functions, are considered as joint holders of voting rights and rights of disposal for the shares of SHGT that are held by the majority shareholder. This may result in conflicts of interests between the obligations of Mr Hong and Mr Chen against the Company and against the majority shareholder as members of their bodies and/or between the interests of the majority shareholder and the Company. Mr Hong and Mr Chen, as joint holders of the voting rights and rights of disposal for the shares of the Success Holding Group Corp. USA, together have the majority of voting rights and can therefore decide about all directors and influence the decisions of the Company's shareholders' meetings – also those concerning fundamental changes under company law such as liquidation, mergers, changes of articles etc. – considerably. In addition, for example, Mr Hong and Mr Chen might, as bodies of the Company, be interested in keeping the capital within the Company, and thus in distributing smaller or no dividends, whereas the majority shareholder, whose shares Mr Hong and Mr Chen have joint voting rights and rights of disposal for, might be interested in a distribution of dividends (which are as high as possible).

E.5	Name of the person/enterprise that offers the security for sale. In the case of lock-up agreements: the parties involved and the lock-up period

With the public offering, no new shares but only the existing ones are offered. The Company does not know of any shareholders who wish to give up shares of the Company. Look-up agreements concerning the 11,880,000 shares of SHGT that are offered in the present offering do not exist.

E.6

Amount and percentage of the direct dilution resulting from the offering. In the case of a subscription offer made to the existing shareholders: amount and percentage of the direct dilution in case they do not subscribe to the new offer

This Element is not applicable because this offering does not involve any capital increase so that is does not result in any direct dilution.

E.7	Estimate of the expenses that investors will be invoiced by the issuer or vendor	This Element is not applicable because investors will not be invoiced any expenses by the Company. For the purchase, the usual bank commission will be charged.

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II. Risks

Before making a decision on a purchase of securities of the Success Holding Group International Inc. (hereinafter also referred to as "SHGT" or – together with its subsidiaries which are consolidated in the group accounts – as the "Group"), investors should carefully read all of the following information on the risk factors that are of major significance in the opinion of SHGT and its 100% subsidiaries as well as the other information contained in this Prospectus, and they should take all the information into account when making their investment decision. The occurrence of those risks may – individually or together with other circumstances – have considerable negative effects on SHGT's operations, assets and financial and profit situation. The order in which the individual risks are presented implies no information on the likelihood of the occurrence of the individual risks nor on their severeness or significance. Besides, potential investors should take into account that the described risks interact and may intensify each other as a result. Moreover, other risks and uncertainties which SHGT currently does not know or assesses as insignificant may also have negative effects on SHGT or its securities. The market price of SHGT's securities may fall as a result of the occurrence of each of the risks described below, and investors may lose all or part of their deployed capital.

1. Market- and Industry-Related Risks

a. The future growth of SHGT will depend on the acceptance of the Internet as an effective platform for watching films and the increased prevalence of the Internet among China's population.

SHGT will generate a considerable part of its income with the provision of Internet videos to consumers. However, it is possible that Internet videos are not widely accepted as an effective platform by China's population yet. Many of SHGT's present or potential customers traditionally do not use a considerable part of their time for watching Internet videos. Their experience with the Internet as a medium for watching films may be limited. It is possible that some consumers still prefer to watch films in cinemas or on DVD and are not willing to use a considerable part of their budget for Internet videos. Possible negative ideas on the effectiveness of Internet videos may have a negative effect on the growth and the profit situation of SHGT. If the Internet does not become widely accepted as a platform for films, this may have considerable negative effects on SHGT's assets and its financial and profit situation.

Limitations on the use of the Internet by the population of China might be introduced. The prevalence of the Internet is relatively low in China compared to most developed countries. It is possible that due to the relatively high Internet access costs in China, the prevalence of the Internet will not increase. The relatively underdeveloped telecommunications infrastructure as well as capacity bottlenecks may lead to delays, transmission failures or other problems with the use of the Internet. Besides, it was only a short time ago that China developed the Internet as a commercial medium; as a result, SHGT's Internet video business is connected with many uncertainties which may have a considerable negative effect on SHGT's financial and profit situation and business prospects.

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b. Should SHGT not manage to increase the brand awareness of the enterprise, this may have considerable negative effects on the operating results and growth prospects of SHGT.

If SHGT does not manage to increase its brand awareness, SHGT might not be able to win new customers for its Internet videos. If SHGT does not manage to attract enough viewers, SHGT might not be able to generate sufficient income as a result, which, in turn, may have considerable negative effects on SHGT's financial situation and operating results.

It cannot be ruled out that, while SHGT tries to increase its brand awareness as regards its Internet videos, SHGT will not always be able to achieve the expected results, or to achieve them in a short time. This could have a considerable negative effect on the Company's business prospects and its financial and profit situation.

c. SHGT will generate a considerable part of its turnover by providing Internet videos in China; however, the Chinese Internet video services are still in a stage of development and are connected with many uncertainties.

SHGT will generate a considerable part of its turnover by providing Internet videos in China. SHGT believes that it will profit greatly from the rapid growth of Internet use in China that could be observed in recent years. However, China's Internet video services are still in a stage of development and are connected with many uncertainties.

SHGT cannot predict how the Internet video industry will develop in the future. Furthermore, the growth of the Chinese Internet video industry may be influenced by many factors, including the general economic situation in China and world-wide and the household's income which is available for Internet videos.

Every change of those factors to the negative may lead to a decreasing demand for Internet videos. The demand for Internet video products and services of SHGT may be particularly sensitive to changes of the general economic conditions. Should a stagnation of the Chinese economy occur, this may lead to considerable negative effects on SHGT's financial and profit situation and business prospects.

d. Every financial or economic crisis or the perceived risk of such a crisis, including a significant decrease in consumers' confidence, may have a considerable negative effect on SHGT's financial and profit situation and business prospects.

Every actual or perceived risk of a financial crisis in China, particularly a credit and banking crisis, may have indirect, but considerable negative effects on SHGT's operations and profit situation. The financial markets world-wide experienced considerable disorders in 2008, and the United States, Europe and other national economies fell into a recession. The recovery from the lows in the years 2008 and 2009 did not take place evenly everywhere, and the world economy was faced with further new challenges, including the escalation of the European sovereign debt crisis in 2011 and the slowdown of the Chinese economy since 2012. It is unclear whether the European sovereign debt crisis will be curbed and whether the Chinese economy will be able to maintain its high growth rate. There is considerable uncertainty about the long-term effects of the expansive monetary and fiscal policies of the central banks and the fiscal authorities of some of the world's leading national economies, including the United States. There were also concerns about the riots in the Middle East and Africa, which led to a volatility of the oil prices and of some other markets, and about the possibility of a war against Iran. The economic conditions in China are sensitive to global economic conditions and to changes of the general national economic and political conditions and the expected or assumed overall economic growth rate in China. It is impossible to predict how China's economy will develop in the future.

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Nevertheless, every slowdown of China's economic development may lead to an increased market volatility, to a sudden loss of entrepreneurs' and consumers' confidence and to a dramatic changes in the behavior of enterprises and consumers. Should fluctuations in the Chinese economy lead to a considerable decrease in the demand for Internet videos or to a change of spending customs, this may have considerable negative effects on SHGT's financial and profit situation and business prospects.

f. Any problems occurring to China's Internet infrastructure or with third-party providers of data center hosting facilities may lead to interference with the performance of SHGT's services and to negative effects on SHGT's business.

SHGT's Internet video business strongly depends on the performance capability and reliability of the Chinese Internet infrastructure, the continuous availability of broadband connections, the availability of the network servers and the continuous performance, reliability and availability of technology platforms.

As SHGT does not supply any licensed software to its customers, the viewers of Internet videos will depend on the Internet to be able to access the Internet videos, which will have to run properly and will have to be available to all viewers at any time.

SHGT will depend on a big Chinese telecommunications company providing SHGT with the bandwidth for its Internet video services. It cannot be ruled out that in cases of failures or other problems, SHGT will not have access to comparable alternative networks or services. The networks of servers distributed over several Chinese regions and connected over the Internet which are used for delivering content (so-called content distribution networks) may be shut down or otherwise interrupted in a certain region. It is possible that the access to the Internet will not be available in certain areas due to natural disasters, e.g. earthquakes, or local government decisions.

Technical problems with the provision of the Internet videos occurring on a national or regional level may result in a smaller demand for SHGT's Internet videos and thus lead to a reduced income and higher cost, which, in turn, may result in considerable negative effects on SHGT's financial and profit situation and business prospects.

g. SHGT's competitive position and earning capacity may be worsened by the fact that SHGT does not manage to develop and offer new products and services.

SHGT must continue to develop new products and services and offer them to the visitors of its website in order to increase its brand awareness and stay competitive. Furthermore, it cannot be ruled out that competitors of SHGT will introduce new alternative products that are more advanced and more cost-effective.

The introduction of new products and services as well as the time scheduled for it are subject to risks and uncertainties. There is no guarantee that new products and services will reach broad market acceptance and that their introduction will generate additional turnover. Besides, the actual time of their introduction may deviate from the originally planned time considerably. Unexpected technical or other problems may delay or prevent the introduction of one or more new products or services. If the new products and services are not well received by the customers, this might not only have negative effects on SHGT's business prospects but also lead to damage to the Company's reputation and lead to considerable negative effects on its financial and profit situation.

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h. If SHGT does not manage to protect its brand, trademarks, software, copyrights, business secrets or other rights to its intellectual property, this may have negative effects on SHGT's business development.

SHGT believes that its Internet film brand, trademarks, software, copyrights, business secrets and other rights to its intellectual property will be decisive for SHGT's success. Every unauthorized use of SHGT's brand, trademarks, software, copyrights, business secrets or other rights to its intellectual property by third parties may have a negative effect on SHGT's competitive advantages and business development of SHGT. SHGT's efforts to protect its brand and its intellectual property rights might prove ineffective. SHGT intends to apply for the registration of all of its brands in China. However, it cannot be excluded that SHGT will not manage to register such brands, or to register them in the desired category. From a historical viewpoint, intellectual property rights are not protected in China to the same extent as they are in the United States of America. The infringement of intellectual property rights still poses a serious risk to SHGT's successful operations in China. The control and prevention of an unauthorized utilization of SHGT's intellectual property rights might prove difficult. It cannot be ruled out that the measures which SHGT can take to protect its intellectual property might not be sufficient. In addition, the application of laws on intellectual property rights in China is uncertain and is subject to constant change. This poses considerable risks to SHGT's successful operations in China. In China, there are no strict statutory regulations on the use of Internet domain names. As a result, other enterprises may integrate elements resembling SHGT's brands and domain names into their own domain names. This may result in considerable negative effects on SHGT's business development and its financial and profit situation if SHGT does not manage to protect its brand, trademarks, copyrights, business secrets and other intellectual property sufficiently.

i. Violation of copyright and assertion of claims against SHGT due to violations of intellectual property could have a negative impact on the business performance, financial position and profits of SHGT

It cannot be ruled out that the SHGT third party claims could be suspended in connection with the content of its Internet movies. Litigation, or threatened litigation, in which SHGT may be involved either as a plaintiff or as a defendant, could take a considerable amount of time, cause substantial costs and divert management’s attention from commercial activity. Court proceedings against SHGT or corresponding payments could result in reputational damage and have a significant adverse effect on the profit position of SHGT. Successful claims for damages against SHGT could lead to a reduction in the scope of the Internet films offered, and thus affect the ability of SHGT to retain existing customers and attract new ones. This in turn could have a significant adverse effect on the business prospects, financial position and profits of SHGT.

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j. SHGT’s commercial activity could be affected so that it is unable to manage its current and future growth successfully

SHGT has experienced rapid growth in the past six months. SHGT intends to expand its commercial activities. However, SHGT in the future might not be in the position to be able to maintain similar growth rates in revenues or geographic coverage. In addition, the expansion of SHGT makes considerable demands on its managerial, operational, technical and other resources. To manage and support their growth, SHGT must continue to improve its existing operational, administrative and technical systems, its financial and management controls and continue to recruit additional qualified personnel, train and retain them, especially as SHGT expands into new markets. As SHGT expands business in other sectors in China, they will face increasing challenges in terms of managing a large and geographically dispersed group of employees. It cannot be ruled out that SHGT may not be in the position to be able to effectively and efficiently manage the growth of its operating businesses, to recruit qualified staff and to keep them long term and to integrate new operations into its current business plan. All this could have an impact, not only on the business prospects of SHGT, but could lead to reputational damage and affect the financial position and results of the company significantly.

k. Acquisitions, strategic alliances and investments could lead to integration difficulties, disruption of the business operations of SHGT and also to declining operating results.

As part of its corporate strategy, SHGT regularly evaluates investments in, or acquisitions of, complementary businesses, joint ventures, services and technologies. SHGT assumes that they will continue to make those investments and acquisitions on a regular basis.

Acquisitions, alliances and investments involve numerous risks, including:

•	possible non-compliance with the expected benefits of the combination or the acquisition;

•	difficulties with, and costs of, the integration of processes, technologies, services and personnel;

•	possible reduction in value of the acquired assets or investments; and

•	negative impacts on the operating results of SHGT.

In addition, acquisitions by SHGT are to be financed through the issue of shares or convertible bonds. This could lead to a dilution effect for existing shareholders, which could in turn affect the market price of the shares.

In the event that SHGT acquisitions and investments are incorrectly valued or implemented, this could significantly affect the business performance and prospects of SHGT.

Moreover SHGT could fail to identify and secure appropriate opportunities for acquisitions and business partnerships, or the competitors of SHGT could profit from such opportunities before SHGT does. This could adversely affect the competitiveness of SHGT and its growth prospects and profitability.

l. SHGT has no public liability insurance, business interruption insurance or legal expense insurance, and any business interruption or any litigation could lead to the creation of significant costs and the diversion of resources.

The insurance industry in China is still in the early stages of development. Insurance companies in China offer limited business insurance products and, to the knowledge of SHGT, are still largely undeveloped in the field of public liability insurance.

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Business interruption insurance in China is offered to a limited extent. After considering the risks of business interruption, the cost of such insurance and the difficulties that are associated with the purchase of such insurance on commercially reasonable terms, SHGT has determined that it is not appropriate for SHGT to acquire such insurance. Consequently, SHGT has no public liability, business interruption, or legal expenses insurance for its operations in China. Any interruption to the business or litigation could lead to the creation of significant costs and the diversion of resources. All this could significantly adversely affect the business prospects, financial position and results of the operation.

m. Should the Government of the People’s Republic of China state that the agreements relating to the structure of the operating business of SHGT in China do not comply with the People’s Republic of China government restrictions on foreign investment in Internet content services, or should the regulations or the interpretation of the existing rules change in future, sanctions could be imposed on SHGT or SHGT could be forced to abandon this business.

In accordance with the applicable laws in the People’s Republic of China, foreign investments in companies that are currently offering Internet content services in China are limited to 50%. Foreign companies and those that are completely foreign owned may not currently provide other Internet Information Services. Therefore, SHGT can operate their business through contractual arrangements with their special purpose entities (”structured entities”) in China. Each of the structured entities will be owned by shareholders who are nationals of the PRC and who possess the necessary licenses or authorizations for the provision of Internet content services in China. SHGT will have to rely on structured entities for the conduct of its business in China.

There are uncertainties regarding the interpretation and application of current and future laws, rules and regulations applicable in the PRC, including, but not exclusively, with regard to the laws, rules and regulations relating to the effectiveness and the implementation of the contractual agreements between SHGT with structured entities. Each of these contractual arrangements for the conduct of SHGT’s business in China (including the corporate structure and the contractual arrangements with structured entities) must comply with all applicable, existing laws, rules and regulations of the PRC.

It cannot be ruled out that the regulatory authorities of the PRC could enforce new regulations which could limit or prohibit foreign investment in Internet businesses which are made through contractual agreements. SHGT cannot assure that the regulatory authorities of the PRC might discover that the corporate structure of SHGT, and its potential contractual arrangements, violate the laws, rules or regulations of the PRC. This could lead to sanctions being imposed on SHGT or SHGT could be forced to abandon their businesses in China.

Each aforementioned circumstance could result in significant adverse effects on the business, assets, financial position and results of SHGT, and SHGT could possibly result in insolvency which could lead to a total loss of the invested capital.

n. SHGT could be exposed to unexpected tax liabilities that could have a significant adverse effect on the business, assets, financial position and results of SHGT.

SHGT is subject to corporation tax, trade tax or VAT and other taxes in every province and city in China where it conducts its business. Determining the amount of the provision for income tax and other tax liabilities requires significant judgement.

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In addition, the company is exposed to tax risks by external tax audits or changes in tax legislation, which could lead to additional payments. The tax structure of SHGT is subject to review by various local tax authorities. External tax audits could lead to additional tax payments, which could lead to a short-term liquidity burden on SHGT due to different interpretation of facts by the tax authorities. Furthermore, changes in tax legislation could lead to negative consequences for the SHGT.

Each of the aforementioned circumstances could have a significant adverse effect on the business prospects, financial position and profits of SHGT.

o. Adverse changes in the political and economic policies of the Chinese government could result in a significant negative impact on the overall economic growth of China, which in turn could lead to lower demand for SHGT’s Internet films and thus significantly negatively affect the business prospects, financial position and results of SHGT.

SHGT intends to primarily carry out its commercial activities in China. The business, financial and earnings situation and the business outlook of SHGT are therefore dependent on economic, political and regulatory developments in China. As the business activity of SHGT is closely connected with the Internet industry, which is very sensitive to business and personal expenditure, SHGT’s business could tend to decrease during a general economic downturn.

The Chinese economy differs from the economies of most developed countries in many ways, including the degree of government involvement, level of development, growth rate, the control of foreign exchange, access to finance and the distribution of resources.

While the Chinese economy has grown in the last three decades, growth has been uneven, both geographically and across the various sectors of the economy.

The Chinese economy underwent a transformation from a planned economy to a more market-oriented economy and a substantial part of the production resources in China still belongs to the Chinese government.

The Chinese government exerts through the allocation of resources, the control of the payment of foreign currency obligations, the definition of the monetary policy and exercises significant control over or preferential treatment of certain sectors or companies for China’s economic growth.

In addition, other economic as well as future actions and policies of the Chinese government could have a significant impact on the liquidity of SHGT, their access to capital as well as their ability to conduct their business in China.

The Chinese government has carried out various measures to promote economic growth and to control the distribution of resources. Some of these measures benefited the whole Chinese economy, but this could also have a negative effect on the commercial activity of SHGT. For example, the operating results and financial situation of SHGT can, to a significant extent, be adversely affected by state control over investment or through changes in tax regulations.

Each of the aforementioned circumstances could have a significant adverse effect on the business prospects, financial position and profits of SHGT.

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p. The state foreign exchange control system in China could have a significant negative effect on the value of transactions in shares of SHGT investment

According to the legal regulations in China, the Chinese currency (Renminbi) can be freely converted into foreign currency in relation to current account transactions, but not with respect to capital account transactions. SHGT generate part of their turnover in Renminbi.

Bottlenecks in the availability of foreign currency funds may mean that SHGT does not have sufficient foreign currency funds for the payment of dividends or to make any other payments or comply with other foreign currency obligations.

If Renminbi is converted into foreign currency and transferred from China to foreign countries to pay capital costs, such as the repayment of loans in a foreign currency, a license or registration with the Chinese Administration of Foreign Exchange (State Administration of Foreign Exchange, SAFE) is required.

Dividend payments are current account transactions that can be carried out in compliance with certain procedural requirements in foreign currencies, although not prior to the approval of China’s State Administration of Foreign Exchange (State Administration of Foreign Exchange, SAFE).

The Chinese government could restrict access in the future to foreign exchange required for current account transactions, by exerting its discretionary power. If the foreign exchange control system of the PRC causes SHGT not to be able to acquire enough foreign currency resources, this could mean that SHGT might not be able to pay dividends in foreign currency to its shareholders. This could have a significant negative effect on the value of transactions in shares of SHGT investment.

q. Exchange rate fluctuations of the Renminbi could have a significant impact on the financial results, cash flow, assets, earnings and financial position of SHGT. It could also affect the value of dividends and be significantly detrimental to their ordinary shares in US dollars.

The exchange rate for the Renminbi in foreign currencies, including US dollars, is determined by the People’s Bank of China. The Chinese government allowed between July 2005 and July 2008, an appreciation of the Renminbi by more than 20% against the US dollar. Between July 2008 and June 2010, this appreciation came to a halt and the exchange rate between the Renminbi and the US dollar remained confined to a narrow range. Since June 2010, the Chinese government allowed a slow appreciation of the Renminbi against the US dollar again, but there were times when there was an appreciation of the US dollar against the Renminbi. It is difficult to predict how the market forces or the People’s Republic of China or the US government policies will affect the exchange rate between the Renminbi and the US dollar in the future.

The continuing international pressure on the Chinese government to allow a significant liberalization of monetary policy could lead to a further appreciation of the Renminbi against the US dollar. Since SHGT are dependent upon dividends and other fees that are paid to them by structured entities in China, any significant appreciation of the Renminbi exchange rate could have a significant impact on the cash flow, assets, earnings and financial position of SHGT. It could also affect the value of dividends and be significantly detrimental to their ordinary shares in US dollars.

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r. The implementation of the provisions of the Labor Contract Law in the People’s Republic of China could lead to a significant increase in the operating costs of SHGT and adversely affect the business, financial and earnings situation of SHGT

The Labor Contract Law in the People’s Republic of China was adopted on 29 June 2007, which came into force on 1 January 2008 and was changed on 28 December 2012.

The Labor Contract Law defines the rights of employees in regards to overtime, pensions, dismissal, employment contracts and the role of trade unions and provides specific standards and procedures for the termination of an employment relationship. In addition, the Labor Contract Law provides for the payment of a statutory compensation in most cases of termination of employment, as well as at the expiry of a fixed-term contract of employment.

Since there are only a few reference points, how the Labor Contract Law will be interpreted and enforced by the competent authorities of the People’s Republic of China, there remains substantial uncertainty as regards the potential impact of the implementation of the provisions of the Labor Contract Law on the business prospects and profitability of SHGT.

The implementation of the provisions of the Labor Contract Law can lead to a significant increase in operating expenses, in particular personnel costs. The continued success of the business depends essentially on the ability of SHGT to attract and retain qualified personnel.

In the case that SHGT decides to terminate some employment relationships or to change their employment or work practices, Chinese Labor Contract Law could lead to SHGT being unable to bring about such changes.

Each of the aforementioned circumstances could have a significant adverse effect on the business prospects, financial position and profits of SHGT.

2. Company-Specific Risks

a. The commercial success of SHGT depends on qualified personnel and people in key positions

The commercial success of SHGT depends heavily on the achievements of Mr Steve Andrew Chen, Chairman of the Board of Directors, along with other members of its management team, as well as a qualified person. The knowledge and services of Mr Steve Andrew Chen would be difficult to replace by SHGT. There can be no assurance that Mr Steve Andrew Chen is to continue his services for SHGT in the current scope for a certain period of time.

Other than in the employment contracts, which will contain a non-competition clause with a limited term, SHGT did not stipulate a non-competition clause for its key people, with the result that the key people can be in a competitive relationship with SHGT after they have left SHGT.

The loss of people who are working in key positions, and/or of qualified personnel, could have significant adverse effects on the business activities and assets, financial situation and earnings of SHGT.

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b. The Officers and Director of SHGT could get into conflicts of interest

The Officers and Directors of SHGT may provide their services on a part-time basis, and it cannot be excluded that conflicts of interest may arise due to other activities of these persons. Mr Steve Andrew Chen could dedicate part of his working time to other business activities, including holding seminars and maintaining consulting relationships with other companies, with the resulting responsibility towards these other companies.

Such conflicts include decisions as to how much time to dedicate to SHGT affairs, as well as which of SHGT’s business opportunities should be presented. Due to these relationships, the Officers and Directors of SHGT could get into conflicts of interest. Currently SHGT has no policies to resolve such conflicts of interest.

c. The law of the US State of Nevada and the statute of SHGT can protect their Officers and Directors against certain types of complaints

The law of the US State of Nevada provides that the Officers and Directors of SHGT shall not be liable to the shareholders for financial damages resulting from certain actions. The Statute of SHGT grants wide powers of exemption for all persons in relation to any damages that may arise in connection with SHGT’s business, to the extent provided for and permitted by law. Therefore, the relief provisions may cause the enforcement of claims for damages on the part of shareholders against Officers and Directors of SHGT, for damage caused through their negligence, poor judgement or other circumstances. The indemnifications might require that SHGT use their limited resources to defend its Officers and Directors against claims, including claims arising from their negligence, poor judgement or other circumstances.

d. SHGT has identified a significant weakness in their internal accounting controls

SHGT has identified a significant weakness in their internal accounting controls and this could affect their business operations and the share price if it does not adequately address this weakness, or if it there are other significant weaknesses or considerable deficiencies in their internal accounting controls.

SHGT had not sufficiently implemented specific internal controls for the fiscal year ending on the 28.02.2014, nor for the internal reports for the quarterly periods on 31.05.2014 and 31.08.2014 for the fiscal year ending on the 28.02.2014 and on the interim reports.

Although SHGT intends to take measures to resolve the identified significant weakness of its internal controls, the presence of this or any other significant weaknesses or considerable deficiencies would raise concerns about the prevention of future errors involving, at times financial resources, and if these resources may not be available.

As at the date of the prospectus, SHGT believes that it is in the position to be able to address the significant weaknesses in the internal controls in the future. If SHGT fail to prepare reliable financial reports, investors could lose confidence in the reported financial information; the market price of the shares could decline significantly; SHGT may not be in the position to be able to obtain additional financing and expand their business. This could significantly adversely affect the business and financial situation of SHGT.

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In accordance with section 404 of the Sarbanes-Oxley Act of 2002, SHGT must submit a report by the management on internal accounting controls. If SHGT fail to prepare reliable financial reports or prevent fraud, this could affect the business activities and the operating result of SHGT; investors could lose confidence in the reported financial information and the share price could decline significantly.

To ensure compliance with section 404 of the Sarbanes-Oxley Act of 2002, SHGT are required to document and evaluate their internal accounting controls. This is expensive and challenging and requires Management to dedicate scarce internal resources to this topic and to retain external consultants.

SHGT could detect deficiencies in the course of their control, which not could be fixed within the security disclosure deadline. In addition, if SHGT fail to get a hold on sufficient internal controls, since the relevant standard can be supplemented or amended from time to time, SHGT may not be in the position to ensure effective ongoing internal accounting controls under section 404 of the Sarbanes-Oxley Act of 2002. In addition, effective internal controls, primarily related to revenue recognition, are necessary to create reliable financial reports and to prevent financial fraud.

e. SHGT has not paid dividends until the date of the prospectus and does not intend to do so in the foreseeable

SHGT has not paid dividends until the date of the prospectus and does not intend to pay them in the foreseeable. SHGT intends to retain any possible future profits and to reinvest them in the expansion of their commercial activity.

Dividend payments can be limited in the future by other credit agreements or clauses concerning securities which SHGT could issue. To pay any provision of future dividends will be at the discretion of the Board of Directors of SHGT and will depend on the assets, financial situation and earnings of SHGT, their capital requirements and legal regulations as well as other factors which the Board of Directors deem relevant.

3. Risks Related to The Offer

a. In the event of the insolvency of SHGT, this would lead to a total loss of the investors invested capital.

An investment in shares generally carries equity risk. In the event of the insolvency of SHGT, this would lead to a total loss of the investors invested capital. In particular, in such a case, the claims of lenders and other creditors are satisfied as a first priority.

b. The price of the shares may be subject to the usual fluctuations of stock prices

The Company submitted an application for admission to trade the shares on the Canadian National Stock Exchange on 01.12.2015. In the event of the listing of the shares of SHGT on the Canadian Stock Exchange (Canadian National Stock Exchange, CNSX or also called Canadian Securities Exchange, CSE) should the shares be included in trading on the Frankfurt Stock Exchange (Open Market, Quotation Board). The price of the shares may be subject to the usual fluctuations of stock prices

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The volatility of the price of the Company’s shares may lead to a significant loss of investment in shares of SHGT if the investor wants or needs to sell the shares at a point in time, they will be paid at either a lower price, or due to lack of liquidity in to the Stock Trading , nobody may be willing to buy out the shares on acceptable terms.

In addition to the high volatility in the securities markets generally, the market development of the SHGT share may also be subject to the following factors:

•	Changes in the actual or projected operating results of SHGT or their competitors, or in general the development of the assets, financial position and results of the Company;

•	the result of financing activities,

•	changes in the number of shares held in free float,

•	changes in general economic conditions, the overall economic situation and the financial markets situation,

•	market expectations on the evaluation, performance and capital adequacy of corporations in general,

•	assessment of investors and changes in the valuation of other companies,

•	assessment of investors regarding the success of the strategy described in this Prospectus,

•	public announcements of insolvencies or similar restructuring measures and investigations with regard to the accounting practices of other companies.

Negative developments in these areas result in consequences - regardless of the assets, financial and earnings situation of the company - directly to losses for investors. This in turn would mean that negative developments in these areas could also have a significant adverse effect on the assets, business prospects, financial position and profits of SHGT.

c. Adverse effects for shareholders could arise due to potential future capital measures

It cannot be ruled out that SHGT must raise additional capital in certain circumstances. This can lead to a dilution effect for shareholders. Borrowing can reduce the company’s profits due to the interest payments and increase the risk of an investment in the shares of the company, up to a total loss, in the event that the company can no longer service its debts.

d. The minimal disclosure requirements on the open market lead to a reduced protection of investors

In the event of the listing of the shares of SHGT on the Canadian Stock Exchange (Canadian National Stock Exchange, CNSX or also called Canadian Securities Exchange, CSE) should the shares be included in trading on the Frankfurt Stock Exchange (Open Market, Quotation Board). Although the Issuers in the Quotation Board of the Open Market must comply with the Frankfurt Stock Exchange, due to the general terms and conditions of the German Stock Market for the open market on the Frankfurt Stock Exchange there are certain disclosure requirements. Compared to a listing on the regulated market, the disclosure requirements in the Quotation Board segment are lower. Important legal investor protection provisions in this segment are not applicable to the Company or its shares , such as, inter alia, the ad-hoc disclosure obligation pursuant to § 15 German Securities Trading Act (”WpHG”), the reporting obligations upon the achievement of investments at a certain level (threshold) in accordance with § 21 WpHG, the provisions on the notification of transactions in shares by persons (Directors Dealings) in accordance with § 15a WpHG, the obligation to submit interim reports according to § 37 x) WpHG as well as the mandatory offer with change of control pursuant to § 35 German Securities Acquisition and Takeover Act. Target Groups for trading in the Open Market are therefore informed, risk-aware groups of investors or qualified investors within the meaning of § 2 no. 6 WpPG. Due to the non-applicability of important investor protection provisions in the Quotation Board of the Open Market segment, an investor should therefore be aware of the increased risk of investing in the shares of SHGT.

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e. The market price of SHGT shares is likely to be very volatile and subject to strong fluctuations

The market price of SHGT shares is likely to be very volatile and subject to strong fluctuations in response to various factors, including the following: (i) existing or anticipated fluctuations in the quarterly operating results of SHGT and corrections to their expected results; (ii) changes in financial estimates by securities analysts; (iii) market conditions relating to Internet Movie Products; (iv) changes in the economic performance or market valuations of companies in the Internet Movie Industry; (v) new product announcements by SHGT or their competitors, strategic partnerships, joint ventures or capital commitments; (vi) increase in or departure of key personnel; and (vii) sales or recognised potential sellers of SHGT shares.

Additionally, significant price and volume fluctuations have been experienced in the securities market from time to time, which have been even stronger since the last quarter of 2007, which are not due to the operating performance of the individual companies. Such market fluctuations can also have a significant adverse effect on the market price of the ordinary shares of SHGT. Furthermore, lawsuits were filed in the past against these companies after periods of high volatility in the market price. Disputes of this kind can entail significant costs and also distract SHGT Management’s time and resources.

f. The price of the shares could be influenced by analyst estimates and other Internet forums, financial newspapers or other opinions expressed in the media

The stock price can be greatly influenced due to analyst estimates, public statements in investor forums, financial newspaper recommendations and opinions expressed in other media. The price can be considerably influenced by such recommendations from third parties, both positively as well as negatively. Significant risks for the price trend can be caused by fax or email spam. There is, for example, the risk that supervisory and investigative bodies set the quotation price of the stock or conduct investigations on the basis of such spamming, which can restrict the company in their activities and even damage them.

g. Should the request of SHGT on admission of its shares to trading on the Canadian national stock exchange be rejected, this could make it difficult sell and trade in SHGT shares

SHGT has submitted an application for admission to trade its shares on the Canadian National Stock Exchange, which is currently under consideration. As at the date of this prospectus, SHGT has still not received a response to the proposed listing. SHGT shares are only traded on the OTC Bulletin Board (OTC BB). Should the request of SHGT for admission of its shares to trading on the Canadian national stock exchange be rejected, this could make it difficult sell and trade in the company’s shares.

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Without additional secondary markets you will not be readily able to sell shares of SHGT or to trade with them after their purchase. There is no guarantee that SHGT’s application for listing of shares on the Canadian National Stock Exchange will be approved. And even if the application of SHGT for admission to trading is agreed, it cannot be guaranteed that a liquid market will develop. It is common for newly listed companies to have no existing trading volume on a given trading day.

4. Risks on The Basis of The Shareholder Structure

a. The majority shareholder of SHGT is in the position to have a significant influence on SHGT’s affairs without having to get the approval of the other shareholders

Success Holding Group Corp. USA , at the date of the prospectus, has an interest equal to 63.43% of the company’s share capital. Mr. Steve Andrew Chen, the Chairman of the Board of Directors of SHGT is at the same time the President, Chief Executive Officer and Director of the majority shareholder of Success Holding Group Corp. USA. Mr. Chris (Chi Jui) Hong, the Director and Chief Executive Officer of SHGT is, is meanwhile also Secretary and Chief Financial Officer (Treasurer/Chief Financial Officer), as well as Director of the majority shareholder of Success Holding Group Corp. USA. In these functions, Mr. Steve Andrew Chen and Mr. Chris (Chi Jui) Hong jointly stand for the voting and authorization rights to dispose of the 23,593,750 shares of SHGT which are held by the majority shareholder (Success Holding Group Corp. USA). The Success Holding Group Corp. USA, or rather Mr. Steve Chen and Mr. Chris Hong, have a majority of the voting rights and can therefore significantly influence the decisions at the meeting of shareholders of the company.

The holders of ordinary shares of SHGT each have one vote per held ordinary share with regard to all matters submitted to a vote at the shareholder meeting. The holders of ordinary shares have no cumulative voting rights. Therefore, holders of the majority of ordinary shares can determine who become the Directors in a vote regarding the election of Directors. A simple majority at liquidation is sufficient to decide on a merger or an amendment and therefore ensure certain fundamental changes under company law.

In addition, the holder of 2/3 (66,67%) of the voting shares can, at any time, be dismissed by vote at a meeting of shareholders convened for this purpose, or by submission of a written statement to the Secretary of the company, or at elimination can be removed by any officer of the company or by any and all Directors.

There are no measures in place aimed at preventing abuse of the control of the company by the Success Holding Group Corp. USA.

b. The risk of prices falling on future sales of shares by major shareholders

The company has issued a total of 37,180,000 ordinary shares at the date of the prospectus. 25,300,000 of the issued ordinary shares are so-called ”restricted securities” as defined by rule 144 of the US Securities Act (United States Securities Act of 1933). Furthermore a shareholder is obligated to the company not to sell their shares for a certain period of time (lock-up period) to SGHT (hereafter referred to as “Lock-up agreement”).

In the event that the shareholder in SHGT, contrary to the lock-up or within the terms of the lock-up, or after its expiry, or the shareholders of limited shares contrary to rule 144 of the US Securities Act, or the shareholders who are not subject to the restrictions of the lock-up agreement, sell substantial shares on the public market or should the belief develop that they will emerge on the market, or that it could result in such, this could adversely affect the price of the shares of the company.

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III. General information

1. Responsibility for the Contents of the Prospectus

Success Holding Group International Inc. with address at 531 Airport North Office Park Fort Wayne, Indiana 46825, USA, (hereinafter called “SHGT”, the “Company” or together with its subsidiaries, which are consolidated in the financial statements, the “SHGT Group” or the “Group”) assumes the responsibility for the content of this prospectus and hereby declares that, to the best of their knowledge, the information in this document is correct and no significant information has been left out.

Furthermore, the Company declares that it has taken all reasonable care to ensure that the information contained in this prospectus is correct to the best of their knowledge and that no facts that could change the statement of the prospectus have been omitted.

In the event that information contained in this prospectus is used in a claim in court, the investor acting as plaintiff may have to bear the costs of translating the prospectus prior to the process in accordance with the national legislation of the Member States of the European Economic Area.

2. Forward-Looking Statements

This prospectus contains certain forward-looking statements, in particular where the security prospectus contains information about the future financial profitability, plans and expectations in relation to the business of SHGT, its growth and profitability, as well as other economic conditions. Such forward-looking statements are based on current expectations, estimates and forecasts made by the management and include various known and unknown risks and uncertainties, which may cause a significant deviation of the actual results, the assets, the financial and earnings position as well as the development of these forward-looking statements, whether expressed or implied.

The forward-looking statements are based on current assessments and assumptions of SHGT, made to the best of their knowledge. However, such forward-looking statements include known and unknown risks, uncertainties, and other factors which may cause a significant deviation or negative effect on the future results, the financial situation, the development or performance of SHGT or the relevant industry from the ones which are explicitly or implicitly assumed in these statements. These factors include, among others: Investment behavior of investors, economic, legal and fiscal framework, competition from other companies, capital needs of SHGT, financing costs, the ability to attract and keep qualified personnel, uncertainties from SHGT’s business operations and other factors mentioned in this prospectus.

The business activity of SHGT is subject to a number of risks and uncertainties which can also lead to an inaccurate future-oriented statement, assessment or forecast. In view of the risks, uncertainties and assumptions the future events mentioned in the prospectus may also not occur. Neither SHGT nor its management can therefore advocate for the future accuracy of the opinions represented in the prospectus or the actual occurrence of the forecasted developments.

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In addition, it is pointed out that SHGT has no obligation to update such forward-looking statements or to adapt to future events or developments, insofar as it is not legally obliged to do this. Such legal obligation, pursuant to Article 16 of the German Securities Prospectus Act (WpPG), exists in regards to important new circumstances or significant misstatements or inaccuracies of the prospectus, which are to be stated in an addendum.

3. Third Party Information

This prospectus contains information provided by third parties, in particular in the form of industry and market data, as well as statistics, which are taken from industry reports and studies, publicly available information and commercial publications (”external data”). In general, commercial publications indicate that the information they contain came from sources assumed to be reliable. However, the accuracy and completeness of such information cannot be guaranteed and the calculations therein are based on a series of assumptions. These restrictions apply accordingly to this prospectus.

The Company did not review external data for accuracy and completeness. But the Company confirms that the external data contained in this prospectus has been accurately reproduced and that - as far as the Company knows and it could be derived from the external data - no facts have been embezzled, the omission of which would make this external data inaccurate or misleading.

4. Note on Giving Financial Details and Numerical Data

This prospectus contains currency values in US dollars. Currency figures in U.S. dollars have been identified and abbreviated as “USD” and “US$”. Individual figures (including percentages) in this prospectus have been commercially rounded. In tables, such rounded figures may not add up precisely to the totals possibly included in the table.

5. Access to Documents

The following documents or copies thereof can be viewed in paper form during the validity period of this prospectus, that is, for one year after its approval by the BaFin, during normal business hours at the registered office of the Company, 531 Airport North Office Park, Fort Wayne, Indiana 46825-United States:

•	this prospectus;

•	the company’s articles of incorporation;

•	the audited financial statements (US GAAP) for the abridged fiscal year from July 5, 2012 to February 28, 2013;

•	the audited financial statements (US GAAP) for the period of March 1, 2013 until February 28, 2014;

•	the audited consolidated financial statements (US-GAAP) for the period of March 1, 2014 until December 31, 2014.

The approved prospectus and the documents referred to in this prospectus are published also on the Internet pages of the Company under www.shgtusa.com. A paper version of the German securities prospectus is provided free of cost upon request to Company investors upon approval by BaFin.

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IV. Offer

1. Subject of the Offer

Subject of the offer are a total of 11,880,000 no-par value registered ordinary shares issued in the name of Success Holding Group International, Inc. each with a nominal value of 0.001 USD and each with full dividend entitlement as of January 1 2013. The currency of the offered shares is in U.S. dollars (USD). The offered shares were created under the laws of the State of Nevada.

2. Withdrawal of the Offer

A withdrawal of the offer is not planned.

3. Existing Stock Market Quotations, Inclusion

To the date of the prospectus, the SHGT shares are traded on the OTC Bulletin Board (OTC BB). The OTC BB is an American trading system, where off-exchange tradings, so called OTC (over the counter) are held. It is operated by licensed securities dealers. Unlike Pink Sheet titles, the companies listed must meet minimum legal standards and be registered with the United States Securities and Exchange Commission (SEC).

On January 12, 2015, the Company submitted an application for admission of shares to trading on the Canadian National Stock Exchange (CNSX or also called Canadian Securities Exchange, CSE). For the case of the listing of SHGT shares on the Canadian National Stock Exchange, the shares shall be included as secondary listing (open market, Quotation Board) in the trading on the Frankfurt Stock Exchange. The Quotation Board segment has notably lower transparency requirements than the Open Market segment. The Quotation Board is a sub-segment of the Open Market (Regulated Unofficial Market of the Frankfurt Stock Exchange). The Open Market (Freiverkehr) of the Frankfurt Stock Exchange is a non-organized market. A request for admission of SHGT shares to trading on a regulated or equivalent market in Germany is currently not planned.

4. Price Range, Offering Period, Placement Price, Number of Shares Allocated and Changes of Offer Conditions

As long as company shares are not listed on the Frankfurt Stock Exchange (Quotation Board), the price range of the offered shares will be determined according to the trading price of the SHGT shares noted on the electronic trading platform of the OTC Bulletin Board (OTC). The offered Company shares are traded at the date of the prospectus on the OTC Bulletin Board (OTC BB).

Should the offered shares of the Company - as intended - be listed at the Frankfurt Stock Exchange (Quotation Board), the price range within which investors can make a purchase offer, will be determined by specialists appointed by the Deutsche Börsen AG according to supply and demand. The announcement of the price range is done via electronic media such as Reuters and Bloomberg. The closing price will be published on the next working day in the stock market newspaper and other newspapers.

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The offer period is twelve months from the approval of the prospectus.

The shares can be purchased in denominations from 1 piece. A limitation of the maximum amount of purchase is not intended. A premium must not be paid.

The Company will emit no new shares, so that any allocation criteria are inapplicable. Because no new shares will be allotted, the possibility of a preferential allotment is eliminated.

Changes to the conditions of the offer are not planned.

5. Stabilization Measures, Market Protection Agreements, Sale Restrictions (Lock-up), Transferability of Shares

The Company has issued a total of 37,195,000 ordinary shares at the date of the prospectus.

23,315,000 of the issued ordinary shares are so called restricted securities within the meaning of Rule 144 of the United States Securities Act of 1933, which may be sold only if the conditions listed in Rule 144 of the United States Securities Act are met. The 25,315,000 issued restricted securities are not part of the offer.

The remaining 11,880,000 shares issued by the Company, which are part of the offer, are free-trading shares not subject to restriction on disposal.

In connection with the public offering of 11,880,000 SHGT shares no stabilization measures are foreseen. No market protection agreements, lock-up agreements or sale restrictions exist in relation to the Company’s 11,880,000 shares, which are the subject of the offer.

6. Selling Shareholders, Delivery and Billing

The Company is not aware of any shareholders who want to dispose of shares of the Company. The delivery of the securities offered by the respective sellers of shares takes place against payment of the selling price by credit in the respective securities account of the investors.

7. Interests of People Involved in the Offer

The Company has an interest in the offer, as they hope for an increase in public interest because of the application and an active investor relations work. By means of the public offer, interested investors shall be made aware of the possibility of buying company shares. In this way, the Company expects a permanently higher stock market value.

The Member of the Board of Directors, Mr. Brian Kistler, has an interest as an indirect shareholder in that offer, because a positive development of the Company would lead to a value appreciation of the Company shares. In his dual role as indirect shareholder of the Company on the one hand and as a member of the executive body on the other, a conflict of interest is created. Personal interests of the members of the executive body can collide with the interests of shareholders. For instance, the members of the Board of Directors of the Company have an interest to keep the capital in the Company, therefore, distribute fewer dividends, while a shareholder might be interested in the highest possible dividend.

Therefore the Company and the shareholders have an interest in the offer.

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8. Schedule for the Offer

The following schedule is planned for the offer subject to an extension or reduction of the offering period:

06/05/2015	Expected date of approval of the prospectus by the German Federal Financial Supervisory Authority (BaFin)

6/6/2015	Publication of the prospectus approved by the German Federal Financial Supervisory Authority (BaFin) on the Company’s website (www.shgtusa.com)

6/8/2015	Publication of the notice on the publication of the prospectus in the Frankfurter Allgemeine Zeitung

6/9/2015	Commencement of the offering period

This prospectus and any amendments thereto shall be available as a download from the day of their approval, which is expected to be on 06/06/2015, on the Company’s website at www.shgtusa.com. In addition, copies of the prospectus and any amendments thereto will be provided free of cost during the normal business hours in the offices of the Company.

9. Rights Associated with the Shares and Procedure for the Exercise of these Rights

a. Dividend Rights

The shares offered are equipped with full dividend rights from 01/01/2013.

The Board of Directors shall decide in a regular or extraordinary session on the use of the retained earnings and the payment of dividends. Dividends can be distributed in cash, as fixed assets or shares.

There are no dividend restrictions. Non-resident shareholders are treated as domestic shareholders. Limitation periods for the decline of the dividend entitlement do not exist. To the knowledge of the Company all currently issued shares are held by persons named in Section “XV. Shareholder Structure”.

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The Company may not make any representations regarding the amount of future accounting profits or to whether any accounting profits will be achieved at all. In the past fiscal years, no cash dividends have been decided or paid out.

Currently, the Company intends to keep any distributable accounting profits in the Company to finance the future growth of the Company. Therefore, in the foreseeable future the Company is not planning to pay a dividend.

b. Voting Rights

Each share of the Company shall be granted a voice in the meeting of stockholders of the Company. There are no restrictions on voting rights. The existing shareholders of the Company have no different voting rights compared to all other shareholders. There are no cumulative voting rights.

c. Share of the Proceeds on Liquidation

In case of liquidation, the shares grant the right for a pro rata participation in the proceeds of the liquidation.

d. Subscription Rights, Preferential Rights, Exchange Policies, Amortization Provision

The Company’s shares shall not grant the shareholders subscription or preferential rights on shares which have not yet been issued. Amortization provisions and exchange policies for the offered shares do not exist, because they are shares and not bonds or convertible bonds.

10. Form and Securitization of Shares

In the United States of America shares can be held in the following three forms:

•

“Physical Certificate“ – the share is registered in the share register of the Company in the name of the shareholder and the shareholder receives a share certificate representing the ownership of the share.

•

“Street Name Registration“ – shares that are kept electronically in a bank, a custodian bank or a brokerage firm, similar to a bank account. The shares are registered in the share register of the Company in the name of the bank/custodian bank or the brokerage firm (so called registration in “street name”), which separates the formal position as shareholder from the beneficial owner of the shares. The beneficial owner of the shares registers the shares in the name of a bank/custodian bank or brokerage firm for the purpose of simplifying the transfer. The bank or the brokerage firm holds the share for the beneficial owner of the shares in book-entry form. Book-entry simply means that the beneficial owner of the shares does not receive a certificate. Instead, the brokerage firm maintains records in its books that the beneficial owner of the shares is the actual owner of this share. Since the beneficial owners of the shares do not receive a certificate on their shareholdings, the brokerage firm or the bank/custodian bank sends at least four times a year a custodian account statement containing all shares registered in the depot to the beneficial owner of the share. The bank/custodian bank or the brokerage firm credits dividends and interest payments to the depot of the beneficial owner and sends him mail such as the annual reports of the Company.

•

“Direct Registration“ – the share is registered in the share register of the Company in the name of the shareholder and either the Company or its transfer agent hold the share in book-entry form for the respective shareholder.

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The 11,880,000 shares of the Company, which are the subject of the offer, are registered shares and are registered in the name of the brokerage firms (so called “street name registration”) and therefore in book-entry form. Therefore they are kept in several brokerage firms in brokerage depots of the beneficial owners (so called NOBO shareholder, non-objecting beneficial owner) who did not object the disclosure of their identity (name, address and number of shares) towards the Company.

To determine the name and the address of the custodian brokerage firms, SHGT must request a copy of the so called NOBO shareholder list. SHGT may request the list of NOBO shareholders at any specific date.

11. Takeover Bids and Squeeze-out Regulations

There are currently no takeover bids in respect of the shares of SHGT. There are no squeeze-out and sell-out rules in relation to SHGT shares.

Public takeover bids by third parties in relation to the equity of the Company during the last financial year and the current year did not take place.

12. ISIN / Ticker

The International Securities Identification Number (ISIN) is: US86458Q1085

The OTC BB ticker is: 58Q108

13. Transfer Office, DWAC-eligibility

The transfer office is: Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301. Clearwater, Florida 33760, USA.

Stock companies usually engage a transfer office to keep track of which people and companies hold shares of the Company. The transfer office maintains records of all share issues to shareholders. The transfer office has three main tasks:

a.

issues and cancels share certificates on changes of the shareholding; maintains records on the share owners as well as records on how the shares are held (if the shares are held in certificate form or in book-entry form) or are registered in the name of a bank/custodian bank or brokerage firm (in street name); maintains records on how many shares each investor owns;

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b.

acts as an intermediary for the Company or/and as paying agent by paying interest, dividends or other distributions to shareholders; and/or in addition as proxy agent; and/or as exchange agent by exchanging shares of the Company in the case of a merger; and/or as tender agent and/or as mailing agent, sending quarterly, annual or other reports to the Company;

c.	helps shareholders in case of stolen, destroyed or lost share certificates.

The SHGT is DWAC-entitled since 11/25/2014. DWAC stands for Deposit/Withdrawal At Custodian. DWAC refers to the electronic transfer of new or certified physical shares.

14. Dilution

As this offer does not include the issuance of new shares, no immediate dilution arises. Dilution due to future capital measures are possible (please refer to section “II. Risks, Adverse effects for shareholders due to possible future capital measures”).

15. Information on the Consent of the Company for the Use of the Prospectus by Financial Intermediaries

The Company has not consented on the use of the prospectus by financial intermediaries.

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V. Reasons for the Offer, Costs of the Offer and Use of Proceeds

1. Costs of the Offer

The Company estimates the costs of the offer at approx. USD 80,000.00.

2. Reasons for the Offer

SHGT would like to use the prospectus to submit a public offer.

Investors shall be convinced of the possibility of an investment in shares of SHGT by targeted Public Relations and Investor Relations Measures.

The Company would like to advertise at investor fairs and trade fairs for an investment in shares of SHGT. This is an offer to the public within the meaning of the German Securities Prospectus Act (WpPG). Therefore, a security prospectus approved by the German Federal Financial Supervisory Authority (BaFin) is required. In accordance with section 13 para. 1 sentence 2 of the German Securities Prospectus Act (WpPG) the BaFin decides on the approval after a completeness check of the prospectus including a review of the coherence and comprehensibility of the information presented. The correctness of the information provided in this prospectus is, however, not the subject of the audit of the prospectus by the BaFin. Thus, the SHGT is obliged to create and publish a securities prospectus in accordance with the German Securities Prospectus Act (WpPG) in conjunction with the EU Regulation 809 / 2004.

3. Use of Proceeds

The Company will not receive sales proceeds from the offering, as the Company does not offer shares for sale and no new shares are issued in connection with the offer.

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VI. Company Information

1. Company, Registered Office, Business Address and Commercial Registry Data

The name of the Company is “Success Holding Group International, Inc.“. The Company particularly appears with the trade name “SHGT”.

The registered office of the Company is in Fort Wayne, Indiana, USA.

The business address is:

531 Airport North Office Park

Fort Wayne, Indiana 46825,

USA.

The telephone number is +1 (260) 490-9990.

The Internet address is www.shgtusa.com.

The Company is registered at the Nevada Secretary of State’s Office under the number (entity number) E0356162012-5.

2. .Legal Form and Authoritative Legal System

The Company was incorporated in the U.S. State of Nevada.

The Company is a corporation under the laws of the state of Nevada. The authoritative legal system is the law of the U.S. State of Nevada

3. Duration and Fiscal Year

The Company’s fiscal year ends on December 31st of each calendar year.

The duration of the Company is unlimited.

4. Incorporation and Company History

The Company was incorporated on 07/05/2012 in Las Vegas, Nevada (United States) under the laws of the U.S. State of Nevada, under the name Macco International Corp., for the issue of 75,000,000 shares with a nominal value of each USD 0.001 in the authorized share capital in the amount of USD 75,000.00 and registered with the Secretary of State Nevada Office under number E0356162012-5.

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The original business purpose of the Company was the sale of CNC machines. CNC machines (Computerized Numerical Control) are tooling machines that are capable of automatically manufacturing work pieces with high precision even for complex shapes by using modern control technology.

A change of control took place on 6/13/2014. On 4/23/2014 a stock purchase agreement was signed between Success Holding Group Corp. (hereinafter referred to as “Success Holding”) on the one hand and Mr. Sandu Mazilu and Mrs. Anna Mazilu on the other hand (hereinafter together referred to as “control block shareholders”). Mr. Sandu Mazilu and Mrs. Anna Mazilu jointly held a total of 6,200,000 pre-share split ordinary shares of the Company at that time. In accordance with the regulations and the conditions of the stock purchase agreement signed on 4/23/201, the Success Holding acquired a total of 6,200,000 pre-share split ordinary shares of the Company from the control block shareholders. With effect of 6/13/2014, Mr. Sandu Malizu, the sole Officer and Director of the Company, then resigned from his offices as President, Chief Executive Officer, Secretary and Chief Financial Officer. At the same time Mr. Steve Chen was appointed as Director and Chief Executive Officer, Mr. Brian Kistler was appointed as Director, President, Secretary and Chief Financial Officer.

Within the framework of this restructuring, the Company was renamed on 6/20/2014 to “Success Holding Group International, Inc.” to take better account of the business activity of SHGT and due to the change of the articles of incorporation adopted by the Board of Directors and the majority shareholders.

On 6/14/2014 the majority shareholders of SHGT approved a stock split of four for one (4: 1) of the ordinary shares of SHGT already issued, as well as the renaming of the Company. In accordance with the provisions of the Statute of SHGT under the Nevada Revised Statutes, the decision on a change of name as well as the stock split requires at least a simple majority of the votes. The By-laws of SHGT do not provide a cumulative voting. At the closing date of 6/14/2014, SHGT had issued 9,170,000 ordinary shares carrying voting rights. The change of name and the stock split have been decided with 6,200,000 votes, representing approximately 67.6% of the ordinary shares carrying voting rights.

The stock split came into effect in the U.S. State of Nevada on 6/19/2014 and on the OTC Bulletin Board on 7/8/2014 as a result of the submission of the relevant documents with the Financial Industry Regulatory Authority (FINRA). As a result of the stock split the issued ordinary shares of the Company totaling 9,170,000 shares were increased to 36,680,000 ordinary shares, also with a nominal value of USD 0.001 each. The trading symbol was changed to “SHGT”.

SHGT established a branch office in Taiwan on 10/20/2014.

Due to the amendment to the Statute approved by the Board of Directors the end of the fiscal year was changed from February 28 to December 31 on 12/1/2014.

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5. Company By-laws and Articles of Incorporation

a. Business Purpose

The Articles of Incorporation provide that SHGT can operate all legitimate businesses. The Articles of Incorporation do not define objectives or corporate purposes.

SHGT is currently investigating private and public companies in Asia and the United States as acquisition and merger candidates in the areas of integration of branches and brands, IoT (Internet of Things), alternative energy technology, Internet services and logistics services. SHGT plans to invest in or to take over up to thirty companies in the next ten to fifteen years.

b. Rights, Privileges and Restrictions relating to Classes of Shares

The articles of incorporation stipulate that the Company is entitled to issue a class of shares consisting of 300,000,000 ordinary shares with a nominal value of USD 0.001 each. SHGT is also authorized to issue rights, warrants and options for the purchase of each class of equity capital securities.

In accordance with the articles of incorporation of SHGT, ordinary shares can be issued from time to time without the participation of the shareholders for such considerations, which are determined by the Board of Directors from time to time. Shares issued in such a way and for which consideration was paid or delivered are considered fully paid-up shares and their owners are not liable for additional payments.

Ordinary shares are irredeemable, have no exchange or subscription rights and cannot be the subject of reviews for settlement of debts of SHGT, once they are fully paid.

Each ordinary share grants the shareholder one vote on matters submitted to a vote by the shareholders. Cumulative voting rights with respect to election of directors do not exist.

There are no preference shares to the date of the prospectus.

In the event of liquidation, dissolution of the Company or distribution of the assets of SHGT, the shares grant the right for a pro rata participation in the proceeds of the assets.

c. Amendment of the Rights of Shareholders

For the amendment of the articles of incorporation or for other measures changing the rights of the owners of ordinary shares, a thirds majority of the shares issued is required in an extraordinary meeting. In case of a written resolution without holding a general meeting the majority of all shares issued is required.

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d. Change in the Control of the Company

The By-laws and the Articles of Incorporation of the Company contain no provisions that could cause a delay, postponement or preventing a change in the control of the Company.

The provisions of the Securities Exchange Act of 1934 as amended must be observed at all takeover offers.

E. Threshold Values of Shareholders to be Disclosed

The Company By-laws contain no own arrangements in relation to notification obligations for shareholders.

Each shareholder who holds more than 4.99% of the issued ordinary shares of SHGT is required to submit the Schedule 13D in accordance with section 13 of the Securities Exchange Act of 1934. Each shareholder who holds more than 9.99% of the issued ordinary shares of SHGT is required to submit the Schedules 3 and 4 in accordance with section 16 of the Securities Exchange Act of 1934.

f. By-laws Regulations Relating to Capital Increases

The By-laws and the Articles of Incorporation of the Company contain no provisions regarding changes in the shareholders’ equity, with the result that the statutory regulations of the U.S.-State of Nevada are applicable in this respect.

6. Description of the SHGT Group

SHGT is part of a group of companies and perceives the function of the parent Company within this group. SHGT has three 100% subsidiaries, the Success Entertainment Group Inc. (hereinafter referred to as “SEG”), the Celebrity Enterprise Co,. Inc. (hereinafter referred to as “CEC”) and the Success Drink Group Inc.

Shown below is the structure of the group.

Due to the share transfer agreement between SHGT and Mr. Wen-Chi Huang the CEC is a 100%-owned subsidiary of SHGT since 8/15/2014.

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SEG is a 100%-owned subsidiary of SHGT since 8/28/2014.

On 9/3/2014 the Success Drink Group Inc issued 500,000 ordinary shares to SHGT for no consideration. As a result the Success Drink Group Inc. became a 100%-owned subsidiary of SHGT.

a. Celebrity Enterprise Co., Ltd.

CEC is a Company based in the Seychelles and founded on 8/15/2014. The business address of CEC is as follows: Suit 1, Commercial House One, Eden Island, Seychelles. The business purpose of CEC is the organization of training seminars and investments for the purpose of production of short movies.

b. Success Entertainment Group Inc.

SEG is a Company based in the Cayman Islands and founded on 8/28/2014. The business address of SEG is as follows: Cassia Court, Suite 716, 10 Market Street, Camana Bay, Grand Cayman, Cayman Islands KY1 9006. The business purpose of SEG is investment activities for the purpose of production of short movies.

c. Success Drink Group Inc.

Success Drink Group Inc. was founded on 9/3/2014 in the Republic of Seychelles. Its business address is as follows: Suite 1, Commercial House One, Eden Island, Republic of Seychelles. The business purpose of Success Drink Group Inc. is the sale of beverage products.

On 9/3/2014 Success Drink Group Inc issued 500,000 ordinary shares to SHGT for no consideration. As a result it became a 100%-owned subsidiary of SHGT.

Success Drink Group Inc. was founded for the purposes of marketing the new health drink “888 Success Drink”. The marketing shall take place through five large consumer retail chains in China. It is intended to distribute the new drink at around 20,000 to 30,000 supermarket branches in the year 2015.

In addition, SHGT holds stakes in the following companies:

d. Launch TV Network Company Inc.

Due to the take over and share exchange agreement made with the Company Freedom Energy Holdings Inc. on 11/10/2014 SHGT has acquired 55% of the shares of the Company Launch TV Network Company Inc.

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e. StatClash Inc.

Pursuant to the share transfer agreement connected on 10/17/2014 the majority shareholder, Success Holding Group Corp. USA, assigned and transferred all of its held 4,700,000 ordinary shares of StartClash Inc. to SHGT. As a result SHGT has acquired a 31% stake in StatClash Inc.

StatClash is a Start-up Company headquartered in Mount Clemens, Michigan, USA, that operates a web site. Fantasy sports games are offered through the web site.

7. Statutory Auditor

The Company’s original auditor, Ronald R. Chadwick, P.C. resigned on 11/22/2013. Ronald R. Chadwick, P.C. was the statutory auditor of the Company in the period of 3/8/2013 until 11/22/2013. The financial statements of the Company for the short fiscal year ending on 02/28/2013 and therefore for the period from 07/05/2012 until 02/28/2013, was audited by Ronald R. Chadwick, P. C..

Ronald R. Chadwick, P.C. with address at 2851 South Parker Road, Suite 720, Aurora, Colorado 80014, USA, is a member of the Public Company Accounting Oversight Board (“PCAOB”).

On 11/22/2013 the Company appointed Cutler & Co., LLC as the Company’s statutory auditors. The financial statements of the Company for the fiscal year ending on 02/28/2014 was audited and issued an unqualified audit opinion by Cutler & Co., LLC, with address at 2191 W. 64th Avenue, Suite 205B, Arvada, Colorado, USA (hereinafter referred to as “Cutler”).

Cutler is a member of the Public Company Accounting Oversight Board (“PCAOB”).

Cutler was dismissed on 06/30/2014 and on 06/30/2014 the Yichien Yeh, CPA, 21738 51st Avenue, Oakland Gardens, New York 11365, USA (hereinafter also referred to as “Yeh”) was appointed as the Company’s new statutory auditors. The financial statements of the Company for the fiscal year ending on 03/01/2014 until 12/31/2014 was audited and issued an unqualified audit opinion by Yeh.

Yeh is a member of the Public Company Accounting Oversight Board (“PCAOB”).

Yeh was dismissed on 3/27/2015 and on 3/27/2015 the RBSM LLP, with address at 805 Third Avenue, New York, NY 10022, USA (hereinafter also referred to as “RBSM”) was appointed as the Company’s new statutory auditors.

RBSM is a member of the Public Company Accounting Oversight Board (“PCAOB”).

There were no differences between the Company and Ronald Chadwick P. C. , Cutler and the Yeh regarding accounting and financial data.

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VII. Operations

1. Principal Business Operation Area

SHGT is currently investigating private and public companies in Asia and the United States as acquisition and merger candidates. The acquisition and expansion effort of SHGT are focused on companies that are active in the areas of integration of retail chains and brands, IoT (Internet of Things), alternative energy technologies, Internet services and logistics services.

SHGT and its two subsidiaries, the CEC and the SEG, are currently engaged in two main business areas: the implementation of training seminars mainly in China and the investment in the production of Internet short movies in China. The business purpose of CEC, which began its business operations immediately after its foundation on 08/15/2014, is the organization of training seminars and engaging in investments for the purpose of the production of Internet short movies. SEG, which was founded on 08/28/2014 and began its business operation immediately afterwards, also invests in the production of Internet short movies.

In addition, the 100%-owned subsidiary of SHGT is currently developing a special beverage called “888 Success Drink”.

Currently the most important market in which the Group operates is China.

2. Products and Customers

a. Online Movies

The current focus of SHGT and its two subsidiaries CEC and SEG is the online movie business in China, where the focus is currently on the Internet short movie market. Internet movies are very popular in China and Asia.

SHGT signed several contracts with an Internet film-team and some of the Asian top actors and actresses, directors and producers (together the “Internet movie contracts”). In July 2014, Steve Andrew Chen invited Jacky Wu (Tsung-Hsien Wu), who is considered the “God father” of the variety show, and his daughter Sandy Wu (Shan-Ju, Wu) to participate in the New Wave of Asian Film media conference in Shanghai, China. Jacky Wu agreed to act as Director on behalf of SHGT. Jacky Wu produces the Chinese LETV “Rock n‘ Road”, an Internet movie that as over a billion viewers in the opinion of the Executive Board of the SHGT Internet.

SHGT online team consists of five major Asian directors. The online movie contracts make provisions for the production of a series of thirty online movies with many of China’s top actors and actresses. The SHGT plans to produce the thirty episodes during the next year.

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It is intended that Jacky Wu will direct some episodes and will invite celebrities and superstars for each episode. The management of SHGT assumes that Ping-Yuan, Huang, the famous love song singer, will take the lead role in the series. It is the intention of SHGT to combine their resources with professional production teams to reach a wide audience and primarily a young audience. The production shall address the concerns, needs and desires of young viewers and provide entertainment at a high level. To continue this business strategy SHGT plans the start of the second drama in collaboration with the romance novel writer Amy Cheung from Hong Kong and the Fortune Media Corp.

The shooting for the following movies have already been completed or are still on-going.

“The Pronunciation Class of Love”

SHGT has completed the shooting of the inspiring online movie “The Pronunciation Class of Love”. The shooting ended in Taipei on 08/25/2014. The online movie “The Pronunciation Class of Love” was filmed by the Executive Producer Mr. Steven Andrew Chen, the Chairman of the Board of Directors of SHGT. Yen-Ming Chen directed. Among others, the comedian Handian Chen along with the female Star Lara and TV show host Jacky Wu played in the Internet movie “The Pronunciation Class of Love”. SHGT expects that the movie will be soon published on the Internet. Internet movies are very popular in China and Asia. At the date of the prospectus the SHGT has signed no contracts on this movie.

“Master Series Internet Movie Series“ and “Comedic Master Series Internet Movie Series“

On 05/20/2014 SEG, a subsidiary of SHGT, entered into two contracts with the company Global Asia Star Media Co., Ltd. for the production and marketing of two Internet movies “Master Series Internet Movie Series” and “Comedic Master Series Internet Movie Series” for 37,800,000.00 NTD (approx. 1,199,466.00 USD) per series. Each series consists of six episodes, with each episode having a length of approximately 25 minutes. The company Global Asia Star Media Co., Ltd. has to deliver one episode every two months starting from August 2014 and receives 20% of the product placement fees.

"Xiao Wei"

On 09/17/2014 CEC, the subsidiary of SHGT, entered into an agreement with the company Flu Idea Studios for the production of an Internet movie with the title “Xiao Wei” for 5,000,000.00 NTD (approx. 158,730.00 USD). The movie must be completed by 12/31/2015. The company Flu Idea is entitled to receive 20% of the product placement fees and 10% of the pre-tax profit.

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“High-Heels”

On 11/19/2014 the Board of Directors approved the execution of the production and distribution agreement (hereinafter also referred to as “production agreement”) between the subsidiary, Success Entertainment Group Inc. and the company Shengda Movie Production (hereinafter referred to as “Shengda”). Pursuant to the production agreement the Shengda is obligated to produce a motivation Internet movie series with the title “High Heels”. The movie tells the story of a famous ballet dancer, who loses her leg in a car accident and begins to dance again afterwards.

To the date of the prospectus, the Shengda has completed the filming and production of the movie. It is planned that the marketing and distribution of the movie will start in the near future.

b. Video Cloud Services

SEG, the subsidiary of SHGT, has entered into a contract (the “Gridow contract”) with the company Gridow Inc., a leading cloud-service company (hereinafter referred to as “Gridow”), which offers professional video cloud services in Asia-Pacific. The Gridow contract foresees the creation of a strategic partnership. SEG and the Gridow will work together to provide qualitative, professional video cloud services in the greater China, where they will jointly offer the series of the above discussed Internet movies.

The subsidiary Company SEG was founded in the year 2014 and assumes that it will invest in and produce three to five huge motion pictures, appearing in theaters around the world, as well as thirty Internet movies, which will be published on TV channels and professional Video Cloud in Asia and North America.

The Gridow is a leading provider of video cloud services. The company was founded by investors from the IT-area and the Industrial Technology Investment Corp., a venture capital company of the Industrial Technology Research Institute in Taiwan. The successful experiences gained of the years has enabled the Gridow to offer joint services with Chunghwa Telecom in Taiwan and the NTT Communications in Japan, to provide professional business video services for many companies and customers in Taiwan and Japan. Both companies believe that their co-operation and experience will make it possible to create brand new video services and to expand their customer base in the Greater China.

c. Seminars

The Company offers a series of programs around business management and private lifestyle, which were developed by Mr. Chen, the Chairman of the Board of Directors. The Company sells books and DVDs on these topics and offers training and development programs within the framework of local and national seminars, as well as public and private lectures as well as other coaching programs.

In the fiscal year 2014 Mr. Steve Andrew Chen held monthly seminars in South Asia, in which SHGT collected admission fees and sold CDs, books and other products. In the year 2014, 30 events took place with Mr. Chen. Typically 700 to 1,500 people attend each seminar. In the year 2014 the Company generated revenues in the amount of USD 14,900,000.00, of which USD 9,600,000.00 came from admissions fees and approx. USD 5,300,000.00 from the sale of books and DVDs.

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d. Beverage Market

The Success Drink Group Inc. develops together with the company Shanghai Taiyiein a health beverage called “888 Success Drink”. The company Shanghai Taiyiein is headed by Mr. Steve Chen, the Chairman of the Board of Directors.

It is planned that the Success Drink Group Inc. will serve as a sales agent in Asia. The “888 Success Drink” is a natural beverage that is produced from the black rice grown in China and is considered as nutritious and rich in antioxidants.

In the year 2014 Success Drink Group Inc. has neither closed any distribution agreements nor sold any products. It is expected that a sales agreement with the company Shanghai Taiyiein will be closed and that the beverage “888 Success Drink” will be distributed by mid-2015.

3. Research and Development, Dependency of Property Rights and Contracts

The Company is not engaged in research or development. Its subsidiary, the Success Drink Group Inc. currently develops a health beverage called “888 Success Drink” together with the company Shanghai Taiyiein. To the date of the prospectus the Success Drink Group Inc. has neither entered into a distribution agreement with respect to the beverage “888 Success Drink”, nor has it started the sale of the beverage. The Success Drink Group Inc. plans to enter into an agreement with the company Shanghai Taiyiein for the distribution of the beverage “888 Success Drink” until mid-2015.

The Company does not have its own patents and licenses. The business activity of the Company does not depend on patents or licenses, industrial, trade, or financing contracts or new manufacturing processes.

4. Trend Information

a. Recent Business Developments

Success Drink Group Inc.,

In the beginning of September 2014 a newly founded subsidiary of SHGT, the Success Drink Group, Inc., was to sell the newly developed health drink “888 Success Drink” the Chinese market. The Company’s management is of the opinion that the Chinese beverage market has achieved high sales and earnings yield and is on the way to become one of the world’s largest beverage markets, especially for qualitatively high-value health drinks.

The Company plans to target 100,000 supermarket stores through its subsidiary, Success Drink Group Inc., in the year 2015. The marketing of the health drink “888 Success Drink” will take place through five large consumer retail chains in China. It intends to place the new drink in around 20,000 to 30,000 supermarket branches in the year 2015.

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Success Entertainment Group Inc. (SEG)

For the year 2015, the SEG has set up to reach 150,000,000 active members / viewers of their own film channel platform and to increase the active membership/viewers beginning in 2017 to 1,500,000 annually. The goal is to have it 800,000,000 memberships/viewers by the year 2020. The SEG’s market position is based on the Online-Offline-2 (Online-2-Offline) trend, in order to connect with the Internet platform in Europe, America, and Asia.

There were no other significant recent trends in business operations and the associated costs since the end of the last financial year up to the date of this prospectus.

b. Business Prospects

In the fiscal year 2015, the SHGT intends to invest in thirty Internet short films. It is planned to produce an Internet film series, to encourage people to realize their dreams and achieve true happiness.

SHGT believes that the beverage market in China has reached US $ 30 billion and could be one of the world’s largest beverage markets, especially for high-quality health drinks. SHGT intends, to market the health drink “888 Success Drink” in five large consumer retail chains in China and to place it in the year 2015 at around 20,000 to 30,000 supermarket branches.

SHGT expects that the Chairman of the Board of Directors, Mr. Andrew Chen, will hold about sixty seminars will during the calendar year.

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5. Market

The internet has changed the world. It has influenced almost every aspect of society. The ability to communicate music and video instantly with everyone in the world - with words, images, music, and videos - has forced people to change how they interact with the world around them and how they do business. The Internet has not only changed the film industry - how films are marketed and viewed - but also the ways and approaches to the film industry itself. In combination with the available affordable digital technology, the Internet makes it much easier for anyone to create a video project. Websites such as YouTube and Vimeo make it easy for anyone who has a camera to post a video, and computers that now have editing capabilities allow the optimization each of his/her projects.

The Internet makes it easier for the filmmakers "out there" to present their work and to attract attention on the Web. This provides better access to the public and the professionals not only unknown film-makers, but also a career in the film industry makes more accessible to more film-makers.

The Film business had to adapt to the changes that the Internet brought with it. The SHGT intends to take advantage of this new emerging industry. The SHGT believes that China will become the world's second largest entertainment market.

6. Exceptional Influences

Neither business nor the market situations have been influenced by exceptional factors.

7. Corporate Strategy

SHGT currently identifies private and public companies in Asia taht can be considered as a takeover and merger candidates. SHGT’s shares are currently traded on the OTC Bulletin Board, and the forecast profit before tax amounts to US $0.70 to $0.90 USD per share.

SHGT focuses on logistics, integration of retail chains and brand names, IoT (Internet of Things), alternative energy technologies, and the Internet. Through the restructuring of the Company, SHGT will be even more capable to follow the goal of quality companies in Asia to be purchased. SHGT plans to invest in, or take over, up to thirty companies in the next ten to fifteen years. SHGT shareholders should benefit from the higher growth potential in the Asiatic region.

SHGT currently has its emphasis on the Internet film business in China. SHGT has finished filming for the inspiring Internet film “The Pronunciation Class of Love”, soon to be published on the Internet on August 25, 2014.

SHGT signed several agreements with some of the top Asian actors, directors, and producers (together the "Internet Film Contracts"). The Internet Film Contracts provide for the production of a series of thirty Internet films. SHGT plans to produce the thirty episodes during the year 2015.

Furthermore, SHGT plans the production start of the second drama in collaboration with the romance novel writer Amy Cheung from Hong Kong and the Fortune Media Corp.

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8. Marketing and Sales

On November 19, 2014 the Board of Directors approved the execution of an affiliated production and distribution agreement (hereinafter called “production agreement”) between SEG and the Shengda Movie Production Company (hereinafter called “Shengda”). According to the agreement, the Shengda is committed to produce a motivational Internet film series entitled "High-Heels".

In accordance with the terms of the agreement, Shengda was authorized to shoot, produce, and distribute the film. Each episode is to be about 25 minutes long and costs 7,500,000.00 New Taiwan Dollars (NTD) including the script in the amount of 1,500,000.00 NTD (referred to as the “fee” hereinafter). The fee, which includes the cost of production, marketing and distribution, is payable in five installments by SEG.

With Shengda it was further agreed that the film will be seen on one of the six largest Chinese Internet video platforms and will be published on the satellite and the Chinese National Television as well. The profits generated from the film will be distributed, after deduction of necessary production costs, equally between Shengda and SEG. Up to the date of the prospectus, Shengda has completed the filming and production of the film. It is planned that the marketing and the distribution of the film will start soon.

In accordance with the acquisition contract among SHGT, Freedom Energy Holdings Inc. and Launch TV Network Company, Inc. (hereinafter called “Launch TV”) , whose execution was approved by the Board of Directors on November 10, 2014 , SHGT has acquired 550 common shares of Launch TV from Freedom Energy Holdings Inc. representing a 55% stake in Launch TV. In accordance with the other terms and conditions of the contract, SHGT has committed itself to transfer 500,000 of their restricted shares to Freedom Energy Holdings Inc., and Freedom Energy Holdings Inc. has committed itself not to sell the 500,000 SHGT ordinary shares for a period of 24 months.

On October 17, 2014, the Board of Directors has approved the execution of the equity transfer agreement concluded on October 17, 2014. Pursuant to this agreement, the majority shareholder of the Company, Success Holding Group Corp. USA (”Success Holding”) consented to relinquish and transfer to SHGT all 4,770,000 of the StatClash, Inc. ordinary shares held by them. Success Holding had signed a takeover contract on August 8, 2013 with StatClash Inc. according to which StatClash Inc. sold the 4,770,000 ordinary shares, representing a 31% stake in StatClash Inc., to Success Holding.

StatClash is a start-up company headquartered in Mount Clemens, Michigan, USA, that operates a website. Fantasy sports games are offered through the website.

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9. Legal Disputes

There exist no government intervention, court, or arbitration proceedings (including those proceedings that are still, as far as SHGT knows, pending or could be initiated), passed/completed in the period of at least the last 12 months, and that substantially affect the financial position or profitability of SHGT and/or the SHGT group have now or in the future.

10. Tangible Assets

SHGT has no tangible assets.

11. Environmentally Relevant Question with Regard to Tangible Assets

As the Company has no assets, this point is moot.

12. Investments

a. The Most Important Investments of the Past

Acquisition of CEC

On August 15, 2014, the Board of Directors approved the execution of the transfer of shares between SHGT and Mr. Wen-Chi Huang (the "share transfer agreement"). Pursuant to the share transfer agreement, SHGT acquired the entire outstanding 10,000 ordinary shares of Celebrity Enterprise Co., Ltd. (”CEC”) at the price of US $10,000.00 from Mr. Wen-Chi Huang. Since then, the CEC has been a wholly owned subsidiary of SHGT.

Acquisition of SEG

On August 28, 2014, the Company acquired 47,999,999 ordinary shares at nominal value of success Entertainment Group Inc. (”SEG”) from Mr. Steve Andrew Chen and an additional 12,000,000 shares of SEG from Mr. Chris (Chi Jui) Hong for no consideration. As a result, the SEG became a 100% subsidiary of SHGT.

Mr. Steve Andrew Chen is the Chairman of the Board of Directors of SHGT and Mr. Chris (Chi Jui) Hong is the Chief Executive Officer of SHGT.

Acquisition of Success Drink Group Inc.

Success Drink Group, Inc. was founded on September 3, 2014 under the laws of the Republic of Seychelles. On September 3, 2014 the Success Drink Group Inc. issued 50,000,000 ordinary shares to SHGT with no consideration, whereby Success Drink Group, Inc. became its wholly-owned subsidiary.

The business of Success Drink Group, Inc. is the sale of beverage products.

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Acquisition of 31% of the Shares of StatClash Inc.

On October 17, 2014 the Board of Directors approved the execution of the equity transfer agreement concluded on October 17, 2014. Pursuant to this agreement, the majority shareholder of the Company, Success Holding Group Corp. USA (”Success Holding”), consented to relinquish and transfer to SHGT all 4,770,000 ordinary shares of StatClash Inc. held by them. Success Holding had signed a takeover contract on August 8, 2013 with StatClash Inc. according to which StatClash Inc. sold the 4,770,000 ordinary shares, representing a 31% stake in StatClash Inc., to Success Holding.

Acquisition of the 55% Participation in Launch TV Network Company, Inc.

On November 10, 2014, the Board of Directors approved the execution and closed the contract between Freedom Energy Holdings Inc. (hereinafter called “Freedom Energy”) and Launch TV Network Company, Inc. (hereinafter called “Launch TV”). In accordance with the terms and conditions of the contract, SHGT has acquired the 550 ordinary shares of Launch TV from Freedom Energy, representing a 55% stake in Launch TV. SHGT has committed itself to transfer 500,000 of their restricted shares to Freedom Energy, and Freedom Energy has committed itself not to sell the 500,000 SHGT ordinary shares for a period of 24 months.

“The Pronunciation Class of Love”

SHGT has completed the shooting of the inspiring Internet film "The Pronunciation Class of Love". The shooting ended in Taipei on August 25, 2014. “The Pronunciation Class of Love” was filmed by the executive producer, Mr. Steven Andrew Chen, the Chairman of the Board of Directors of SHGT. Yen-Ming Chen directed. Comedian Handian Chen played among others in the film, together with the female star Lara and TV show host Jacky Wu. SHGT expects that the film will be soon published on the Internet. Up to the date of the prospectus, SHGT has signed no agreements for this film.

b. The Most Important Current Investments

“Master Series Internet Film Series” and “Comedic Master Series Internet Film Series"

On May 20, 2014, the SHGT subsidiary, SEG, completed two contracts for the production and marketing of two Internet film series “Master Series Internet Film Series” and “Comedic Master Series Internet Film Series” for 37,800,000.00 NTD (approximately US $1,199,466.00) per series with the company Global Asia Star Media Co., Ltd. Each series consists of six episodes, where each episode has a length of approx. 25 minutes. Global Asia Star Media Co., Ltd. must deliver an episode every second month starting from August, 2015 and receives 20% of the product placement fees. The project is self-financed.

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“Xiao Wei"

On September 17, 2104, the SHGT subsidiary, CEC, closed an agreement with the company Flu Idea Studios for the production of an Internet film named "Xiao Wei" for 5,000,000.00 NTD (approximately US $158,730.00). The film is to be completed by December 31, 2015. By the date of the prospectus the production of the film had not started. The Flu Idea is entitled to receive 20% of product placement fees and 10% of pre-tax profit. The project is self-financed.

“High Heels”

On November 19, 2014 the Board of Directors approved the execution of and affiliated production and distribution agreement (hereinafter “agreement”) between SEG and the Shengda Movie Production Company (hereinafter “Shengda”). According to the agreement, Shengda is committed to produce and to distribute a motivational Internet film series entitled "High Heels".

Each episode is to be about 25 minutes long and costs 7,500,000.00 NTD including the script in the amount of 1,500,000.00 NTD (the “fee”). The fee, which includes the cost of production, marketing and distribution, is payable in five installments by SEG. The filming and production of the film were complete on the date of the prospectus. The marketing and the distribution of the film is to begin soon. The project is again self-financed.

c. The Most Important Future Investments

The Company intends to invest in 2015 in about thirty Internet short films. It is planned to produce an Internet film series to encourage people to realize their dreams and achieve true happiness. The Company has already concluded several contracts for the production of these Internet film series, which will consist of about 30 Internet short films, (hereinafter called “Internet film contracts”). The Internet Film contracts aim for the production of thirty Internet short films with a budget of US $15,000,000.00 that will be generated from current revenues.

The Company has a budget of approximately US $300,000.00 to US $1,000,000.00 for each short film, depending on the production proposal, and is planning to finance these projects from its operating cash flow. It is planned to sell advertising slots and sponsorship relating to the Internet short films. In addition, the Company will try to sell the broadcasting rights for these films, and develop and distribute promotional items and other products associated with these films.

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13. Significant Contracts

a. Agreement between SHGT and Mr. Mark Corrao

On February 1, 2015 the Company concluded a written agreement with the newly elected, non-executive director. Under this agreement, Mr. Corrao, as non-executiv director, will be remunerated with an annual compensation of US $24,000.00 and 50,000 restricted shares of the Company (”restricted securities”) as a non-executive director. SHGT will grant Mr. Corrao the 50,000 restricted shares in three installments (February 10 of the year 2016 and 2017 respectively 16,666 shares, and on February 10, 2018 the remaining 16,667 shares).

b. Production and Distribution Agreement between SEG and Shengda Movie Production

On November 19, 2014 the Board of Directors approved the execution of and affiliated production and distribution agreement (hereinafter called “production agreement”) between SEG and the Shengda Movie Production Company (hereinafter called “Shengda”). According to the production agreement, Shengda is committed to produce and to distribute a motivational Internet film series entitled "High Heels".

In accordance with the terms of the agreement, Shengda was authorized to shoot, produce and distribute the film. Each episode is to be about 25 minutes long and costs 7,500,000.00 NTD including the script in the amount of 1,500,000.00 NTD (hereinafter called the “fee”). The fee, which includes the cost of production, marketing and distribution, is payable in five installments by SEG.

c. Takeover and Share Exchange Agreement with Freedom Energy

On November 10, 2014, the Board of Directors approved the execution and closed the takeover contract between Freedom Energy Holdings Inc. (hereinafter “Freedom Energy”) and Launch TV Network Company, Inc. (hereinafter called “Launch TV”). In accordance with the terms and conditions of the contract, SHGT acquired the 550 ordinary shares of Launch TV from Freedom Energy, representing a 55% stake in Launch TV. SHGT has committed itself to transfer 500,000 of their restricted shares to Freedom Energy, and Freedom Energy has committed itself not to sell the 500,000 SHGT ordinary shares for a period of 24 months. The 500,000 ordinary shares were issued at a price of US $2.80 per share.

d. Agreement between Success Entertainment Group Inc. and Shengda Movie Production

On November 19, 2014, Success Entertainment Group Inc. concluded a production and distribution agreement (hereinafter called “production agreement”) with Shengda Movie Production (hereinafter called “Shengda”). According to the agreement, the Shengda is committed to produce a motivation-Internet-film series titled "High-Heels".

At the date of the prospectus, the Shengda completed the filming and production of the film. It is planned that the marketing and the distribution of the film will start soon.

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e. Stock Option Agreement Dated November 30, 2014

According to the Stock Option Agreement (”Stock Option Agreement”) concluded on November 30, 2014 between the Company and New Opportunity Business Solutions, Inc., the Director, President, Secretary, Treasurer, and Chief Financial Officer of SHGT, Mr. Brian Kistler, granted New Opportunity Business Solutions, Inc. the option to buy 500,000 ordinary shares of SHGT at a price of US $5.00 per share for. This option was granted to Mr. Kistler in return for his role in the negotiation and execution of the takeover agreement concerning the participation of SHGT in the Launch TV Company. The deadline for exercising the option is three years counting from the October 30, 2014.

f. The Stock Transfer Agreement with Success Holding Group Corp. USA and the Takeover Agreement between Success Holding Group Corp. USA and StatClash Inc.

On October 17, 2014, the Board of Directors approved the execution of the stock transfer agreement concluded on October 17, 2014. Pursuant to this agreement, the majority shareholder of the Company, Success Holding Group Corp. USA (”Success Holding”) consented to relinquish and transfer to SHGT all 4,770,000 ordinary shares of StatClash Inc. held by them. Success Holding had signed a contract on August 8, 2013 with StatClash Inc., according to which StatClash Inc. sold 4,770,000 ordinary shares, representing a 31% stake in StatClash Inc., to Success Holding.

g. Agreement between Success Entertainment Group Inc. (SEG) and Gridow Inc.

The SHGT subsidiary, SEG, signed a contract (the “Gridow Agreement”) on September 1, 2014 with the Gridow Inc. Gridow Inc. (hereinafter “Gridow”) is a leading cloud-service Company, and offers professional video cloud services in the Asia-Pacific area. The Gridow Agreement provides for the establishment of a strategic partnership between SEG and Gridow.

h. Employment Contract with Brian Kistler

On October 31, 2014, the Board of Directors approved the implementation of the agreement of May 8, 2014 concerning the employment relationship with Brian Kistler, President of the Company and a Member of the Board of Directors.

Under the terms of the employment contract: (i) the Company agreed to pay Mr. Kistler annual compensation in the amount of US $36,000.00; and (ii) Mr. Kistler agreed to act as president of the Company and to provide his expertise, independent judgment, and discretion in the provision of the following, but not exclusive to these services: (a) the support of the Company in the listing on a major stock exchange; (b) the responsibility for the application for listing of the shares to trading on the OTCQB and NASDAQ / AMEX; (c) the facilitation of investment in the Company; and (d) be responsible for press releases and media contact in the United States.

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i. Promissory Note Loan Agreement between Launch TV Network Company, Inc. and New Opportunity Business Solutions, Inc.

According to the promissory note loan agreement signed on October 30, 2014 between Launch TV Network Company, Inc. and New Opportunity Business Solutions, Inc., New Opportunity Business Solutions, Inc. has granted Launch TV Network Company, Inc. a loan in the amount of US $6,000.00. The promissory note is due and payable on demand. The interest rate on the loan is 1% p.a. The outstanding balance amounted on the date of the prospectus was US $6,000.00.

j. Agreement between Celebrity Enterprise Co. and Ltd. Flu Idea Studios

On September 17, 2014, Celebrity Enterprise Co., Ltd, closed an agreement with the Flu Idea Studios for the production of an Internet film named “Xiao Wei” for 5,000,000.00 NTD (approximately US $158,730,00). The film is to be completed by December 31, 2015. Flu Idea is entitled to receive 20% of product placement fees and 10% of the pre-tax profit.

k. Acquisition of Ordinary Shares of Success Drink Group Inc.

The Company Success Drink Group Inc., incorporated under the laws of the Republic of Seychelles on September 3, 2014 announced on September 3, 2014 without anything in return that it will give 50,000,000 common shares to the SHGT for no consideration, whereby Success Drink Group Inc. becomes a wholly owned subsidiary of SHGT.

l. Promissory Note Loan Agreement between Success Holding Group Corp. USA and Celebrity Enterprise Co. Ltd.

According to the agreement concluded on August 28, 2014 between the main shareholder of the Company, Success Holding Group Corp. USA (”Success Holding”) and the 100% SHGT subsidiary Celebrity Enterprise Co. Ltd. (”CEC”), Success Holding granted CEC a loan totaling US $500,000.00. The loan is interest-free during the period from August 28, 2014 up to August 27, 2016 and beginning in the year 2015 to be repaid in monthly installments of $42,000.00 due on the 30th of each month. In case of default in payment, CEC owes interest on arrears in the amount of 3% p.a. This promissory note loan would be fully repaid in October, 2014.

m. Promissory Note Loan Agreement between Success Holding Group Corp. USA and Success Entertainment Group Inc.

According to the agreement concluded on August 28, 2014 between the main shareholder of the Company, Success Holding Group Corp. USA (”Success Holding”) and the 100% SHGT subsidiary Success Entertainment Group Inc. (”SEG”), Success Holding granted SEG a loan totaling US $1,200,000.00. The loan is interest-free during the period from August 28, 2014 up to August 27, 2016 and beginning in the year 2015 to be repaid in monthly installments of $ 100,000.00 due on the 30th of each month. In the event of default in payments, the SEG owes default interest at the rate of 3% p.a. In October, 2014, a part of the loan was repaid in the amount of US $1,080,000.00 USD. The outstanding loan amount to be repaid amounted to a total of US $120,000.00 USD on the date of prospectus.

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n. Share Transfer Agreements

On August 28, 2014, the Company acquired 47,999,999 ordinary shares at nominal value of Success Entertainment Group Inc. (”SEG”) from Mr. Steve Andrew Chen and an additional 12,000,000 shares of Success Entertainment Group Inc. (”SEG”) from Mr. Chris (Chi Jui) Hong with no consideration. As a result, the SEG became a 100% subsidiary of SHGT.

Mr. Steve Andrew Chen is the Chairman of the Board of Directors of SHGT and Mr Chris (Chi jui) Hong is the Chief Executive Officer of SHGT.

o. Loan Agreement between SHGT and Success Holding Group Corp. USA

On August 13, 2014, the majority shareholder of SHGT, Success Holding Group Corp. USA, granted the Company a loan in the amount of US $60,000.00. The loan is due for repayment within one year and is interest free. The annual interest rate after the maturity date is 3%. On the date of the Prospectus the outstanding loan amount totals US $60,000.00.

p. Promissory Note Loan Agreement between Success Holding Group Corp. United States and Celebrity Enterprise Co. Ltd.

According to the agreement concluded on August 18, 2014 between the main shareholder of the Company, Success Holding Group Corp. USA (”Success Holding”) and the 100% SHGT subsidiary Celebrity Enterprise Co. Ltd. (”CEC”), Success Holding granted CEC a loan totaling US $ 1,000,000.00. The loan is interest-free during the period from August 18, 2014 up to August 17, 2016 and beginning in the year 2015 to be repaid in monthly installments of $ 90,000.00 due on the 30th of each month. In case of default in payment, the CEC owes interest on arrears in the amount of 3% p.a. This promissory note loan would be fully repaid in October, 2014.

q. Share Transfer Agreement Dated August 15, 2014

On August 15, 2014, the Board of Directors approved the execution of the transfer of shares between SHGT and Mr. Wen-Chi Huang (the "share transfer agreement"). Pursuant to the share transfer agreement, SHGT acquired the entire 10,000 ordinary shares outstanding of Celebrity Enterprise Co., Ltd. (”CEC”) at the price of US $10,000.00 from Mr. Wen-Chi Huang. Since then, the CEC is a wholly owned subsidiary of SHGT.

r. Waiver of June 14, 2014

On 06.14.2014 the former Director, Secretary, Treasurer / Chief Financial Officer, Chief Executive Officer and President of the Company declared a waiver of a demand that he had against the Company amounting to US $9,000.00

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s. Promissory Note Loan Agreement between Launch TV Network Company, Inc. and Freedom Energy Holdings, Inc.

According to the promissory note loan agreement signed on May 27, 2014 between Launch TV Network Company, Inc. and Freedom Energy Holdings, Inc., Freedom Energy Holdings, Inc. has granted Launch TV Network Company, Inc. a loan in the amount of US $120,000,00. The promissory note is due and payable on demand. The interest rate on the loan is 1% p.a. The outstanding balance on the date of the prospectus was US $90,700.00.

t. Agreement between Success Entertainment Group Inc. and Global Asia Star Media Co.

On May 20, 2014, Success Entertainment Group Inc. concluded two contracts for the production and marketing of two Internet film series “Master Series Internet Film Series” and “Comedic Master Series Internet Film Series” for 37,800,000.00 NTD (approximately US $1,199,466.00) per series with Global Asia Star Media Co., Ltd. Each series consists of six episodes where each episode has a length of approximately 25 minutes. The Global Asia Star Media Co., Ltd., must deliver an episode from August 2015 every second month starting from August, 2015 and receives 20% of the product placement fees.

u. Share Purchase Agreement Dated April 23, 2014

On April 23, 2014 04.23.2014 a share purchase agreement (”share purchase agreement“) was signed between the Success Holding Group Corp. USA (hereinafter “Success Holding”) on the one part, and on the other (both together referred to as “control block shareholders’) Mr. Sandu Mazilu and Mrs. Anna Mazilu. Mr. Sandu Mazilu and Mrs. Ana Mazilu held at this time together a total of 6,200,000 pre-split ordinary shares of the Company. In accordance with the terms and conditions of the share purchase agreement concluded on April 23, 2014, Success Holding has acquired a total of 6,200,000 pre-split ordinary shares from the control block shareholders of the Company.

14. Employees

A. Personnel Employed

On the date of the prospectus the Company had

•	five full-time employees, and they are four (CEO, Executive Assistant, Accountant, Stock Affair Specialist) in Taipei, and an employee (General Manager) in the US, and

•	two part- time employees: one in Taipei (Chief Financial Officer, CFO), and one in Vancouver (Public Relations).

b. Employee Stock Option Programs

According to the Stock Option Agreement (”Stock Option Agreement”) concluded on November 30, 2014 between the Company and New Opportunity Business Solutions, Inc., the Director, President, Secretary, Treasurer, and Chief Financial Officer of SHGT, Mr. Brian Kistler, granted New Opportunity Business Solutions, Inc. the option to buy 500,000 ordinary shares of SHGT at a price of US $5.00 per share for. This option was granted to Mr. Kistler in return for his role in the negotiation and execution of the takeover agreement concerning the participation of SHGT in the Launch TV Company. The deadline for exercising the option is three years counting from the November 30, 2014.

Other than the agreement described above, there exists no involvement of employees in the capital of SHGT.

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VIII. Selected Financial Information

The following selected financial information of SHGT is based on the following documents:

•	the audited closing financial statement of SHGT for the abbreviated fiscal year from July 5, 2102 to February 28, 2013;

•	the audited closing financial statement of SHGT for the abbreviated fiscal year from March 1, 2103 to February 28, 2014;

•	the consolidated audited closing financial statement of SHGT for the abbreviated fiscal year from March 1, 2014 to December 31, 2014;

The audit certificates on the accounts of SHGT for the fiscal years ending February 28, 2013, February 28, 2014, and December 31, 2014 are to be found in the section "Audit Certificates".

The closing financial statement of SHGT (formerly: Macco International Corp.) for the abbreviated fiscal year from June 5, 2012 to February 28, 2013 was audited by the auditing firm of RONALD R. CHADWICK, P.C., 2851 South Parker Road, Suite 720, Aurora, Colorado 80014, USA, according to the United States Generally Accepted Accounting Principles (US-GAAP).

The unrestricted audit certificate issued by the auditing firm of RONALD R. CHADWICK, P.C., for the abbreviated fiscal year from July 05, 2012 to February 28, 2013 includes the following notice:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has suffered a loss from operations and has limited working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

Note 7 (”GOING CONCERN”) to the closing financial statement for the abbreviated fiscal year from July 5, 2012 to February 28, 2013 states as follows:

“The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of FEBRUARY 28, 2013. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

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The Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.”

The closing financial statement of SHGT (formerly: Macco International Corp.) for the fiscal year from March 1, 2013 to February 28, 2014 was audited by the auditing firm of Cutler & Co., LLC, 12191 W. 64th Avenue, Suite 205B, Arvada, Colorado 80004, USA according to the United States Generally Accepted Accounting Principles (US-GAAP).

The unrestricted audit certificate issued by the auditing firm of Cutler & Co., LLC, for the abbreviated fiscal year from March 1, 2013 to February 28, 2014 includes the following supplementary notice:

“The financial statements as of February 28, 2013 and for the period from July 5, 2012 (Inception) to February, 2013 were audited by another auditor who expressed an unqualified opinion on April 25, 2013. Our opinion, in so far as it relates to the period from July 5, 2012 (Inception) through February 28, 2013 is based solely on the report of the other auditor. (...)

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has suffered losses from operations since Inception (July 5, 2012) and currently does not have sufficient available funding to fully implement its business plan. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

Note 7 (”GOING CONCERN”) to the financial statement for the abbreviated fiscal year from March 1, 2013 to February 28, 2014 states as follows:

“In February, 2014 the Company had cash of $1,597, no profitable business activities, liabilities of $9,000, a working capital deficit of $7,403, accumulated losses of $32,603 and a shareholders’ deficit of $7,403. Further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.

In the audited financial statements for the fiscal year ended February 28, 2014 and the period from July 5, 2012 to February 28, 2013, the Reports of the Independent Registered Public Accounting Firms include an explanatory paragraph that describes substantial doubt about our ability to continue as a going concern.

These audited financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from shareholders and, or, the private placement of shares of common stock. There is no guarantee that the Company will be successful in raising the funding necessary to successfully implement its business plan. These financial statements do not include any adjustments relating to the recoverability and reclassification of recorded asset amounts, or amounts and classifications of liabilities that might result from this uncertainty.”

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The closing financial statement of SHGT for the abbreviated fiscal year from March 1, 2014 to December 31, 2014 South Parker was audited by the auditing firm of Yichien Yeh, CPA, 21738 51st Avenue, Oakland Gardens, New York 11365, USA, according to the United States Generally Accepted Accounting Principles (US-GAAP).

The Company has published in compliance with the Securities Exchange Act of 1934 including unaudited quarterly financial information. The quarterly reports are filed with the U.S. Securities and Exchange Commission ("SEC"). All documents that the company has submitted to the SEC can be seen and copied in the SEC Public Reference Room, 100 F Street, NE, Suite 1580, Washington, DC 20549. The documents that were electronically submitted by the Company with the SEC, may be obtained and viewed on the SEC website http://www.sec.gov. The last unaudited quarterly financial information of the Company (Form 10-Q) published on the SEC Web site (http://www.sec.gov) concerns the quarterly period ending on November 30, 2014 and the last published audited financial information concens the fiscal year ending December 31, 2014.

The following selected financial information should be read in connection with the other information contained in this prospectus, including the sections "Capitalization and Indebtedness", "Statement on Business Capital", as well as the section "Information on the Business and Financial Situation".

Selected financial information of SHGT

All figures in US dollars	Abbreviated Fiscal Year from July 5, 2012 to February 28, 2013 (audited) 8 Months Single-year Closing Statement	Fiscal Year from March 1, 2913 to February 28, 2014 (audited) 12 Months Single-year Closing Statement	Abbreviated Fiscal Year from March 1, 2014 to December 31, 2014 (audited) 10 Months Consolidated
Sales proceeds	-	-	17,715,500.00
Sales expenses	-	-	12,230,000.00
Gross profit	-	-
Business costs	1,624.00	30,979.00	2,087,563.00
Net profit (Net loss) from operating activities	(1,624.00)	(30,979.00)	3,397,937
Other income	-	-	11,690.00
Loss from associated companies	-	-	29,165.00
Net profit (Net loss) before taxes	(1,624.00)	(30,979.00)	3,380,461.00
Net profit (Net loss)	(1,624.00)	(30,979.00)	3,380,461.00
Earnings per share	(0,00)*	(0,00)*	0.09

_____________

* referred to loss of less than (0.01) USD per share

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All figures in US dollars	Abbreviated Fiscal Year from July 5, 2012 to February 28, 2013 (audited) 8 Months Single-year Closing Statement	Fiscal Year from March 1, 2913 to February 28, 2014 (audited) 12 Months Single-year Closing Statement	Abbreviated Fiscal Year from March 1, 2014 to December 31, 2014 (audited) 10 Months Consolidated
Cash and cash equivalents	23,576.00	1,597.00	2,178,671.00
Advance payments	-	-	865,624.00
Demands	-	-	440,000.00
Total short-term assets	23,576.00	1,597.00	3,484,295.00
Net film costs	-	-	1,529,816.00
Goodwill	-	-	2,051,527.00
Total intangible assets	23,576.00	1,597.00	7,065,638.00
Total short-term liabilities	-	9,000.00	254,930.00
Total liabilities	-	9,000.00	254,930.00
Total equity capital (Deficit)	23,576.00	(7,403.00)	6,810,708.00
Total equity capital (Deficit) and liabilities	23,576.00	1,597.00	7,065,638.00

IX. Information on the Business and Financial Situation

The company was founded on July 5. 2010 under the name of Macco International Corp.

The company’s original line of business was the sale of machine tools (CNC machines). The company was not operationally active during the 2014 fiscal year ending on February 28 or during the abbreviated fiscal year ending on February 28. 2013.

On June 13, 2014 a change of control took place. The present majority stockholder, Success Holding, had on June 13, 2014, in accordance with the stock purchase agreement closed on April 23, 2014, acquired a total of 6,200,00 pre-split ordinary shares from the control block shareholders (Mr. Sandu Mazilu and Ms. Ana Mazilu).

On June 14, 2014 the renaming of the company as Success Holding Group International Inc. (“SHGT”) was approved. Within the framework of the restructuring of the company in June, 2014, the original line of business was given up. At present SHGT identifies private and public enterprises in Asia and the USA as acquisition or merger candidates that are active in the fields of the integration of chain stores and brands, IoT (Internet of Things), alternative energy technologies, Internet, and logistics. The business activity of SHGT is described in Section VII: “Business Activity”.

The following explanation and analysis of the financial situation and the business development of the company is based on the single-year closing statements, audited according to the United States Generally Accepted Accounting Principles (US-GAAP), for the abbreviated fiscal year from July 5, 2012 to February 28, 2013, as well as for the fiscal year from March 1, 2013 to February 28, 2014 and the consolidated closing statement set up under US-GAAP for the abbreviated fiscal year from March 1, 2014 to December 31, 2014.

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1.      Financial Situation

a. Overview of the Company Financial Situation

The following overview contains financial information regarding the company financial situation for the specified periods of time.

All figures in US dollars	Abbreviated Fiscal Year from July 5, 2012 to February 28, 2013 (audited) 8 Months Single-year Closing Statement	Fiscal Year from March 1, 2913 to February 28, 2014 (audited) 12 Months Single-year Closing Statement	Abbreviated Fiscal Year from March 1, 2014 to December 31, 2014 (audited) 10 Months Consolidated
Short-term assets
Cash and cash equivalents	23,576.00	1,579.00	2,178,671.00
Receivables	-	-	440,000.00
Prepayments	-	-	865,624.00
Total short-term assets	23,576.00	1,579.00	3,484,295.00
Net film costs	-	-	1,529,816.00
Goodwill	-	-	2,051,527.00
Total assets	23,576.00	1,579.00	7,065,638.00
Short-term liabilities
Liabilities and accrued expenses	-	-	60,697.00
Liabilities to associated parties	-	9,000.00	37,533.00
Loans from partners	-	-	60,000.00
Bonded notes of associated parties	-	-	96,700.00
Total short-term liabilities	-	9,000.00	254,930.00
Total liabilities	-	9,000.00	254,930.00
Equity capital (deficit)
Ordinary shares, Nominal value US $0.001, 300,000,000 shares authorized for issuance; 37,195,000, 36,680,000, and 36,680,000 issued and circulating shares on December 31, 2014, February 28, 2014, and February 28, 2913, respectively	36,680.00	36,680.00	37,195.00
Capital reserve	-	-	3.470,753.00
Net profit (Net loss)	(1,624.00)	(32,603.00)	3,347,858.00
Cumulative miscellaneous overall result: profit (loss)	-	-	(2,940.00)
Total equity capital (deficit)	23,576.00	(7.403.00)	6,810,708.00
Total equity capital (deficit) and liabilities	23,576.00	1,597.00	7,065,638.00

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On February 28, 2013 the company had assets in the amount of US $23,576.00, which consisted exclusively of cash. On February 28, 2013 the company had no liabilities. The company equity capital thus amounted to US $23,576.00.

On February 28, 2014 the company assets amounted to US $1,597.00, which consisted of cash, and the liabilities to US $9,000.00, which were the results of a loan from the majority stockholder in the amount of US $9,000.00. This gave an equity deficit of US $7,403.00.

SHGT closed the fiscal year ending on December 31, 2014 with a net profit of US $3,380,461.00. On December 31, 2014 the equity capital of the company amounted to US $6,810,708.00.

On December 31, 2014 the short-term assets of the company amounted to US $3,484,295.00 and the short-term liabilities to US $254,930.00 USD. This led to an equity capital surplus of US $3,229,365.00. On December 31, 2014 the short-term assets of the company comprised: (i) US $2,178,671.00 in cash; (ii) US $440,000.00 in receivables, and (iii) US $865,624.00 in prepayments. The short-term liabilities on December 31, 2014 were made up of: (i) US $60,697.00in accrued expenses; (ii) US $37,533.00 in liabilities to associated partners, and (iii) US $60,000.00 in loans from partners, as well as (iv) US $96,700.00 in bonded notes from associated parties.

On December 31, 2014 the total assets of the company amounted to US $7,065,638.00 made up of short-term assets in the amount of US $3,484,295.00 , net film costs in the amount of US $1,529,816.00, as well as goodwill in the amount of US $2,051.527.00. The increase in the total assets in the ten-month period from March 1 to December 31, 2014 compared to the fiscal year ending February 28, 2014 is based primarily on the increase in cash, receivables, prepayments, and film costs.

On December 31, 2014 the total liabilities of the company, which were exclusively short-term liabilities, ran to US $254,930.00. The increase in the total liabilities in the ten-month period from March 1 to December 31, 2014 compared to the fiscal year ending February 28, 2014 is essentially due to the increase in loans from partners in the amount of US $60,000.00.

In the fiscal year ending on December 28, 2014 a net loss of US $32,603.00 was registered. In contrast, in the fiscal year ending SHGT achieved a net profit in the amount of US $3,347,858.00.

b. Important Changes in the Financial Situation or the Trade Position of the Group

Since December 31, 2014 there have been no meaningful changes in the financial situation or the trade position of the group.

2.      Operating Results

The following overview contains financial information regarding the company operating results for the specified periods of time.

All figures in US dollars	Abbreviated Fiscal Year from July 5, 2012 to February 28, 2013 (audited) 8 Months Single-year Closing Statement	Fiscal Year from March 1, 2913 to February 28, 2014 (audited) 12 Months Single-year Closing Statement	Abbreviated Fiscal Year from March 1, 2014 to December 31, 2014 (audited) 10 Months Consolidated
Sales proceeds	-	-	17,715,500.00
Sales expenses	-	-	12,230,000.00
Gross profit (Gross loss)	-	-	5,484,500.00
Sales, administrative, and overhead costs	1,624.00	30,979.00	2,087,563.00
Net profit (Net loss) from operational activity	(1,624.00)	(30,979.00)	3,397,937.00
Other income	-	-	11,690.00
Profit (Loss) from associated enterprises	-	-	29,165.00
Net profit (Net loss) before taxes	(1,624.00)	(30,979.00)	3,380,461.00
Tax advantages and reserves	-	-	-
Net profit (Net loss)	(1,624.00)	(30,979.00)	3,380,461.00
Earnings per share (basic and diluted)	0.00	0.00	0.09

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In the 2014 fiscal year ending on February 28, and in the abbreviated fiscal year ending on February 28, 2013, the company had earned no sales proceeds because it had not yet taken up any business activity during those two fiscal years. The company was still in a development stage.

In the nine months between March 1, 2014 until December 30, 2014 (sic!) SHGT had sales in the amount of US $17,715,500.00, generated from seminar events. The sales in the ten-month period form March 1, 2014, to December 30, 2014 came from the following main clients: (i) US $4,770,500.00: Rich Harvest Co., Ltd; (ii) US $6,497.000.00: Big Station Co., Ltd.; and (iii) US $5,273,000.00: Beyond Excellence Co., Ltd. In the ten-month period of time from March 1 to December 31, 2014 sales expenses of US $12,230,000.oo accrued. Thus the gross profit in the ten-month period of time amounted to US $5,484,500.00.

In the ten months up to December 31, 2014, SHGT registered sales, administrative, and overhead costs in the amount of US $2,087,563.00 USD in comparison to the fiscal year ending on February 28, 2014 with an amount of US $30,979.00, which shows a rise in these costs of US $2,056,585.00. The sales, administrative, and overhead costs falling in the ten-month period of time (March 1 to December 31, 2014) comprised as follows: (i) salaries in the amount of US $42,163.00; (ii) remuneration in the amount of US $1,367,333.00; (iii) advertising costs in the amount of US $431,709.00 USD; (iv) honoraria in the amount of US $70,601.00 USD; (v) consultation costs in the amount of US $116,250.00; (vi) Rent in the amount of US $3,722.00, and (vii) other costs in the amount of US $30,786.00 USD.

The increase in the sales, administrative, and overhead costs in the ten-month period of time up to December 31, 2014 in comparison to the sales, administrative, and overhead costs falling in the fiscal year ending February 28, 2014 is based mainly on the rise in compensation expenses as well as on the ride in salary expenses as a consequence of the increase in operational business activity.

The net profit from operational activities for the ten months from March 1 to December 31, 2014 amounted to US $3,380,461.00 compared with a net loss from operational activities for the fiscal year ending on February 28, 2014 based on the factors noted above.

In the ten-month time period (March 1 to December 31, 2014) SHGT registered other income in the amount of US $11,690.00 (in comparison with the fiscal year ending February 28, 2014 with no other income). The increase in the miscellaneous income is due to a waiving of debts on the part of associated parties as well as to interest yields from the year 2014. The losses from associated enterprises in the amount of US $29,165.00 from the above-noted ten-month time period (in comparison to none in the fiscal year ending December 28, 2014 are based on application of the Equity Method.

The net surplus for the ten months for the [abbreviated] fiscal year that ended on December 31, 2014 amounted to US $3,380,461.00 or US $0.09 per share compared with the net loss of US $30,979.00 of US $0.00 per share realized in the fiscal year ending on December 28, 2014 and the net loss in the amount of US $1,624.00 in the [abbreviated] fiscal year ending on February 28, 2013 based on the factors noted above.

The management of the opinion that the company is transitioning to a fully operational enterprise that is in position to generate income and profit.

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3.      Equity Capitalization

a. Development of the Company Equity Capital

In the following table the development of the company equity capital is shown.

All figures in U.S. dollars	Abbreviated Fiscal Year from July 5, 2012 to February 28, 2013 (audited) 8 Months Single-year Closing Statement	Fiscal year from March 1, 2013 to February 28, 2014 (audited) 12 Months Single-year Closing Statement	Abbreviated Fiscal Year from March 1, 2014 to December 31, 2014 (audited) 10 Months Consolidated
Equity capital (deficit)
Issued and circulating shares Ordinary shares Nominal value US $0.001	* 36,680,000	* 36,680,000	37,195,000
Capital reserve	-	-	** 3,470,753.00
Net profit (Net loss)	(1,624.00)	(32,603.00)	3,347,858.00
Cumulative miscellaneous overall loss	-	-	(2,940.00)
Total equity capital (deficit)	23,576.00	(7,403.00)	6,810,708.00

________________

* Taking into account the stock split approved on June 14, 2014 by a majority stockholder of the company for a four-to-one (4:1) split of the already-issued ordinary shares of SHGT (cf. also “Section XIII. Information on Company Capital, 2. Development of the Capital Stock”).

** The capital reserve of US $3,470,753.00 comprises: (i) US $17,685.00 3.470.753,00 USD setzt sich zusammen aus: (i) 17.685,00 USD: partners’ contribution by transfer of interest in a participating enterprise; (ii) US $1,999,500.00: value of the shares given for acquisition of a 55% participation in Launch TV Network Company, Inc.; (iii) US $116,235.00 USD: value of the shares given for consultation services; (iv) US $1,337,333.00: stock options issued as share-based compensation.

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b. Explanation of the Sources and Amounts of the Company Capital Flows

The following overview contains financial information regarding the company capital flows for the specified periods of time.

All figures in U.S. dollars	Abbreviated Fiscal Year from July 5, 2012 to February 28, 2013 (audited) 8 Months Individual Closing Statements	Fiscal Year from March 1, 2013 to February 28, 2014 (audited) 12 Months Individual Closing Statements	Abbreviated Fiscal Year from March 1, 2014 to December 31, 2014 (audited) 10 Months Consolidated
Capital flow from operational activity
Net profit (Net loss)	(1,624.00)	(30,979.00)	3,380,461.00
Debt forgiveness for associated parties	-	-	(11,500.00)
Stock issued for consultation services	-	-	116,250.00
Losses from associated enterprises	-	-	29,165.00
Stock options issued as compensation for expenses	-	-	1,337,333.00
Decrease / (Increase) in demands	-	-	(440,000.00)
Decrease / (Increase) in prepayments	-	-	(865,624.00)
Decrease / (Increase) in film costs	-	-	(1,529,816.00)
Increase / (Decrease) in costs incurred	-	-	60,697.00
Net cash inflow / (Net cash outflow) from operational activity	(1,624.00)	(30,979.00)	2,076,966.00
Capital flow from investment activity
Liquid cash acquired in the framework of company mergers	-	-	6,012.00
Net cash inflow / (Net cash outflow) from investment activity	-	-	6,012.00
Capital flow from financing activity
Proceeds from associated parties	-	-	37,533.00
Loans from partners	-	-	60,000.00
Loans from managers	-	9,000.00	-
Proceeds from the issuance of stock	25,200.00	-	-
Proceeds from bonded notes of associated parties	-	-	96,700.00
Net cash inflow / (Net cash outflow) from financing activity	25,200.00	9,000.00	97,533.00
Effects of exchange rate fluctuations on currency	-	-	(3,438.00)
Net inflow (outflow) of cash and cash equivalents	23,576.00	(21,979.00)	2,177,074.00
Cash and cash equivalents at the beginning of the period	-	23,576,00	1,597.00
Cash and cash equivalents at the end of the period	23,576.00	1,597.00	2,178,671.00

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aa. Cash Flow from Operational Activity

In the abbreviated fiscal year from July 5, 2012 to February 28, 2013, as well as in the fiscal year ending February 28, 2014 no positive capital flow was achieved. In these time periods the company had not yet started its business activity. The company was still in a development stage.

For the fiscal year ending February 28, 2014 the net cash outflow amounted to US $30,979.00 in comparison to US $1,624.00 in the abbreviated fiscal year of July 5, 2012 to March (sic!) 28, 2013. The increase between the two periods corresponds to the increase in losses due to the increase in the extent and scope of the business activity.

For the ten-month time period from March 1 to December 31, 2013 the net cash inflow from operational activity amounted to US $2,076,966.00 compared with the net cash outflow from operational outflow in the amount of US $30,979.00 for the fiscal year ending on February 28, 2014.

The capital flow from the ten-month time period from March 1 to December 31, 2013 consisted, first of all, from the clear profit in the amount of US $3,380,461.00, which was changed as follows: (i) US $11,500.0: debt forgiveness for associated parties; (ii) US $116,250.00: stock issued for consultation services; (iii) US $29,250.00: losses from associated enterprises; (iv) US $1,337,333.00: stock options issued as compensation for expenses; (v) US $440,000.00 USD: Increase in demands; (vi) US $865,624.00 USD:increase) in prepayments; (vii) US $1,529,816.00 USD: Increase in film costs; and (viii) US $60,697.00: increase in costs incurred.

bb. Capital Flow from Investment Activity

Due to the limited availability of case there was no capital flow from investment activity either in the eight-month abbreviated fiscal year 2013 ending February 28, 2013 or in the fiscal year ending on February 28, 2014. In the ten-month time period from March 1 to December 31, 2014 an inflow of capital in the amount of US $6,012.00 was registered from financial activity. This inflow of capital comprised liquid cash acquired in the framework of company mergers.

cc. Capital Flow from Financing Activity

In the eight-month abbreviated fiscal year ending on February 28, 2013 and in the fiscal year ending February 28, 2014 the operational activity of the company was financed by the proceeds from the issuance of stock or loans from partners.

In the abbreviated financial year from July 5, 2012 to February 28, 2013, a net capital flow from financing activity in the amount of US $25,200.00 was generated that came from the proceeds of sales of its own ordinary shares.

In the fiscal year ending February 28, 2014 the net capital flow from financing activity amounted to US $9,000.00 from the loan from the majority company.

In the time period from March 1 to November 30, 2013, capital flow from financing activity was neither generated nor used.

The business activity of SHGT was financed primarily by the sales proceeds generated as well as advances by associated parties. In the ten-month period from March 1 to December 31, 2014 the net cash inflow from financing activity amounted to US $97,533.00. The capital flow from financing activity in the amount of US $97,533.00 comprised: (i) US $37,533 in proceeds from associated parties; (ii) US $60,000 revenue from associated partners; and (iii) US $96,700 in proceeds from bonded notes of associated parties.

c. Limitations Regarding Recourse to the Equity Resources

There exist no limitations regarding recourse to the equity resources that essentially affect, or have affected, the business of the group, directly or indirectly.

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X. Capitalization and Indebtedness

The tables below give an overview of the capitalization and indebtedness of the Group on April 1, 2015.

1. Capitalization

The table below shows the capitalization of the Group on April 1, 2015:

All figures are in USD	April 1, 2015 (unaudited)
Subscribed capital	37,195.00
Statutory reserves*	-
Other reserves*	-
Total**	37,195.00

____________

* Statutory and other reserves do not include the profit and loss reserves.

** There has been no significant change in the capitalization of the Group since April 1, 2015.

2. Indebtedness

The table below shows the indebtedness of the Group on April 1, 2015:

All figures are in USD	April 1, 2015 (unaudited)
Current liabilities	-
of which secured	-
of which unsecured *	-
of which guaranteed	-
of which not guaranteed	-
Non-current liabilities (without current portion of non-current liabilities)	60,000.00
of which secured	-
of which unsecured *	60,000.00
of which guaranteed	-
of which not guaranteed	-
Total:	60,000.00

_____________

* The unsecured liabilities consist of shareholder loans.

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3. Liquidity and Net Financial Liabilities

The table below shows the liquidity and net financial liabilities of the SHGT Group on April 1, 2015:

All figures are in USD	April 1, 2015 (unaudited)
A. Cash	2,544,011.00
B. Cash equivalents	-
C. Securities	-
D. Liquidity (A) + (B)+(C)	2,544,011.00
E. Current financial assets	-
F. Current bank loans and overdrafts	-
G. Current portion of non-current liabilities	-
H. Other current financial liabilities	-
I. Current financial liabilities (F)+(G)+(H)	-
J. Current net financial debt (I)-(E)-(D)	(2,544,011.00)
K. Non-current bank loans and overdrafts	-
L. Bonds	-
M. Other non-current financial liabilities	60,000.00
N. Non-current financial debt (K)+(L)+(M)	60,000.00
O. Net financial debt (J)+(N)	(2,484,011.00)

XI. Declaration in Respect of Working Capital

The company believes that its working capital is sufficient for its current needs and the Group's working capital for their current needs in at least the next twelve months starting from the prospectus date.

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XII. Business Plan

1. Business Concept

SHGT as well as both its subsidiaries - Celebrity Enterprise Co., Ltd. (hereinafter called "CEC") and Success Entertainment Group Inc. (hereinafter called "SEG") - currently deal in two main business areas: execution of training seminars primarily in China and investment in the production of short online videos in China. The nature and purpose of the business of CEC is the organization of training seminars and investments for the purpose of production of short online videos. SEG likewise invests in the production of short online videos.

In addition, the 100% owned subsidiary of SHGT - Success Drink Corp. Inc. - is currently developing a special beverage called "888 Success Drink". It plans to market and distribute the beverage initially in China in 2015.

The chairperson of the Board of Directors Mr. Steve Andrew Chen is a well-known speaker in Asia and a global marketer. The company intends to utilize Mr. Chen's experience, which over 30 million students and supporters have brought him, to increase its business opportunities and offer its products to the general public in China and the rest of Asia. Company management is convinced that the Asian market constitutes a large market opportunity for films and technology.

Apart from the expansion and development of current business areas and products, SHGT also intends to continue looking for private and public companies in Asia and in the US which can be potential merger and acquisition candidates. SHGT plans to focus its acquisition and expansion efforts on companies that operate in the areas of integration of chain stores and tradenames, IoT (Internet of Things), alternative energy technology, Internet and logistics. The company believes that through the new structured company platform it will be in a position to step up the acquisition of quality companies in Asia more successfully.

2. Products and Services

a. Training Seminars

The company offers a series of programs about corporate management and private life that were developed by the Chairperson of the Board of Directors Mr. Chen. The company sells books and DVDs about these topics and offers training and development programs as part of local and national seminars as well as public and private talks and other coaching programs. The company now also has regular customers.

During the fiscal year ended December 31, 2014 the Chairperson of the Board of Directors Mr. Steve Andrew Chen held monthly seminars in all of Southeast Asia. The focus of these seminars was on successful corporate management and effective leadership, the identification of personal values as well as the development of social and communication capabilities. In the fiscal year ended December 31, 2014 Mr. Chen held five motivational seminars which generated revenues from admission fees, sold CDs, books and other articles. In 2014 thirty events took place with Mr. Chen's participation. The company expects Mr. Chen to hold about sixty seminars in calendar year 2015 which include motivational talks on the topic of corporate marketing. From 700 to 1,500 individuals usually attend the seminars per event. In addition to the talks, the company markets and distributes CDs, books, audio tapes and other articles as part of the events. In 2014 the company had revenues in the amount of 14,900,000.00 USD, of which 9,600,000.00 USD came from admission fees and around 5,300,000.00 USD from the sale of books and DVDs.

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b. Online Videos

The focus of the online film business of the SHGT Group is currently on the short online video market in China. The company intends to invest in approximately thirty short online videos in 2015. There are plans to produce an online video series to encourage people to realize their dreams and reach true happiness.

The company has already completed several contracts on the production of this online video series (hereinafter called "online video contracts"). Pursuant to the online video contracts several top-level Asian performers, directors and producers will work on the online videos together with the Chairperson of the Board of Directors Steve Chen. The online video contracts foresee a budget of 15,000,000.00 USD for the production of the thirty online videos and this budget will be generated from current revenues.

The company has a budget of around 300,000.00 USD to 1,000,000.00 USD for each short video depending on the production proposal and currently plans to finance these projects from operating cash flow. The company plans to sell advertising time and sponsorship for these short online videos. In addition, the company will try to sell the broadcasting rights for these videos as well as develop and distribute promotional items and other products in connection with these videos.

The filming of the videos listed below is already finished or is still taking place.

The Pronunciation Class of Love

SHGT has finished filming the inspiring online video "Pronunciation Class of Love". Filming ended in Taipei on August 25, 2014. The online video "The Pronunciation Class of Love" was filmed by the executive producer Mr. Steven Andrew Chen, the Chairperson of the Board of Directors. Yen-Ming Chen directed. The comedian Handian Chen and the female star and TV show host Jacky Wu, among others, acted in the online video "The Pronunciation Class of Love". SHGT expects to release the video soon online. Online videos are very popular in China and Asia. SHGT has not signed any contracts in relation to these videos by the date of the prospectus.

Master Series Internet Movie Series and Comedic Master Series Internet Movie Series

On May 20, 2014 the SHGT subsidiary - Success Entertainment Group Inc. - signed two contracts with Global Asia Star Media Co., Ltd. on the production and marketing of two online video series called Master Series Internet Movie Series and Comedic Master Series Internet Movie Series for 37,800,000.00 NTD (1,199,466.00 USD) per series. Each series consists of six episodes and each sequel is about 25 minutes long. Global Asia Star Media Co., Ltd. must deliver one sequel every second month starting from August 2015 and will receive 20% of product placement fees.

Xiao Wei

On September 17, 2014 the SHGT subsidiary - Celebrity Enterprise Co., Ltd. - signed an agreement with Flu Idea Studios on the production of an online video called Xiao Wei for 5,000,000.00 NTD (around 158,730.00 USD). The video is to be finished by December 31, 2015. Production of the video has not yet started by the date of the prospectus. The company Flu Idea is entitled to receive 20% of product placement fees as well as 10% of pre-tax receipts.

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High-Heels

On November 19, 2014 the Board of Directors approved the execution of the production and marketing agreement (hereinafter called the "production agreement") signed by the subsidiary Success Entertainment Group Inc. and Shengda Movie Production (hereinafter called "Shengda"). Pursuant to the production agreement, Shengda has committed to producing an online motivational video series called High-Heels. The film recounts the story of a renowned ballet dancer who loses her legs in an automobile accident and then starts to dance again.

Shengda has not completed the shooting and production of the film by the date of the prospectus. There are plans to start the marketing and distribution of the film soon.

c. Beverage Market

The 100% owned SHGT subsidiary - Success Drink Group Inc. - is developing a health beverage called 888 Success Drink together with the company Shanghai Taiyi, which is managed by the Chairperson of the Board of Directors Mr. Steve Chen. There are plans to have Success Drink Group Inc. act as distributor in Asia.

888 Success Drink is a natural beverage made from black rice grown in China and is nutritious and rich in antioxidants.

In 2014 distribution agreements were neither signed nor any product sold. It is expected that a marketing agreement will be signed with Shanghai Taiyi and the beverage "888 Success Drink" will be sold by mid-2015.

3. Significant Success Factors

a. Strategic Focus

The current management team is focusing resources of the Group on the best opportunities that can develop with each new day. Management is not only focusing on the desired end results such as increase in sales and earnings or more satisfied customers but is constantly controlling and steering the company through multiple market opportunities to achieve optimal performance.

b. Resources

If the company does not have enough capital, it cannot expand and further develop its business operations. Faulty liquidity management is one of the most frequent reasons for business failure. For this reason the company needs the support of its Chairperson of the Board of Directors, Mr. Steve Chen, as well as his motivational talks.

c. Customer Relationships

Building good customer relationships is one of the most important success factors. The key to successful customer relationships is the effective satisfaction of customer needs. For this reason the company is confident about the messages communicated by its online videos and the healthy lifestyle promoted by the 888 Success Drink.

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4. Competition Analysis

a. Motivational Speaking

The professional development sector is fragmented and disorganized and is characterized by a low barrier to market entry. There are more and more consulting companies as well as individual consultants entering this market. One of the challenges faced by the company is gaining the trust of new customers and maintaining the same degree of trust of existing customers. The most important competitive advantage of the company is Mr. Steve Andrew Chen who is known as one of China's top-level motivational and success trainers with many years of industry experience. The key element during the customer's purchasing decision is trust in the professional reputation and reliability of Mr. Chen. His reputation and the recommendations of repeat customers produce a steady flow of new customers as well as regular price increases.

b. Online Videos

Although there is significant competition is the online film industry, the company believes that it faces no noteworthy competitive pressure based on the type of films it intends to produce and distribute. However, it is possible that many of the Group's competitors will market online videos with similar topics, resulting in significant competition.

c. Healthy Beverage Sector

The beverage sector is highly competitive. The main areas of the competition are pricing, packaging, development of new products and flavors as well as advertising and marketing strategies. Products of the SHGT Group compete with a wide range of beverages produced by a relatively large number of companies and many of these companies have significantly greater financial, marketing and sales resources than the SHGT Group.

5. Operational Strategy

a. Key Competitive Abilities

The building, maintenance, expansion and development of the SHGT Group's reputation and brand image are important for its business success.

The company is working on the building and establishment of an iconic brand with the goal of achieving long-term recognition by consumers. Success will depend on whether the SHGT Group can manage to build and maintain a brand image, expand the brand on new platforms and improve brand image through new product offerings.

The company aims to build a brand image, maintain and improve it through the training seminar business and good reputation of the Chairperson of the Board of Directors, Mr. Steve Chen, as well as expand it through marketing investments which include advertising, sales promotions and product innovation.

In addition, the success of the establishment, maintenance, expansion and development of brand image depends on the capacity to adapt to a quickly changing media environment.

The company is relying more and more on social networks and the distribution of online advertising campaigns. The increasing use of social and digital media contributes to a rapid exchange of information, misinformation and opinions.

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A significant portion of the company's income comes from the organization of training seminars.

In the last fiscal year ended December 31, 2014 around 88% of revenues came from receipts generated by the organization of training seminars. The company expects income from training seminars to constitute a significant portion of revenues at least for the next fiscal year. The company believes that income from this line of business will increase as a result of a series of factors, including greater demand, competitive prices, the popularity of Mr. Steve Chen and other factors.

The company's success depends on major customers.

In the ten months leading up to December 31, 2014 the three biggest customers of the company accounted for around 37%, 30% and 27% of company revenues. The company's success depends on the contribution of its most important employee. The company is essentially dependent on the services of Mr. Steve Andrew Chen, the Chairman of the Board of Directors, and Mr. Chris Hong, the Chief Executive Officer as well as other members of the management team. The knowledge and services of Mr. Chen would be difficult to replace if Mr. Chen were to cease providing his services to the company.

We regularly evaluate the integration of potential acquisitions, strategic alliances and investments into our entire business operation.

As part of company strategy the company regularly evaluates investments in or takeover of complementary companies, joint ventures, services and technologies. It is expected that the company will continue to be active in such investments and acquisitions to boost overall success and improve the brand. The company is in a position to finance acquisitions by issuing shares or convertible bonds.

b. Marketing Strategies

The future growth and profitability of the company depend mostly on the effectiveness and efficiency of marketing expenditure as well as on the company's ability (i) to create greater awareness of the brand; (ii) to select the right market and media for advertising purposes; (iii) to identify the most effective and most efficient amount of advertising expenditures; (iv) to determine the suitable messages and media mix for advertising, marketing and advertising expenditure; (v) to manage marketing costs effectively in order to keep consumer acquisition costs at acceptable levels; (vi) to generate sales leads in a cost-effective way and to acquire lists of companies; (vii) to steer visitor traffic to the website; and (viii) to convert consumer and business inquiries to actual participation in seminars.

The company is convinced that the planned marketing expenditures will lead to higher revenues or adequate brand recognition, and the company will be in a position to increase its sales to the same degree as its advertising expenditures.

Moreover, the company believes that the significance of brand awareness with regard to the company's online videos will increase with the number of Internet users in China. The company intends to boost its brand awareness effectively and thus access new consumers.

Furthermore, if the online videos become successful, the company intends to acquire viewers on a regular basis by offering online videos and other relevant information. It is also the company's plan to continue improving the brand awareness of its online videos.

In addition, the company's success depends on its ability to establish and maintain the brand image of 888 Success Drink. The company is convinced that its advertising, marketing and advertising programs will have the desired effect on the brand image of its products and on consumer preferences and demands.

6. Strategic Goals

The key to the successful fulfillment of the set goals is the capacity to exploit the popularity of the Chairman of the Board of Directors, Mr. Steven Andrew Chen. In the course of his 25 year-long career as Trainer, Mr. Chen has touched the lives of over 30 million people with his motivating teaching programs.

The capacity to capitalize on Mr. Chens‘s large following of loyal fans will increase future sales. The Company assumes that Mr. Chen’s popularity will continue to grow, as it has done over the past 25 years and will therefore lead to the products and achievements of the SHGT-Group reaching 10% of the 1.4 billion inhabitants of the People’s Republic of China.

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XIII. Information about the Company’s Capital

1. Share Capital (Registered Capital and Shares)

The company’s registered capital currently amounts to USD 37,195.00 and is divided into 37,195,000 ordinary shares with a nominal value of USD 0,001 each. All 37,195,000 ordinary shares issued have been fully paid.

All shares of SHGT form part of the company’s equity.

2. Development of the Registered Capital

The company was founded on July 5, 2012 with a total of 75,000,000 shares with a nominal value of USD 0.001 each of the approved registered capital at the time of issue in the amount of USD 75,000.00. The following number of shares was issued from the authorized capital after the founding of the Company:

On July 16, 2012 the Company issued 6,000,000 nominal shares at the price of USD 0.001 each and for proceeds totaling USD 6,000.00.

On November 2, 2012 the Company issued a further 1,000,000 nominal shares at the price of USD 0.0025 each and for proceeds totaling USD 2,500.00.

On November 16, 2012 the Company issued a further 1,000,000 nominal shares at the price of USD 0.005 for proceeds totaling USD 5,000.00.

On November 16, 2012 the Company issued a further 1,170,000 nominal shares at the price of USD 0.01 for proceeds totaling USD 11,700.00.

Following the issue of the 1,170,000 nominal shares, by January 16, 2014 the Company had issued a total amount of 9,170,000 shares.

On June 14, 2014 the majority shareholders of SHGT authorized amongst others, a split of the shares in the ratio of four to one (4:1) of the nominal shares already issued by SHGT. According to the provisions of the statutes of SHGT and the Nevada Revised Statutes a simple majority at least is required for the adoption of the share split. The statutes of SHGT do not provide for cumulative voting. Up until the deadline of June 14, 2014 the SHGT had issued 9,170,000 shares with a right to vote. The stock split was decided on with 6,200,000 votes which constituted approximately 676% of the nominal shares with right to vote.

The stock split became effective in the state of Nevada on June 20, 2014 and as a result of filing the relevant documents with the Financial Industry Regulatory Authority (FINRA) appeared on the OTC Bulletin Board on July 8, 2014. Due to the stock split, on July 8, 2015 a further 27,510,000 nominal shares were issued. The total number of nominal shares of the SHGT issued was therefore increased from 9,170,000 to 36,680,000 with a nominal value of USD 0.001 USD each. The trade name was changed to "SHGT".

With effect from November 10, 2014 the Board of Directors approved the issue of 500,000 restricted common stock to Freedom Energy in agreement with the terms and provisions of the Subscription Agreement. The 500,000 common shares were issued at the price of USD 3.99. According to Section 4(2) of the law of US Securities Act of 1933, the ordinary shares were issued to Freedom Energy as amended. The shares are not registered according to the US Securities Act of 1933 or any other Federal German law and may neither be offered nor sold without being registered at the SEC unless there is an exception in the regulations of registration.

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In December 2014, 15,000 restricted common stocks of the Company were issued to a consultant at the price of USD 7.75 USD per share for consulting services rendered.

The Company’s actual share capital amounts to USD 37,195.00 divided into 37,195,000 ordinary shares with a nominal value of USD 0.001 each.

Up until now no further measures regarding the capital have taken place.

3. Own Shares

The SHGT currently holds no shares of its own in the Company. Also, there is no authorization to acquire its own shares based on a resolution at a shareholders' meeting.

4. Convertible, Exchangeable Securities or Securities with Warranties

There are no existing securities which are convertible, exchangeable or provided with warranties.

5. Approved Capital

The Company has an authorized share capital made up of 300,000,000 shares with a nominal value of USD 0.001 each for the amount of USD 300,000. Up to the date of the review, a total of 37,195,000 common shares with a nominal value of USD 0.001 each have been issued.

6. Contingent Capital

The Company does not have contingent capital.

7. Capital Options of SHGT

On November 30, 2014 the Company made a Stock Option Agreement with the company New Opportunity Business Solutions, Inc. According to this agreement SHGT granted the Director, President, Secretary, Treasurer and Chief Financial Officer of SHGT Mr. Brian Kistler the option to buy 500,000 common shares of New Opportunity Business Solutions, Inc. at the price of USD 5.00 per share. This option was given to Mr. Kistler in return for his role in the negotiation and execution of the takeover agreement regarding the participation of SHGT in the company Launch TV. The deadline to exercise the granted option is three years, beginning on November 30, 2014.

At present there are no other existing options on the capital of SHGT.

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XIV. Related Party Transactions

The audited financial data were published on the SEC website, http://www.sec.gov, from the end of the last fiscal year from March 1, 2014 to December 31, 2014 and thus from January 1, 2015 up until the date of this prospectus, the following transactions have been carried out with the related parties:

Agreement between SHGT and Mr. Mark Corrao

On February 1, 2015 the Company drew up a written agreement with the newly elected non-executive director. According to this agreement, Mr. Corrao, as non-executive director is to receive an annual remuneration of USD 24,000.00 as well as restricted securities of the Company. SHGT will grant Mr. Corrao the 50,000 limited shares in three parts (16,666 shares on February 10, 2016 and 2017 respectively and on February 10, 2018 the remaining 16,667 shares).

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XV. Shareholder Structure

1. Overview of the Shareholder Structure

The following table contains information about the number of shares held (i) by each shareholder holding more than five (5%) percent of the shares issued by SHGT; (ii) by each executive officer and director of SHGT and (iii) by each director and officer of the Group.

At the date of the review a total of 37,195,000 ordinary shares of the Company had been issued.

Shareholder and his Address	Shares	%
Success Holding Group Corp. USA 531 Airport North Office Park Fort Wayne, Indiana 46825, USA	23,593,750	63.43%
Brian Kistler, who holds the shares via the following company: Freedom Energy Holdings Inc. 531 Airport North Office Park Fort Wayne, Indiana 46825, USA	500,000	1.34%
Free Float (other shareholders holding less than 5% each)	13,101,250	35.22%
Total Number of Shares	37,195,000	100%

2. Voting Rights of the Shareholders

Each share of SHGT has the right to one vote. There are no differences in voting rights in SHGT. The regulations of SHGT do not provide for a cumulative voting.

3. Controlling Relationships

Success Holding is the majority shareholder of SHGT. Success Holding up until the date of this review, owns 63.43 % of the registered capital. Thus Success Holding owns the majority of the voting rights and can therefore influence the decisions taken at the meeting of shareholders.

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The owners of the ordinary shares of SHGT are entitled to one vote per ordinary share respectively regarding all matters presented for vote at the shareholders’ meeting. The owners of ordinary shares do not have cumulative voting rights. Therefore the owners of the majority of the ordinary shares may decide on all the directors on when voting for the same. A simple majority is sufficient to determine a liquidation, merger or amendment in the regulations and thus carry out certain fundamental legal company modifications.

Moreover the owner of 2/3 (66.67%) of shares with voting rights may at any time by means of a vote held at meeting of shareholders convened specifically for this purpose or by filing a written statement to the Secretary of the Company or in the case of impediment of the same to any officer and all directors of the Company be dismissed.

There are no measures which impede the misuse of the control of the Company by Success Holding Group Corp. USA. According to the regulations of the Federal State of Nevada however, Success Holding Group Corp. USA as the majority shareholder has an obligation of trust towards the other shareholders.

4. Future Modification of the Control Ratio

SHGT is at present not aware of any modfications which at a later date could lead to a change in the control of the Company.

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XVI. Bodies of the Company

1. Board of Directors

The corporate bodies of the Company are The Board of Directors, the Officers and the Meeting of the Shareholders. The responsibilities of these bodies are governed both by the bylaws of the Company as well as in the Nevada Revised Statues.

a. General Information about the Board of Directors

The Shareholders appoint the Board of Directors at the annual shareholders’ meeting. The Board of Directors is the highest management level of the Company. However it is not on the same level as the Board of a German unlimited company or the management of a German limited company. The Board of Directors in particular makes decisions of a business and political nature, exercises a supervisory role and appoints the officers.

The Board of Directors consists of a minimum of one and a maximum of fifteen Directors. The Directors need not be shareholders. The number of Directors may from time to time be increased or reduced at by resolution of the Board of Directors. The Directors need not be shareholders of the Company and may also simultaneously carry out the function of officers.

Ordinary meetings of the Board of Directors may be held at any place within or outside of the Federal State where the Company was founded which was determined by resolution of the Board of Directors or by written agreement of all members of the same. When this has not been decided on, the meeting will be held in the registered office of the Company. Extraordinary meetings may be held in a specified place or in the registered office of the Company. Ordinary meetings of the Board of Directors may, from time to time, be determined without notice at the time and place decided on by the Board of Directors.

Extraordinary meetings may be convened by the Chairman, the President, by any of the two Vice Presidents or by any two Directors. The written notice of an extraordinary meeting is to be sent by post five days before the meeting or 24 hours before the same if delivered personally, by fax or by electronic mail.

A majority of the authorized number of Directors constitutes a quorum of the Board of Directors to carry out transactions.

A majority of directors may adjourn a meeting to another time. Should there not be a quorum the majority of the directors present may from time to time adjourn the meeting to a fixed time for the next ordinary meeting. Should the time and place of the postponed meeting be determined, the notice of the time and place of the postponed meeting must be notified to those directors who were not present at the time of the postponement.

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One or more committees may be formed with the decision of the majority of the Board of Directors.

All measures whose implementation is required or permitted through the Board of Directors may be undertaken without a meeting, when all members for the Board of Directors agree to the measure in writing. The written consent or consents must be recorded in the minutes of the meetings of the Board.

The directors can request a refund of their expenses for attending each meeting as well as a lump sum for attending each meeting or receive a fixed salary. b. Members of the Board of Directors

The following table shows the present composition of the Board of Directors.

Name	Function	Date of Appontment	Mandate Ending Date
Steve Andrew Chen	• Chairman of the Board	Jun. 13, 2014	Until deselection by the Board of Directors
Brian Kistler	• Director; • President • Secretary and • Treasurer/Chief Financial Officer	Jun. 13, 2014	Next Annual Meeting
Chris (Chi Jui) Hong	• Director and • Chief Executive Officer	Feb. 27, 2013	Next Annual Meeting
Marc Corrao	Non-Executive Director	Feb. 10, 2015	Feb. 9, 2018 or next Annual Meeting

Since the creation of the Company until June 12, 2014, the office of Director, Treasurer, Secretary and the President of the Company were undertaken by Mr. Sandu Mazilu, who was also majority shareholder of the Company. Mr. Sandu Mazilu is the founder of the Company. His business address is: 99 Zemes St., Com. Zemes, Jud Bacau 607690 Rumania.

In the context of the restructuration in June 2014, Mr. Sandu Mazilu resigned his offices with effect from June 13, 2014 and the following people were selected by the Board of Directors:

•	Steve Andrew Chen as member of the Board of Directors, Chief Executive Officer and Chairman of the Board of Directors;

•	Brian Kistler as member of the Board of Directors, President, Secretary and Treasurer/Chief Financial Officer.

Until September 24, 2014 Mr. Steve Andrew Chen had resigned his office of President of the Board and Chief Executive Officer, but kept his office as Chairman of Board of Directors.

On February 10, 2015 Mr. Marc Corrao was appointed member of the Board of Directors.

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Steve Andrew Chen, Chairman of Board of Directors.

Over the last twenty years Mr. Chen was in charge of a series of mergers and takeovers of companies both listed and not listed. Some of the takeovers included the integration of retail chains and brand names, fiber optics, alternative energy technologies, internet and logistics. Mr. Chen is also a renowned inspiring marketing speaker and a best-selling author of many self-motivation books and multimedia courses. Mr. Chen is the present Chairman of the Success Holding Group Inc. in the Cayman Islands and the Chairman of the Success Prime Corp. (Taiwan). Mr. Chen was born in Taiwan and studied at Pepperdine University. He is currently living in Taiwan and China.

Steve Chen can be reached at 531 Airport North Office Park, Fort Wayne, Indiana 46825, USA.

Brian Kistler Director, President, Secretary and Treasurer/Chief Financial Officer

Mr. Brian Kistler has more than 25 years extensive experience in the financial services industy. He began his career in the investment company Edward Jones in 1987.

In 1992 he joined the company Linsco / Private Ledger, an independent Broker/Dealer where he worked as an independent agent.

In 1994 he was recruited by the brokerage company Hilliard Lyons in order to develop the northeastern area of the US Federal State of Indiana. In 1999 Mr. Kistler was hired by Raymond James & Associates in order to manage to newly founded office in Fort Wayne. He then went on to become the Manager of nine Raymond James offices in North Indiana.

Due to Mr. Kistler’s ability to hire, maintain and train first class financial advisors a significant increase in revenue and assets was noted during his tenure as manager in the company.

Mr. Kistler left Raymond James in December 2005 in order to devote himself to the development of the company Freedom Energy Holdings Inc. Mr. Kistler is the founder of Freedom Energy Holdings Inc. and is now President and Chief Executive Officer of the same.

Mr. Kistler is a consultant of many corporations which he supported in the preparation of regulatory filings and compliance with the Corporate Governance.

Brian Kistler can be reached at 531 Airport North Office Park, Fort Wayne, Indiana 46825, USA.

Chris (Chi Jui) Hong Director and Chief Executive Officer

Over the last 30 years Mr. Hong has worked in investment management specializing in innovative business models and investments. Mr. Hong was member of the Board of Directors of several listed companies in Taiwan and Hong Kong, including the Acme Food Groups, the Sinho Group, Inc. and the SPC ORFF Inc. Mr. Hong works in Taiwan and China. He will concentrate on takeovers or mergers with potential companies. Mr. Hong is planning possible investments in approximately 30 well-known brands, in order to support the Company in its development into an important holding group over the next ten to twenty years.

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Mr. Hong is a graduate of the Fu Jen Catholic University and holds a BS (Bachelor of science) and an EMBA (Executive Master of Business Administration) specializing in mass communications.

Chris (Chi Jui) Hong can be reached at 531 Airport North Office Park, Fort Wayne, Indiana 46825, USA.

Marc Corrao Non-executive Director

Mr Corrao has been partner in The Mariner Group since 2013. Since the merger of the companies The Mariner Group and The CFO Squad, he has been the manager of The CFO Squad. The CFO Squad is a financial and consulting firm which offers services of Chief Executive Officers.

Moreover, Mr. Corrao has been Chief Executive Officer of KannaLife Sciences, Inc. since 2012. In 2012 Mr. Carrao was Chief Executive Officer in the company Business Efficiency Experts which provides services in the business areas of accounting, taxation, auditing, venture capital and SEC registrations and drawing up reports.

Mr Corrao has a Diploma in Accountancy from the City University of New York – Brooklyn College. He has experience in financial management, company management, business development, marketing administration and personnel matters.

Marc Corrao can be reached at 531 Airport North Office Park, Fort Wayne, Indiana 46825, USA.

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2. Management Structure

At the date of this prospectus, the existing management structure of the Company is as follows

3. Officers

The Officers of the Company are appointed by the Board of Directors and may be dismissed from the same at any time. The Officers of the Company are the President, the Secretary and the Treasurer whereby no Officer may be Director of the Company at the same time. One person may occupy more than one job as an Officer.

The remuneration of the Officers will be determined by the Board of Directors.

The Board of Directors may choose the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, one or several Vice Presidents as well as Assistant Treasurers and Assistant Secretaries.

b. President

The President is responsible for the active management and the daily business of the Company.

At present Mr. Brian Kistler is acting as President of the Company at 531 Airport North Office Park, Fort Wayne, Indiana 46825, USA.

c. Chief Executive Officer

The Chief Executive Officer is responsible for the actual management. He manages the day to day business.

Chris (Chi Jui) Hong currently holds the office of Chief Executive Officer of the Company at 531 Airport North Office Park, Fort Wayne, Indiana 46825, USA.

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d. Treasurer / Chief Financial Officer

The Treasurer is responsible for the development of financial matters. He acts under the direction of the President. Subject to the instructions of the President, the Treasurer is entrusted with the custody and administration of all funds and securities of the Company. He keeps an exact account of the income and expenditure in the books of the Company and must deposit all funds and other valuable assets in the name of the Company in the established places of deposit of the Board of Directors. The Treasurer must pay out the funds of the Company according to the instructions of the President or of the Board of Directors and receive the corresponding receipt for these expenditures. He should make reports to the President of the Board of Directors at the ordinary meetings or upon request of the Board of Directors about all transactions in his capacity as Treasurer as well as about the financial situation of the Company.

Mr. Brian Kistler currently holds the office of Treasurer/Chief Financial Officer at 531 Airport North Office Park, Fort Wayne, Indiana 46825, USA.

e. Secretary

The Secretary acts under the direction of the President. Subject to the instructions of the President, the Secretary participates in every meeting of the Board of Directors and takes the minutes of the same. The Secretary may when required carry out tasks for the standing committees. The Secretary convenes the meeting of shareholders and the meetings of the Board of Directors or lets them be convened and carries out other duties which have been assigned to him by the President or by the Board of Directors.

Mr. Brian Kistler currently holds the office of Secretary of the the Company at 531 Airport North Office Park, Fort Wayne, Indiana 46825, USA.

4. Conflicts of Interest

Mr. Brian Kistler is the Director, President, Secretary, Treasurer and Chief Financial Officer of SHGT and the sole officer and Director of the shareholder Freedom Energy Holdings Inc. through which he indirectly holds 500,000 shares of SHGT. A conflict of interest may possibly arise from this. It cannot be ruled out that being a board member of SHGT may cause a conflict with his private interests as an indirect shareholder. So where for example the interest of a shareholder would lie in the payment of (as high as possible) a dividend, the interest of a Director, Treasurer and Chief Financial Officer would lie in retaining the capital within the Company and pay out less dividends, in order for example to finance future growth. Furthermore Mr. Brian Kistler is the sole Officer and Director of New Opportunity Business Solutions, Inc. According to the stock option agreement concluded on November 30, 2014 between the Company and New Opportunity Business Solutions, Inc., SHGT granted Mr. Brian Kistler the option to purchase 500,000 ordinary shares of SHGT at a price of USD 5.00 per share over New Opportunity Business Solutions, Inc. This option was granted to Mr. Kistler in return for his role in the negotiations and execution of the takeover contract regarding the participation of SHGT in the company Launch TV.

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Mr. Kistler is the Director, President, Secretary, Treasurer and Financial Manager of SHGT as well as the sole Officer and Director of New Opportunity Business Solutions, Inc. In these roles Mr. Kistler has the sole power of decision and enactment over New Opportunity Business Solutions, Inc’s granted stock option.

The possible resulting conflict of interest regarding Mr. Kistler was acknowledged by the Board of Directors. The majority of the members of the Board of Directors permitted the takeover and the stock option agreements at the meeting held on November 24, 2014. Mr. Brian Kistler who acknowledged the potential conflict of interests in this meeting, abstained from his consent to both the takeover and the stock option agreements.

Mr. Steve Andrew Chen, Chairman of the Board of Directors of SHGT, is at the same time President, Chief Executive Officer and Director of the majority shareholder Success Holding Group Corp. USA. Mr. Chris (Chi Jui) Hong who is the Director and Chief Executive Officer of SHGT is, meanwhile also the Secretary and Treasurer/Chief Financial Officer as well as Director of the majority shareholder Success Holding Group Corp. USA. In these roles Mr. Steve Andrew Chen and Mr. Chris (Chi Jui) Hong are both entitled to vote over and to dispose of the 23,593,750 shares of SHGT which are held by the majority shareholder Success Holding Group Corp. USA. As a result, conflicts of interest may arise between the obligations of Messrs. Hong and Chen versus the Company as its Board members and in turn their obligations towards the majority shareholder as Board members of that company and/or between the interests of the majority shareholder and the Company. At the date of this prospectus, the majority shareholder has a participation of 63.43 % of the registered capital of the Company. Messrs. Hong and Chen being jointly entitled to vote and to dispose of the shares of the Success Holding Group Corp. USA both jointly own the majority of voting rights and therefore can exercise a significant influence over the decisions taken at the shareholders’ meeting. The owners of the ordinary shares have no cumulative voting rights. Therefore the owners of the majority of the ordinary shares may, in a vote with respect to the election of directors, may determine all of the same. A simple majority is sufficient to decide on a liquidation, merger or amendment and thus bring about certain fundamental corporate changes.

Furthermore for example, the interest of Messrs. Hong and Chen as members of the Board of the Company lie in retaining the capital in the Company and thus paying out less or no dividends, whereas as majority shareholders with joint right to vote and dispose of the capital, Messrs. Hong and Chen may be interested in the payment of (as high as possible) a dividend.

Furthermore there are no other potential conflicts of interest between the obligations to the Company of the people listed under Points 1, 2 and 3 and their private interests or other obligations.

There are no existing agreements or understandings between the principal shareholders, clients, suppliers or other people as a result of people listed under points 1, 2 and 3 being members of the Board of Directors or the Management.

The shares held by shareholders considered affiliates of SHGT are subject to the sale restrictions under Rule 144 of the United States Securities Act of 1933. Affiliates are people such as Executive Officers, Directors, majority shareholders for example who can exercise control over the Company either by owning shares entitling to vote, either due to an agreement or due to any other reason.

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Rule 144 of the United States Securities Act regulates the public resale of two categories of securities, restricted securities and control securities.

Control securities or rather shares for the purpose of Rule 144 of the United States Securities Act are those which are held by an Affiliate.

Restricted shares for the purpose of Rule 144 of the United States Securities Act of 1933 are shares which have been acquired directly or indirectly by the issuer or a subsidiary of the issuer in connection with a private transfer or sale.

Up to the date of the prospectus, the Company has issued a total of 37,195,000 ordinary shares. 25,315,000 of the ordinary shares issued are the so-called “restricted securities” for the purpose of Rule 144 of the United States Securities Act of 1933.Up to the date of this prospectus, 23,593,750 of the restricted shares respectively 66.70% of all shares issued by the Success Holding Group Corp. USA and 500,000 of the restricted shares are held indirectly through Freedom Energy Holdings Inc. by Mr. Brian Kistler, the Director, President, Secretary, Treasurer and Chief Financial Officer of SHGT.

According to Rule 144 of the United States Security Act, restricted and/or control shares may only be sold under the following conditions:

1. Holding Periods

If the company who issued the shares, is a ”Reporting Company”, the reporting obligations to be met according to the Securities Exchange Act of 1934 must be the holding period of six months, otherwise one year. The holding period applies only to limited stocks.

2. Updated information about the Issuer which is accessible to the public.

Before the sale sufficient updated information about the Issuer must be made accessible. For “reporting companies“, this means that the periodical reporting requirements of the Securities Exchange Act of 1934 must have been complied with. With regard to the „non-reporting companies“ certain information about the company must have been made accessible, including information about the kind of business, the identity of the Chief Officers and Directors and their financial statements.

3. Trading Volume Formula

The number of shares to be sold by a person considered an affiliate may not exceed 1% of the shares issued of the same class of share or when the class of share is listed in a stock exchange not more than 1% of the average trade volume over the previous four weeks prior to filing the notification of sales at the SEC according to Form 144.

4. Habitual Transaction Business

The sale must be completed in all respects as routine trading business and the broker may not receive more than the usual commission.

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5. Submission of an Announcement to the SEC about an Intended Sale

If more than 5,000 shares or shares with a total value of more than USD 50,000.00 are to be sold in a period of three months, the SEC must be informed of the sale by means of Form 144.

Up to the date of this review, a Lock-up-Agreement with Freedom Energy Holdings Inc. (hereinafter to be referred to as "Freedom Energy“) was closed in connection with the takeover and share exchange agreement dated November 10, 2014 (hereinafter to be referred to as the "Takeover Agreement"). According to the terms and conditions of the Takeover Agreement, SHGT bought 550 ordinary shares of the company Launch TV Network Company Inc. (hereinafter to be referred to as "Launch TV") from Freedom Energy which represents a participation of 55% in Launch TV. According to the further terms and conditions of the takeover agreement and in return for this, SHGT has pledged to issue 500,000 of its restricted ordinary shares to Freedom Energy and Freedom Energy has pledged not to sell the said 500,000 SHGT-restricted shares for a period of 24 months.

5. Remunerations and Other Benefits

a. Remunerations

As President, Mr. Brian Kistler receives an annual remuneration of USD 36,000.00.

For the last completed financial year the people mentioned by SHTG or their subsidiary companies under Points 1, 2 and 3 were neither paid nor granted remunerations for services and benefits (including approximate remunerations based on results or deferred compensation).

On October 31, 2014 the Board of Directors approved the implementation of the agreement dated May 8, 2014 regarding the employment Mr. Brian Kistler, President of the Company and member of the Board of Directors. According to the contract with Mr. Brian Kistler the Company has pledged to pay Mr. Kistler an annual remuneration of USD 36,000.00.

According to the Stock Option Agreement dated November 30, 2014 SHGT granted Mr. Brian Kistler, President, Director, Secretary, Treasurer and Chief Financial Officer of SHGT the option over New Opportunity Business Solutions Inc. to buy 500,000 ordinary shares of SHGT at a price of USD 5.00 USD per share. This option was granted to Mr. Kistler in return for his role in the negotiation and execution of the Takeover Agreement concerning the participation of SHGT in Launch TV.

According to the agreement concluded between SHGT and Mr. Mark Corrao in February 2015, Mr. Corrao, as non-executive Director will receive an annual remuneration of USD 24,000.00 together with “restricted securities” of the Company. SHGT will give Mr. Corrao the 50,000 restricted shares in three parts (on February 10, 2016 and 2017 respectively 16,666 shares and on February 10, 2018 the remaining 16,667 shares).

b. Other Benefits

There are no commitments for pension or payment by installments to the people referred to under points 1, 2 and 3. Similar benefits on the part of the Company were not granted.

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6. Further Information regarding Board Members

a. Shareholding

500,000 restricted shares of the Company are held indirectly via Freedom Energy by Mr. Brian Kistler, Director, President, Secretary, Treasurer and Chief Financial Officer of SHGT. At present the other Board Members are not in possession of any shares of the Company.

b. Activities over the past 5 Years

The following table gives an overview of the careers of the present members of the Board of Directors over the last five years as members of an administrative, managerial or supervisory body or as shareholders outside of SHGT.

Name	Company	Period	Function
Brian Kistler	Freedom Energy Holdings Inc.	since 2005	Founder / President / Chief Executive Officer
	New Opportunity Business Solutions, Inc.	since 2008	Officer / Director
	Global Senior Enterprises, Inc.	since 2013	Chief Executive Officer

Steve Andrew Chen	Success Prime Corp.	since 2013	Chairman
	Success Holding Group Corp. USA	since 2012	Director / President / Chief Executive Officer

Chris (Chi Jui) Hong	Success Holding Group Corp. USA	since 2012	Director / Secretary /Treasurer/ Chief Financial Officer
Mark Corrao	The CFO Squad (The Mariner Group LLC)	since 2013	Managing Dirctor
	KannaLife Sciences, Inc.	since 2012	Chief Financial Officer
	Business Efficiency Experts, Inc.	since 2012	Chief Financial Officer
	StrikeForce Technologies, Inc.	2001 – 2013 2001 - 2010	Director Chief Financial Officer

c. Family Ties

There are no family ties between the members of the Board of Directors, the Chief Executive Officer, the President, the Secretary, the Treasurer/Chief Financial Officer or the founder of the Company, Mr. Sandu Mazilu.

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d. Convictions, Bankruptcies, Public Accusations, Sanctions

During the past five years no convictions have been made against Messrs. Steve Andrew Chen, Brian Kistler, Chris (Chi Jui) Hong and Mark Corrao in relation to fraudulent offenses.

During the past five years no public accusations and/or sanctions were imposed on Messrs. Steve Andrew Chen, Brian Kistler, Chris (Chi Jui) Hong and Mark Corrao by the competent legal or regulatory authorities (including specific professional bodies). During the past five years Messrs. Steve Chen, Brian Kistler, Chris (Chi Jui) Hong and Mark Corrao have not been taken to court for membership in an administrative, managerial or supervisory body of an issuer or for activity in the management or leadership of business of an issuer regarded as unsuitable.

During the past five years none of Messrs. Steve Chen, Brian Kistler, Chris (Chi Jui) Hong and Mark Corrao has been in the position as member of an administrative, managerial or supervisory body of the top management in the participation in a bankruptcy, the administration of a bankruptcy or liquidation.

e. Share Options in the Company

On November 30, 2014 the Company concluded a Stock Option Agreement with New Opportunity Business Solutions, Inc. According to this agreement SHGT granted the Director, President, Secretary, Treasurer and Chief Financial Officer of SHGT, Mr. Brian Kistler, the option on New Opportunity Business Solutions, Inc. to buy 500,000 ordinary shares of SHGT at a price of USD 5.00 USD per share. This option was granted to Mr. Kistler in return for his role in the negotiation and execution of the Takeover Agreement regarding the participation of SHGT in Launch TV.

The other Directors Mr. Steve Andrew Chen and Mr. Chris (Chi Jui) Hong do not own any options on shares of the Company.

f. Service Contracts which provide Benefits at their Termination

No service contracts have been drawn up between the directors, members of the management of the Company or with the executive management team. There are also no existing agreements providing for the payment of compensation or other benefits to the directors or other members of the management at the termination of their employment or position.

7. Meeting of Stockholders

The highest body is the meeting of shareholders.Every year at least one ordinary or annual shareholder’s meeting takes place. The board of directors determines the day and time of the shareholders’ meeting. At the annual shareholders’ meeting, the members of the board of directors are elected as well as decisions on matters of the company are made.

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The extraordinary shareholders’ meeting (”special meetings”) occurs annually, but due to special reasons.Extraordinary shareholders’ meetings may be convened by the president or the secretary based on resolutions of the board of directors or upon written motion of the shareholders who are in possession of the majority of voting stocks. The purpose of the planned extraordinary meeting must be stated in the motion.

Announcement of meetings is done by written notice, which is personally delivered, sent per fax, electronic mail or email or per regular postal service to each shareholder entitled to vote no less than ten days and not more than sixty days prior to the date of the meeting.

All meetings of the stockholders on matters of the company have a quorum, if at least one-third (33.3%) of the issued and voting shares are represented in person or by proxy, unless something to the contrary is determined by law or the Articles of Incorporation.

If the quorum is not met, the present or represented shareholders with voting rights have the right to adjourn the meeting without further notice to a time at which a quorum is present. At an adjourned meeting at which a quorum is present or represented, the matters can be processed, which would have been dealt with at the originally convened meeting.

Each registered, voting shareholder has one vote for each share of the stock capital, which is registered in his or her name in the list of shareholders.

If the shareholders’ meeting has a quorum, the members of the board of directors may be elected with the majority of present and represented shareholders as well as to decide on matters of the company, unless it is concerning a matter which must be decided with a different majority based on express provision of the statutes or the articles of incorporation.

In each meeting, every shareholder may be represented by a proxy and his or her entitlement to vote my be exercised based on one or several written proxy or proxies. Voting proxies may not be used to vote in the meeting, if they have not been previously filed with the secretary of the meeting.

Every matter that may be decided on in a meeting, may also be decided on without convening a meeting by way of written consent of the majority of shareholders entitled to vote. If a higher majority for the decision on the matter in question is prescribed in the bylaws or the articles of incorporation, this majority is also then necessary for written consent.

8. Corporate Governance

As a small growth company, SHGT is not obligated by law to comply with a Code of Corporate Governance.

SHGT adopted a Code of Conduct on 12/31/2014 which applies to all its executives and employees, including the Chief Executive Officer (CEO) and the Chief Financial Officer (CFO). The code of ethics has the objective to prevent wrongdoing and to promote honest and ethical conduct, including the promotion of ethical handling of actual or apparent conflicts of interest, as well as a full, fair, accurate, timely and comprehensible disclosure in reports and compliance with applicable law as well as a fast internal reporting of violations of the codex and responsibility for compliance with the codex.

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The German Corporate Governance Code is aimed at stock companies based in Germany. SGHT is a company based in the US. SHGT is not subject to the recommendations of the German Corporate Governance Codex, as it is a company that is governed by the law of the US state of Nevada and many of the provisions of the German Corporate Governance Code do not fit such companies. The Company is therefore not subject to the German Corporate Governance Code.

9. Audit Committee

SHGT shall establish an Audit Committee on 06/01/2015. The Audit Committee shall assist the Board of Directors, namely in fulfilling its duties toward SHGT and the shareholders with regard to monitoring of management and independent auditors regarding accounting, financial reporting practices, the quality and accuracy of the financial reports of SHGT, including compliance with legal and regulatory requirements, the qualification of the auditors, the implementation of the internal audit of SHGT and preparation of required reports pursuant to the SEC rules.

The Committee will exercise oversight function. Management of SHGT is responsible for the preparation, presentation and accuracy of financial statements of SHGT. Management and the internal auditors are responsible for the implementation of appropriate accounting and valuation principles as well as internal controls and procedures for compliance with accounting standards and applicable laws. Responsibility of the auditor of SHGT refers to planning and implementation of a proper audit of the financial statements of SHGT as well as review of the quarterly financial reports of SHGT prior to their submission to SEC.

The Board of Directors and the Committee shall be responsible for the selection, monitoring, assessment and, if necessary, replacement of auditors. The auditors are ultimately accountable to the Board of Directors and the Committee as representatives of shareholders.

10. Declaration on the Remuneration Committee

The Company has not established a Remuneration Committee.

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XVII. Taxation

The following section describes some important taxation principles that may be of importance for the acquisition, holding and transfer of shares. This is not a comprehensive or complete description of all aspects of taxation, which could be relevant for shareholders. Basis of the summary is the applicable tax law on the date of the prospectus. Furthermore, it should be noted that the legal situation - possibly also retroactively - may change, which may require a reassessment.

The following summary of tax rules cannot replace legal or tax advice of the investors. Investors who intend to acquire shares, are advised to seek advice from their tax advisors about the tax implications of acquiring, holding, sale, endowment or inheritance of shares.

1. Taxation in the Federal Republic of Germany

Shareholders are subject to taxation in particular associated with holding of shares (taxation of dividend income), sales of shares (taxation of capital gains) and the gratuitous transfer of shares (inheritance and gift tax).

a. Taxation of Dividend Income

Capital Gains Tax

The basis for calculating capital gains tax are the dividends adopted by the Board of Directors. The capital gains tax is generally withheld regardless of whether and to what extent the dividend is taxable at the level of the shareholder and whether it is a shareholder who is domestic based resident or based abroad.

For shareholders subject to corporate tax who are located in a member state of the European Union, exceptions apply if they fall under the Parent-Subsidiary Directive (EU Directive no. 90/435/EEC of the Council dated July, 23, 1990 in the currently valid version). On application, there is an exemption from withholding of capital gains tax with the presence of additional requirements or capital gains tax withheld is refunded. This also applies to dividends distributed to an established business of such a parent company or of a fully taxable parent company located in Germany and which is located in another Member State of the European Union, provided that the interest held in the distributing company belongs to business assets of such an established business.

For dividend payments to other shareholders located abroad, the capital gains tax rate will be reduced in accordance with the double taxation treaty, if Germany has entered into a double taxation treaty with the country of domicile of the shareholder and if the shareholder neither holds his shares in business assets or permanent establishments in Germany nor in business assets, for which a permanent agent in Germany has been appointed. Reduction of the capital gains tax is generally granted in such a way that the difference between withheld capital gains tax including solidarity tax and the capital gains tax (usually 15%) owed according to the appropriate double taxation treaty is refunded upon application to the German tax administration (Federal Central Office for Taxes, main office in Bonn-Beuel, An der Kueppe 1, D-53225 Bonn). Forms for the refund procedure are available at the Federal Central Office for Taxes (http://www.bzst.bund.de) as well as at German embassies and consulates.

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In the event of dividend payments to a foreign corporation with limited tax liability, two-fifths of the withheld and paid capital gains tax will generally be refunded to it. The right to further reimbursement or exemption due to the Parent-Subsidiary Directive or double taxation treaties shall remain unaffected.

Taxation of dividend income of shareholders based in Germany, who hold their shares in private assets.

Natural persons who are fully taxable in Germany (usually persons whose domicile, habitual abode, headquarters or location of management is located in Germany) and who hold their shares in private assets, the obtained dividends are subject to the the lump-sum withholding tax as of the assessment period 2009, that means the capital gains tax has, in principle, final effect and therefore the income tax debt of the shareholder is settled with the tax deduction and the dividends must no longer be declared in the annual tax return of the shareholder.

The lump-sum withholding rate is 25% plus 5.5% for the solidarity tax (a total of 26.375%) and, where applicable, church tax of the relevant gross revenues. Gross revenues are the gross dividends and, in the instance of capital gains, the difference between the proceeds of the sale and the acquisition cost of the shares. The lump-sum withholding tax should tax the earned income with finality, regardless of the personal tax rate of the taxpayer. Upon application of the shareholder, earned dividend income may be assessed instead of the lump-sum withholding taxation according to the general rules to determine standard income tax, if this results in a lower tax burden for him. Even in this instance, gross income minus the savings allowance in the amount of EUR 801 (EUR 1,602 with spouses assessed jointly) is applicable for taxation. Deduction for actual business expenses is excluded. An initially withheld capital gains tax is applied in this instance by way of assessment of the income tax imposed or refunded in the event of overpayment.

Taxation of dividend income for shareholders based in Germany, who hold their shares in business assets

If a shareholder holds shares in business assets, taxation is subject to whether the shareholder is a corporation, a sole proprietor or a partnership (joint ownership of a business enterprise).

For shares that are attributed to business assets of the shareholder, the capital gains tax withheld generally has no definitive effect on the dividends according to the principles presented above. Rather, the option exists in these cases that the capital gains tax withheld including solidarity tax are applied to income and corporation tax and the solidarity tax of the shareholder or, in the event of overpayment, refunded.

Corporations

If the shareholder is a domestic corporation, dividends are generally exempt from the corporation tax at a rate of 95%. 5% of the dividends generally are considered non-deductible business expenses and therefore subject to corporation tax (plus solidarity tax) and trade tax. In addition, operating expenses incurred, which are associated with the dividends, may be withheld without limitation.

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Dividends are subject to trade taxes after deducting operating expenses associated with them in the full amount, unless the corporation had an interest of at least 15% in the share capital of the company. In the latter case, the above described exemption of 95% of the dividends for purposes according to the trade taxes, whereby business expenses (e.g. financing costs) up to the exempted dividend income directly associated with the dividends are not deductible.

Sole Proprietor (natural persons)

If the shares are held in the business assets of a sole proprietor (natural persons), dividends at a rate of 40% are tax exempt (so-called partial income procedure). Expenses, which are in economically associated with the dividends or sales revenues, are tax deductible at 60%. The so-called partial income procedure also applies, if natural persons indirectly hold shares in the company through a partnerships (with the exception of private persons who have an interest holding in asset managing partnerships). If the shares belong to a business unit of a business of the shareholder, the dividend income (after deduction of the associated business expenses) in addition to income tax is subject to trade taxes, unless the shareholder had an interest holding of at least 15% of the company’s share capital at the beginning of the relevant imposition period. The trade tax is however generally applied by way of lump-sum adjustment procedure to the personal income tax of the shareholder.

Partnerships

If the shareholder is a partnership, income and corporation tax as well as solidarity tax are not imposed at the level of the partnership, but only at the level of the respective shareholders. Taxation of each shareholder depends on whether the shareholder is a corporation or a natural person. If the shareholder is a corporation, the dividend is generally tax free at a rate of 95% (see above under “Corporations”). If the shareholder is a natural person and therefore subject to income tax, 60% of the dividend revenues are subject to income tax; the expenses, which are associated with the dividends, are only 60% deductible (see above under “Sole Proprietor [natural persons]”).

In addition, dividends are subject to trade tax when attributing the shares to a domestic business unit of a business of the partnership with this, namely generally in the full amount. If the shareholder of the partnership is a natural person, incurred income tax, which is paid by the partnership, is generally applied to his share of incurred trade tax according to the lump-sum method. If the partnership had an interest holding of at least 15% of the company’s share capital at the beginning of the relevant imposition period, dividends are not subject to trade tax.

Finance and Insurance Sector

Special rules for credit institutions, financial services institutions, financial companies, life and health insurance companies and pension funds are described below.

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Taxation of Dividend Income for Shareholders Based Abroad

For shareholders based abroad (natural persons or corporations), who hold there shares in business assets of a German business unit or permanent establishment in Germany or in business assets, for which a permanent agent was appointed, the same conditions apply concerning taxation as for shareholders based in Germany. Capital gains tax withheld and paid is also credited to income and corporation tax debt. If withheld capital gains tax exceeds personal income or corporation tax debt, it will be refunded. The same applies concerning solidarity tax. The above addressed information regarding shareholders based in Germany generally applies to these shareholders.

In all other cases, a possible German tax liability is settled by withholding of the capital gains tax for a foreign-based shareholder. A reduction of the capital gains tax only occurs in the above described cases under “Taxation of Dividend Income - Capital Gains Tax” by way of refund or exemption.

The company is liable for withholding and paying withholding tax, unless it proves that it neither intentionally nor gross negligently violated the obligations imposed on it. According to the relevant double taxation treaty or in the event of dividend payment to corporations, which are based in another member state of the European Union, capital tax withholding and payment may be waived upon application and in compliance with other requirements.

Taxation of Capital Gains

Taxation of capital gains for shareholders based in Germany who hold their shares in private assets.

Gains from the sale of shares/options, which shareholders based in Germany hold in private assets and which were acquired after December 31, 2008, are generally always subject to taxation regardless of a holding period. The tax rate (generally) is a uniform 25% plus 5.5% solidarity tax (as well as church tax, where applicable). Corresponding loses should only be compensated with gains from the sale of shares/options in the ongoing or a later year.

If the shares, which were acquired after December 31, 2008, are held for safekeeping or managed by a domestic securities trading company or a domestic securities trading bank, in the event of a sale, a generally compensating capital gains tax in the amount of 25% (plus 5.5% solidarity tax as well as church tax, where applicable) is withheld by the corresponding institution or company. If the shares were held for safekeeping or managed at the corresponding institution or company, the deduction of tax is assessed according to the difference between the sales amount after deduction of expenses, which are directly associated in an objective manner with the sales transaction and payment for the acquisition of the shares. If the custodial depository changed as of acquisition of the shares and if acquisition costs are not established or such proof is not admissible, capital gains tax is to be imposed in the amount of 25% (plus solidarity tax as well as church tax, if applicable) at a rate of 30% of the revenues from the sale of the shares. In the event of the sale of options, acquisition costs of the options are stated in EUR 0.00. Calculation of the capital gains tax is based on capital gains from the sale. According to the letter of the Federal Ministry of Finance (”BMF”) dated December 22, 2009, the exercise of the option does not represent a sale of the option. Upon application of the shareholder/holder of the option, his gains from the sale of his shares/options may be assessed according to the general rules on assessment of the standard income tax, if this results in a lower tax burden for him. Even in this instance, gross income minus the savings lump-sum amount of EUR 801 (EUR 1,602 for spouses assessed jointly) for the relevant taxation and a deduction of actual business expenses is excluded. An initially withheld capital gains tax is applied in this instance by way of assessment of the income tax imposed or refunded in the event of overpayment.

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In regard to the sale of options, the German Finance Administration (BMF - letter dated December 22, 2009) is of the opinion that options are deemed as acquired at the time of acquisition of the existing shares. In this case, the rules of taxation of private sales transactions in the version prior to the Business Taxation Reform Act 2008 continue to be applicable, if the shares were acquired before January 1, 2009. Gains from the sale of options are only subject to taxation, if the existing shares were acquired within a year before sale of the options or the existing shareholder had an interest holding in the capital the company of at least 1% at any time during the five years preceding the sale. Losses from the sale of options are not deductible, if options are sold after expiry of one year after acquisition of the existing shares and the existing shareholder held at least 1% interest in the capital of the company at any time during five years preceding the sale. In the opinion of the German Finance Administration, exercise of the option is not to be considered as a sale. With exercise of the option, the new share is acquired.

In deviation from this, capital gains of a shareholder are subject to the so-called partial income method and not the definitive withholding tax, which means sales returns are subject to income tax at 60% with the individual tax rate, if the shareholder or, in the event of gratuitous acquisition, a predecessor in interest directly or indirectly held interest of at least 1% of the capital share of the company any time during five years preceding the sale. Expenses, which are economically associated with the capital gains, are tax deductible at 60%.

Also, gains from the sale of shares, which are held in business assets of a natural person or a corporation, are subject to capital gains tax at 25% (plus 5.5% solidarity tax and church tax, if applicable), if the shares are held for safekeeping or managed by a domestic disbursing office or their sale was implemented by a domestic disbursing office. The capital gains tax deduction has no definitive effect. Even in this instance, the possibility exists that the withheld capital gains tax on income or corporation tax of the shareholder is applied or, in the event of a surplus, is refunded.

Taxation of capital gains for shareholders based in Germany, who hold their shares in business assets.

For shares/options, which are held in business assets, taxation of capital gains depends on whether the shareholder is a corporation, sole proprietor or partnership.

Corporations

For domestic-based corporations, profits for the sale of shares are generally exempt at a rate of 95% from corporation tax (including solidarity tax) regardless of amount of holdings and the holding period. 5% of the profit is however generally considered as non-deductible business expenses and is therefore subject to corporation tax (plus solidarity tax). Profit is subject to trade tax in the full amount (§ 8 no. 5 of the German Trade Tax Act). Capital losses and other reductions of revenues may not be deducted as business expenses. Profit from the sale of options is subject to corporation and trade tax in the full amount. Losses from the sale of options and other income reductions reduce the taxable profit.

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Sole Proprietor

If the shares/options, which were acquired after December 31, 2008, belong to business assets of a sole proprietor who is fully subject to taxation in Germany (natural person), they are hereupon subject to progressive income tax plus solidarity tax at a rate of 60% of the capital gains. Sales losses and expenses associated with such sales are correspondingly only tax deductible at a rate of 60%. If the shares/options are attributed to the business units of a business operation of a shareholder, 60% of the capital gains are additionally subject to trade tax. Trade tax is however applied to personal income tax of the shareholder using the lump-sum method.

Partnerships

If a partnership is a shareholder, income or corporation tax is not imposed at the level of the partnership, but at the level of the respective shareholder. Taxation is thereby based on whether the respective shareholder is a corporation or a natural person. If the shareholder is a corporation, taxation of capital gains is according to the principles listed above for corporations. If the shareholder is a natural person, the principles depicted above under sole proprietor are applicable. In addition, profits from the sale of shares/options, which are attributed to a domestic business unit of a business of a partnership, are subject to trade tax at the level of the partnership. Profits are usually fully subject to trade tax (§ 8 no. 5 of the German Trade Tax Act) at the level of the partnership. Sales losses and other reductions in profit, which are associated with the shares/options sold, are not - or only to a limited extent - deductible according to the above depicted principles for corporations and sole proprietors or, in the case of options, fully deductible, if the shareholder is a corporation. If the shareholder is a natural person, trade tax paid by the partnership for the share allocated to him is generally applied to his personal income tax according to the lump-sum method.

Special rules for credit institutions, financial services institutions, financial companies, life and health insurance companies and pension funds are described below.

b. Taxation of Capital Gains for Shareholders Based Abroad

If the shareholder is a person who is not based in Germany, capital gains are only subject to income tax in the instance of a relevant interest holding within the meaning of § 17 para. 1 of the German Income Tax Code or then, if the shares belong to business assets of a business unit in Germany. In the first stated instance, most of the double taxation treaties concluded exclude taxation in Germany.

Special rules for credit institutions, financial services institutions, financial institutions, life insurance and health insurance companies and pension funds.

If credit institutions and financial companies hold shares, which are attributed to the trading book pursuant to § 1a of the German Banking Act, the 60% exemption from income tax (so-called partial income method) or the 95% exemption from the corporation tax plus solidarity tax and from the trade tax, if applicable, is/are neither applicable to dividends nor to capital gains. Dividend income and capital gains are therefore fully subject to taxation. The same applies for shares acquired by financial companies within the meaning of the German Banking Act with the aim of achieving short-term equity trading success. For shares that are held by banks, financial services institutions and financial companies with headquarters in another member state of the European Community or in another contracting state to the EEA treaty in a German business establishment, the preceding sentence shall apply mutatis mutandis. Also, the above depicted tax exemption of corporations concerning dividend income and gains from the sale of shares is not applicable to shares, which are attributable to capital investments in the case of life and health insurance companies or are held by pension funds. For shareholders subject to corporate taxation, who are based in another EU member state, certain exceptions apply, if the EU Parent-Subsidiary-Directive (EU Directive 90/435/EEC dated July 23, 1990 in its currently applicable version) is applicable to these shareholders.

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c. Inheritance and Gift Tax

The transfer of shares to another person as a result of death or an endowment is generally only then subject to German decedent estate or gift tax, if the decedent, donor, heir, donee or other acquiring party has had his domicile or his habitual abode in Germany at the time of transfer of all assets and liabilities or has resided abroad continuously for not more than five years as a German citizen, without having domicile in Germany (special provisions apply for certain German nationals who neither have domicile nor habitual abode in Germany), or the shares of the decedent or donor belong to business assets, for which a business location is maintained in Germany or a permanent agent was appointed, or the decedent - at the time of succession - or the donor - at the time of the gift - directly or indirectly held interest in the share capital of the company of at least 10%, either solely or jointly with others who are close to him.

d. Other Taxes

The sale of the holding is not subject to other taxes, but may trigger other taxations, where applicable. In order to be able to make concrete statements, tax advice on a case-by-case basis is required.

2. Taxation in the US

a. Taxation of Capital Gains

In the United States of America, capital gains tax, which was imposed on capital gains, is not withheld by brokers, banks and companies. The responsibility of declaring and paying any investment income on the tax return is in the sphere of responsibility of the respective investor. The company therefore does not assume responsibility for withholding of capital gains tax at the source.

b. Dividend Taxation

Dividend payments to foreign nationals (including non-resident foreign nationals and foreign companies) are subject to a withholding tax (at the source) of 30%, if a reduced tax rate or exemption is not provided for in the double taxation treaty.

The company, that pays dividends to foreign nationals, is obligated to withhold the withholding tax (source tax), to report dividend payments in accordance with Form 1042-S and submit Form 1042 by March 15, of the subsequent year. SHGT therefore assumes responsibility for withholding of taxes, which are levied on dividend payment, at the source.

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XVII. Glossary

BaFin	Federal Agency for Financial Services Oversight, Graurheindorfer Str. 108 53117 Bonn

CEC	Celebrity Enterprise Co., Ltd., 100% subsidiary of SHGT, founded according to the law of Seychelles

CNC Machines	CNC-Machines (Computerized Numerical Control) are machine tools, which are able to automatically manufacture parts with a high level of precision even for complex forms.

Cutler	Cutler & Co. LLC, 12191 W. 64th Avenue, Suite 205B, Arvada, Colorado, USA; Auditor of the Company until 06/30/2014

Financial Industry Regulatory Authority (FINRA)	is mainly responsible for oversight of people who are involved in the securities industry as the approval authority in the United States

Freedom Energy	Freedom Energy Holdings Inc., 531 Airport North Office Park. Fort Wayne, IN 46825

Company	Success Holding Group International Inc., 531 Airport North Office Park, Fort Wayne, Indiana 46825, USA

Launch TV	Launch TV Network Company, Inc.

NASDAQ	is the largest electronic stock exchange in the United States, measured in the number of listed companies. The name is an acronym for National Association of Securities Dealers Automated Quotations.

Nevada Revised Statutes	are the current codified laws of the US state of Nevada

NTD	the new Taiwan dollar or Taiwan dollar is the currency of the Republic of China in Taiwan.

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Open Market

the designation of the Deutsche Börse AG for over-the-counter transactions at the Frankfurter Wertpapierbörse (Frankfurt Stock Exchange). The open market is not an organized market due to its civil law nature and is also not a (EU) regulated market, but a stock exchange-regulated unofficial market

Public Company Accounting Oversight Board (PCAOB)	independent oversight authority for certified accounting companies, that audit financial statements of companies, which must be submitted to the Securities and Exchange Commission (SEC).

Sarbanes-Oxley Act of 2002	US federal law, that should improve the reliability of reporting of companies, that take advantage of the public capital market of the United States

Quotation Board

The Quotation Board is a segment of the open market (over-the-counter unofficial market of the Frankfurt Stock Exchange). All companies are included in the Quotation Board, whose shares are already approved or included at another international or national, recognized stock exchange trading place and that apply for inclusion in the open market.

Renminbi	The renminbi is the currency of the People’s Republic of China and is issued by the Chinese Volksbank.

SEC	United States Securities and Exchange Commission, which is responsible for monitoring trade in securities in the United States of America

SEG	Success Entertainment Group Inc., 100% subsidiary company of SHGT, founded according to the law of the Cayman Islands

SHGT	Success Holding Group International Inc., 531 Airport North Office Park, Fort Wayne, Indiana 46825, USA

Success Holding	Success Holding Group Corp. USA

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TWD	The new Taiwan dollar; the currency of the People’s Republic of China in Taiwan

United States Securities and Exchange Commission (SEC)	US stock exchange oversight authority, which is responsible for oversight of trade in securities in the United States of America

USA	The United States of America

US$ (US dollar)	the official unit of currency of the United States of America

(US dollar)	the official unit of currency of the United States of America

USD	the official unit of currency of the United States of America

United States Generally Accepted Accounting Principles US-GAAP

The US-GAAP (United States Generally Accepted Accounting Principles) are the principles of proper accounting in the United States of America. They constitute the basis for preparation of annual financial statements.

Yeh	Yichen Yeh, CPA, 21738 51st Avenue, Oakland Gardens, New York 11365, USA – the auditor of the company who was appointed on 06/30/2014

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XVIII. Audit Certificates

1. Audit certificate regarding the annual financial statement for the short financial year from 07/05/2012 to 02/28/2013

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado 80014

Telephone (303) 306-1967

Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Macco International Corp.

Zemes, Romania

I have audited the accompanying balance sheet of Macco International Corp. (a development stage company) as of February 28, 2013, and the related statements of operations, stockholders' equity and cash flows for the period from July 5, 2012 (inception) through February 28, 2013. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Macco International Corp. as of February 28, 2013, and the results of its operations and its cash flows for the period from July 5, 2012 (inception) through February 28, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has suffered a loss from operations and has limited working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado	Ronald R. Chadwick,P.C.
April 25, 2013	RONALD R. CHADWICK,P.C.

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2. Audit certificate regarding the annual financial statement for the fiscal year from 03/01/2013 to 02/28/2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Macco International Corp

681 Zemesst, Com. Zemes

Jud Bacau, 607690Romania

We have audited the accompanying balance sheet of Macco International Corp (a development stage company) as of February 28, 2014 and the related statement of operations, changes in stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements as of February 28, 2013 and for the period from July 5, 2012 (Inception) to February, 2013 were audited by another auditor who expressed an unqualified opinion on April 25, 2013. Our opinion, in so far as it relates to the period from July 5, 2012 (Inception) through February 28, 2013 is based solely on the report of the other auditor.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Macco International Corp. as of February 28, 2014, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

 The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has suffered losses from operations since Inception (July 5, 2012) and currently does not have sufficient available funding to fully implement its business plan. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Arvada, Colorado
June 11, 2014	Cutler & Co., LLC

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3. Audit certificate regarding the annual financial statement for the fiscal year from 3/1/2014 to 12/31/2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Success Holding Group International Inc.

We have audited the accompanying balance sheet of Success Holding Group International Inc. as of December 31, 2014, and the related statements of operations, comprehensive income (loss), stockholders’ equity (deficit), and cash flows for the ten months ended December 31, 2014. Success Holding Group International Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Success Holding Group International Inc. as of December 31, 2014, and the results of operations and cash flows for the ten months ended December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

Yichien Yeh, CPA

Oakland Gardens, New York

March 2, 2015

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